Table of Contents

As filed with the Securities and Exchange Commission on January 21, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PHIO PHARMACEUTICALS CORP.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2834 (Primary Standard Industrial Classification Code Number)	45-3215903 (I.R.S. Employer Identification Number)

11 Apex Drive, Suite 300A, PMB 2006

Marlborough, Massachusetts 01752

(508) 767-3861

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert J. Bitterman

President & CEO

Phio Pharmaceuticals Corp.

11 Apex Drive, Suite 300A, PMB 2006

Marlborough, Massachusetts 01752

(508) 767-3861

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven J. Abrams, Esq.

Hogan Lovells US LLP

1735 Market Street, Suite 2300

Philadelphia, Pennsylvania 19103

(267) 675-4600

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated January 21, 2025

Preliminary Prospectus

Up to 5,930,016 Shares of Common Stock

Pursuant to this prospectus, the selling stockholders identified herein (the “Selling Stockholders”) are offering on a resale basis an aggregate of up to 5,930,016 shares of common stock of Phio Pharmaceuticals Corp. (the “Company,” “we,” “us” or “our”), par value $0.0001 per share (the “Common Stock) consisting of (a) up to 437,192 shares of Common Stock that are issuable upon exercise of warrants with a five year term (the “Series E Warrants”) purchased pursuant to a securities purchase agreement by and among the Company and certain of the Selling Stockholders, dated December 19, 2024, (b) up to 240,000 shares of Common Stock that are issuable upon exercise of warrants with a five year term (the “Series F Warrants”) purchased pursuant to a securities purchase agreement by and among the Company and certain of the Selling Stockholders, dated December 23, 2024, (c) up to 2,127,340 shares of Common Stock that are issuable upon exercise of warrants with a twenty-four month term (the “Series G Warrants”) purchased pursuant to a securities purchase agreement by and among the Company and certain of the Selling Stockholders, dated January 13, 2025, (d) up to 1,666,670 shares of Common Stock that are issuable upon exercise of warrants with a twenty-four month term (the “Series H Warrants”) purchased pursuant to a securities purchase agreement by and among the Company and certain of the Selling Stockholders, dated January 14, 2025, (e) up to 1,220,000 shares of Common Stock that are issuable upon exercise of warrants with a twenty-four month term (the “Series I Warrants”) purchased pursuant to a securities purchase agreement by and among the Company and certain of the Selling Stockholders, dated January 16, 2025 and (f) up to 238,814 shares of Common Stock that are issuable upon the exercise of certain warrants (together with the Series E Warrants, the Series F Warrants, the Series G Warrants, the Series H Warrants and the Series I Warrants, the “Warrants”) issued to our placement agent pursuant to an engagement letter in connection with the offerings described herein.

We will not receive any of the proceeds from the sale by the Selling Stockholders of the Common Stock covered by this prospectus. Upon any exercise of the Warrants by payment of cash, however, we will receive the exercise price of the Warrants, which, if exercised in cash with respect to the 5,930,016 shares of Common Stock offered hereby, would result in gross proceeds to us of approximately $17.5 million. However, we cannot predict when and in what amounts or if the Warrants will be exercised by payments of cash and it is possible that the Warrants may expire and never be exercised, in which case we would not receive any cash proceeds.

The Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” on page 50. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the Securities and Exchange Commission (the “SEC”).

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PHIO.” On January 17, 2025, the last reported sale price of our Common Stock on The Nasdaq Capital Market was $2.77 per share.

Investing in our securities involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties described in the section entitled “Risk Factors” beginning on page 10 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus under the caption “Selling Stockholders,” from time to time, of up to an aggregate of 5,930,016 shares of Common Stock. We are not selling any shares of Common Stock under this prospectus, and we will not receive any proceeds from the sale of shares of Common Stock offered hereby by the Selling Stockholders, although we may receive cash from the exercise of the Warrants.

You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with any other information and we take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. The information contained in this prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not, and the Selling Stockholders are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus in its entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section entitled “Where You Can Find More Information” below, including the registration statement and the other reports we file with the SEC.

In this prospectus, unless otherwise noted, (1) the term “Phio” refers to Phio Pharmaceuticals Corp. and our subsidiary, MirImmune, LLC and (2) the terms “Company,” “we,” “us” and “our” refer to the ongoing business operations of Phio and MirImmune, LLC, whether conducted through Phio or MirImmune, LLC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “intends,” “believes,” “anticipates,” “indicates,” “plans,” “expects,” “suggests,” “may,” “would,” “should,” “potential,” “designed to,” “will,” “ongoing,” “estimate,” “forecast,” “target,” “predict,” “could,” and similar references, although not all forward-looking statements contain these words. Forward-looking statements are neither historical facts nor assurances of future performance. These statements are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Risks that could cause actual results to vary from expected results expressed in our forward-looking statements include, but are not limited to:

•	we are dependent on the success of our INTASYL™ technology, and our product candidates based on this technology, which is unproven and may never lead to approved and marketable products;
•	our product candidates are in an early stage of development and we may fail, experience significant delays, never advance in clinical development or not be successful in our efforts to identify or discover additional product candidates, which may materially and adversely impact our business;
•	if we experience delays or difficulties in identifying and enrolling subjects in clinical trials, it may lead to delays in generating clinical data and the receipt of necessary regulatory approvals;
•	topline data may not accurately reflect or may materially differ from the complete results of a clinical trial;
•	we rely upon third parties for the manufacture of the clinical supply for our product candidates;
•	our business and operations would suffer in the event of computer system failures, cyberattacks or a deficiency in our cybersecurity;
•	we are dependent on the patents we own and the technologies we license, and if we fail to maintain our patents or lose the right to license such technologies, our ability to develop new products would be harmed;
•	we will require substantial additional funds to complete our research and development activities;
•	future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business;
•	we may not be able to maintain compliance with the continued listing requirements of The Nasdaq Capital Market; and
•	the price of our common stock has been and may continue to be volatile.

The risks set forth above are not exhaustive and additional factors, including those identified in this prospectus under the heading “Risk Factors,” for reasons described elsewhere in this prospectus and in other filings Phio Pharmaceuticals Corp. periodically makes with the Securities and Exchange Commission, including the other risks identified in Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended December 31, 2023 and our subsequent Quarterly Reports on Form 10-Q, could adversely affect our business and financial performance. Therefore, you should not rely unduly on any of these forward-looking statements. Forward-looking statements contained in this prospectus speak as of the date hereof and Phio Pharmaceuticals Corp. does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this report, except as required by law.

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Prospectus Summary

The following summary highlights certain information contained elsewhere in this prospectus. This summary provides an overview of selected information and does not contain all of the information you should consider in making your investment decision. Therefore, you should read the entire prospectus carefully before investing in our securities. Investors should carefully consider the information set forth under “Risk Factors” beginning on page 10 of this prospectus and the financial statements and other information in this prospectus.

Overview

Phio (“Phio”, “we”, “our”, or the “Company”) is a clinical stage biotechnology company whose proprietary INTASYL® small interfering RNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. We are developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems. We are committed to discovering and developing innovative cancer treatments for patients by creating new pathways toward a cancer-free future.

INTASYL Technology

Overall, RNA is involved in the synthesis, regulation and expression of proteins. RNA takes the instructions from DNA and turns those instructions into proteins within the body’s cells. RNA interference, or RNAi, is a biological process that inhibits the expression of genes or the production of proteins. Diseases are often related to the incorrect protein being made, excessive amounts of a specific protein being made, or the correct protein being made, but at the wrong location or time. RNAi offers a novel approach to drug development because RNAi compounds can be designed to silence any one of the thousands of human genes, many of which are considered “undruggable” by traditional therapeutics.

Our development efforts are based on our proprietary INTASYL small interfering RNA technology. It is a patented technology from which specific patented compounds are developed. INTASYL compounds are comprised of a unique sequence of chemically modified nucleotides (modified small interfering RNA, or siRNAs) that target a broad range of cell types and tissues. The compounds are designed to effectively silence genes that tumors use to evade the immune system.

Since the initial discovery of RNAi, drug delivery has been the primary challenge in developing RNAi-based therapeutics. Other siRNA technologies require cell targeting chemical conjugates which limit delivery to specific cell types. INTASYL is based on proprietary chemistry that is designed to maximize the activity and adaptability of the compound and is unique in that it can be delivered to any cell type or tissue without the need to modify the chemistry. This is designed to eliminate the need for formulations or delivery systems (for example, nanoparticles or electroporation). This provides efficient, spontaneous, cellular uptake with potent, long-lasting intracellular activity.

We believe that our INTASYL technology provides the following benefits including, but not limited to:

•	Ability to target a broad range of cell types and tissues;
•	Ability to target both intracellular and extracellular protein targets;
•	Efficient uptake by target cells, avoiding the need for assisted delivery;
•	Sustained, or long-term, effect in vivo;
•	Ability to target multiple genes in one drug product;
•	Favorable clinical safety profile with local administration; and
•	Readily manufactured under current good manufacturing practices.

PH-762

PH-762 is an INTASYL compound designed to reduce the expression of cell death protein 1 (“PD-1”). PD-1 is a protein that inhibits T cells’ ability to kill cancer cells and is a clinically validated target in immunotherapy. Decreasing the expression of PD-1 can thereby increase the capacity of T cells, which protect the body from cancer cells and infections, to kill cancer cells.

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Our preclinical studies have demonstrated that direct-to-tumor application of PH-762 resulted in potent anti-tumoral effects and have shown that direct-to-tumor treatment with PH-762 inhibits tumor growth in a dose dependent fashion in PD-1 responsive and refractory models. Importantly, direct-to-tumor administration of PH-762 resulted in activity against distant untreated tumors, indicative of a systemic anti-tumor response. We believe these data further support the potential for PH-762 to provide a strong local immune response without the dose immune-related adverse effects seen with systemic antibody therapy.

PH-762 is currently being evaluated in a U.S. multi-center Phase 1b dose-escalating clinical trial through the intratumoral injection of PH-762 for the treatment of patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. The trial (NCT 06014086) is designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762 and is expected to enroll up to 30 patients. In November 2023, we announced the dosing of the first patient under a previously cleared Investigational New Drug (“IND”) application by the U.S. Food and Drug Administration, and the trial is currently open for the continued enrollment of patients. In May and December 2024, respectively, a Safety Monitoring Committee (SMC) reviewed data from the first and second dose cohorts treated with PH-762 and in both instances recommended the escalation to the next dose concentration. A total of seven (7) patients with cutaneous carcinomas have been enrolled in dose cohorts 1 and 2. The second cohort enrolled a total of 4 patients who were diagnosed with cutaneous squamous cell carcinoma. At Day 36 (tumor excision), while patients in the first cohort had stable disease, a complete response (100% tumor clearance) was reported for 2 patients with cutaneous squamous cell carcinoma. Partial response (90% tumor clearance) was reported for 1 patient with cutaneous squamous cell carcinoma and 1 patient had stable disease, having not progressed.

Intratumoral injection of PH-762 has been well tolerated in all patients enrolled in the trial to date. There were no dose-limiting toxicities or clinically relevant treatment-emergent adverse effects in the patients receiving intratumoral PH-762. The trial is open for the continued enrollment of patients and expects to complete enrollment of patients in the third quarter of 2025.

Due to INTASYL’s ease of administration, we have shown that our compounds can easily be incorporated into current adoptive cell therapy (ACT) manufacturing processes. In ACT, immune cells such as T cells, Natural killer cells or dendritic cells are taken from a patient or donor's blood or tumor tissue, grown in large numbers ex vivo, and then given back to the patient to help the immune system fight cancer. By treating T cells with our INTASYL compounds while they are being grown outside the body, we believe our INTASYL compounds can improve these immune cells to make them more effective in killing cancer. Preclinical data generated in collaboration with AgonOx, Inc. (“AgonOx”), a private company developing a pipeline of novel immunotherapy drugs targeting key regulators of the immune response to cancer, demonstrated that treating AgonOx’s “double positive” tumor infiltrating lymphocytes (“DP TIL”) with PH-762 increased their tumor killing activity by two-fold.

In February 2021, we entered into a clinical co-development collaboration agreement (the “Clinical Co-Development Agreement”) with AgonOx to develop a T cell-based therapy using PH-762 and AgonOx’s DP TIL. Under the Clinical Co-Development Agreement, we had agreed to reimburse AgonOx up to $4 million in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors. We were also eligible to receive certain future development milestones and low single-digit sales-based royalty payments from AgonOx’s licensing of its DP TIL technology.

In May 2024, we terminated the Clinical Co-Development Agreement with AgonOx, which such termination was effective immediately. Effective as of the date of termination, the Clinical Co-Development Agreement and our continuing obligations and those of AgonOx thereunder were terminated in their entirety. We are no longer required to provide financial support for the development of costs incurred under the Clinical Co-Development Agreement, and we are no longer entitled to future development milestones or royalty payments from AgonOx’s licensing of its DP TIL technology. We will pay to AgonOx all monetary obligations that accrued prior to the termination of the Clinical Co-Development Agreement. Remaining payments to be made to AgonOx as of Sept 30, 2024 total $35,000, which primarily relate to accrued obligations for patient fees and other miscellaneous costs as of the date of termination. Pursuant to the terms of the Clinical Co-Development Agreement, each of the Company and AgonOx, shall be responsible for its own costs and expenses incurred in connection with the wind-down of the Phase 1 clinical trial.

Prior to the termination of the Clinical Co-Development Agreement with AgonOx, PH-762 treated DP TIL were being evaluated in a Phase 1 clinical trial in the United States with up to 18 patients with advanced melanoma and other advanced solid tumors by AgonOx. The primary trial objectives were to evaluate the safety and to study the potential for enhanced therapeutic benefit from the administration of PH-762 treated DP TIL. AgonOx had enrolled three patients. The first two patients were treated with DP TIL only and the third patient was treated with a combination of DP TIL and PH-762.

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The Offerings

December 19, 2024 Concurrent Registered Direct Offering and Private Placement

On December 19, 2024, we entered into a securities purchase agreement (the “December 19, 2024 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “December 19, 2024 Registered Direct Offering”) and concurrent private placement (the “December 19, 2024 Private Placement” and, together with the December 19, 2024 Registered Direct Offering, the “December 19, 2024 Offerings”). The December 19, 2024 Offerings closed on December 20, 2024.

We offered and sold in the December 19, 2024 Registered Direct Offering 437,192 shares of Common Stock at a purchase price of $2.635 per share. In the December 19, 2024 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 437,192 shares of common stock (the “Series E Warrants”). Under the terms of the December 19, 2024 Securities Purchase Agreement, for each share of common stock issued in the December 19, 2024 Registered Direct Offering, an accompanying Series E Warrant was issued to the purchaser thereof. Each Series E Warrant is exercisable for one share of common stock (a “December 19, 2024 Warrant Share”) at an exercise price of $2.51 per share and will expire on December 20, 2029. The Series E Warrants were offered and sold at a purchase price of $0.125 per Series E Warrant, which purchase price is included in the offering price per share of common stock issued in the December 19, 2024 Registered Direct Offering.

December 23, 2024 Concurrent Registered Direct Offering and Private Placement

On December 23, 2024, we entered into a securities purchase agreement (the “December 23, 2024 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “December 23, 2024 Registered Direct Offering”) and concurrent private placement (the “December 23, 2024 Private Placement” and, together with the December 23, 2024 Registered Direct Offering, the “December 23, 2024 Offerings”). The December 23, 2024 Offerings closed on December 24, 2024.

We offered and sold in the December 23, 2024 Registered Direct Offering 240,000 shares of common stock at a purchase price of $2.00 per share. In the December 23, 2024 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 240,000 shares of common stock (the “Series F Warrants”). Under the terms of the December 23, 2024 Securities Purchase Agreement, for each share of common stock issued in the December 23, 2024 Registered Direct Offering, an accompanying Series F Warrant was issued to the purchaser thereof. Each Series F Warrant is exercisable for one share of common stock (a “December 23, 2024 Warrant Share”) at an exercise price of $2.00 per share and will expire on December 24, 2029. The Series F Warrants were offered and sold at a purchase price of $0.125 per Series F Warrant, which purchase price is included in the offering price per share of common stock issued in the December 19, 2024 Registered Direct Offering.

January 13, 2025 Concurrent Registered Direct Offering and Private Placement

On January 13, 2025, we entered into a securities purchase agreement (the “January 13, 2025 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “January 13, 2025 Registered Direct Offering”) and concurrent private placement (the “January 13, 2025 Private Placement” and, together with the January 13, 2025 Registered Direct Offering, the “January 13, 2025 Offerings”). The January 13, 2025 Offerings closed on January 14, 2025.

We offered and sold in the January 13, 2025 Registered Direct Offering 1,063,670 shares of common stock at a purchase price of $3.00 per share. In the January 13, 2025 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 2,127,340 shares of common stock (the “Series G Warrants”). Under the terms of the January 13, 2025 Securities Purchase Agreement, for each share of common stock issued in the January 13, 2025 Registered Direct Offering, two accompanying Series G Warrants were issued to the purchaser thereof. Each Series G Warrant is exercisable for one share of common stock (a “January 13, 2025 Warrant Share”) at an exercise price of $3.00 per share and will expire on January 14, 2027. The Series G Warrants were offered and sold at a purchase price of $0.125 per Series G Warrant, which purchase price is included in the offering price per share of common stock issued in the January 13, 2025 Registered Direct Offering.

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January 14, 2025 Concurrent Registered Direct Offering and Private Placement

On January 14, 2025, we entered into a securities purchase agreement (the “January 14, 2025 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “January 14, 2025 Registered Direct Offering”) and concurrent private placement (the “January 14, 2025 Private Placement”). The January 14, 2025 Registered Direct Offering and the January 14, 2025 Private Placement (together, the “January 14, 2025 Offerings”) closed on January 15, 2025.

We offered and sold in the January 14, 2025 Registered Direct Offering 833,335 shares of common stock at a purchase price of $3.00 per share. In the January 14, 2025 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 1,666,670 shares of common stock (the “Series H Warrants”). Under the terms of the January 14, 2025 Securities Purchase Agreement, for each share of common stock issued in the January 14, 2025 Registered Direct Offering, two accompanying Series H Warrants were issued to the purchaser thereof. Each Series H Warrant is exercisable for one share of common stock (a “January 14, 2025 Warrant Share”) at an exercise price of $3.00 per share and will expire on January 15, 2027. The Series H Warrants were offered and sold at a purchase price of $0.125 per Series H Warrant, which purchase price is included in the offering price per share of common stock issued in the January 14, 2025 Registered Direct Offering.

January 16, 2025 Concurrent Registered Direct Offering and Private Placement

On January 16, 2025, we entered into a securities purchase agreement (the “January 16, 2025 Securities Purchase Agreement” and, together with the December 19, 2024 Securities Purchase Agreement, the December 23, 2024 Securities Purchase Agreement, the January 13, 2025 Securities Purchase Agreement and the January 14, 2025 Securities Purchase Agreement, the “Purchase Agreements”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “January 16, 2025 Registered Direct Offering” and, together with the December 19, 2024 Registered Direct Offering, the December 23, 2024 Registered Direct Offering, the January 13, 2025 Registered Direct Offering and the January 14, 2025 Registered Direct Offering, the “Registered Direct Offerings”) and concurrent private placement (the “January 16, 2025 Private Placement” and, together with the December 19, 2024 Private Placement, the December 23, 2024 Private Placement, the January 13, 2025 Private Placement and the January 14, 2025 Private Placement, the “Private Placements”). The January 16, 2025 Registered Direct Offering and the January 16, 2025 Private Placement (together, the “January 16, 2025 Offerings”) closed on January 17, 2025.

We offered and sold in the January 16, 2025 Registered Direct Offering 610,000 shares of common stock at a purchase price of $3.00 per share. In the January 16, 2025 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 1,220,000 shares of common stock (the “Series I Warrants” and, together with the Series E Warrants, the Series F Warrants, the Series G Warrants and the Series H Warrants, the “Warrants”). Under the terms of the January 16, 2025 Securities Purchase Agreement, for each share of common stock issued in the January 16, 2025 Registered Direct Offering, two accompanying Series I Warrants were issued to the purchaser thereof. Each Series I Warrant is exercisable for one share of common stock (a “January 16, 2025 Warrant Share” and, together with the December 19, 2024 Warrant Shares, the December 23, 2024 Warrant Shares, the January 13, 2025 Warrant Shares and the January 14, 2025 Warrant Shares, the “Warrant Shares”) at an exercise price of $3.00 per share and will expire on January 19, 2027. The Series I Warrants were offered and sold at a purchase price of $0.125 per Series I Warrant, which purchase price is included in the offering price per share of common stock issued in the January 16, 2025 Registered Direct Offering.

Pursuant to an engagement letter, dated as of June 27, 2024, as amended, between us and H.C. Wainwright & Co., LLC (the “Placement Agent”), we agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds received in the Registered Direct Offerings and the Private Placements. We also agreed to pay the Placement Agent in connection with the Registered Direct Offerings and the Private Placements a management fee equal to 1.0% of the gross proceeds raised in the Registered Direct Offerings and the Private Placements. Further, we agreed to pay the Placement Agent (i) in connection with each of the December 19, 2024 Offerings, the January 13, 2025 Offerings and the January 14, 2025 Offerings, $25,000 for non-accountable expenses and $15,950 for clearing fees, (ii) in connection with the January 16, 2025 Offerings, $20,000 for non-accountable expenses and $10,000 for clearing fees and (iii) in connection with the December 23, 2024 Offerings, $10,000 for non-accountable expenses and $10,000 for clearing fees.

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In addition, in connection with the Registered Direct Offerings and the Private Placements, we agreed to issue to the Placement Agent, or its designees, warrants to purchase up to an aggregate of 238,814 shares of common stock (the “Placement Agent Warrants”), which represent 7.5% of the aggregate number of shares of common stock sold in the Registered Direct Offerings. The Placement Agent Warrants have substantially the same terms as the Warrants, except that (i) 32,789 of the Placement Agent Warrants have an exercise price equal to $3.2938, or 125% of the offering price per share of common stock sold in the December 19, 2024 Registered Direct Offering, and are exercisable until December 19, 2029, (ii) 18,000 of the Placement Agent Warrants have an exercise price equal to $2.50, or 125% of the offering price per share of common stock sold in the December 23, 2024 Registered Direct Offering, and are exercisable until December 23, 2029, (iii) 79,775 of the Placement Agent Warrants have an exercise price equal to $3.75, or 125% of the offering price per share of common stock sold in the January 13, 2025 Registered Direct Offering, and are exercisable until January 14, 2027, (iv) 62,500 of the Placement Agent Warrants have an exercise price equal to $3.75, or 125% of the offering price per share of common stock sold in the January 14, 2025 Registered Direct Offering, and are exercisable until January 15, 2027 and (v) 45,750 of the Placement Agent Warrants have an exercise price equal to $3.75, or 125% of the offering price per share of common stock sold in the January 16, 2025 Registered Direct Offering, and are exercisable until January 19, 2027.

The net proceeds to us from the Registered Direct Offerings and the Private Placements are approximately $7.95 million, after deducting fees and expenses.

Corporate Information

The Company was incorporated in the state of Delaware in 2011 as RXi Pharmaceuticals Corporation. On November 19, 2018, we changed our name to Phio Pharmaceuticals Corp., to reflect our transition from a platform company to one that is fully committed to developing groundbreaking immuno-oncology therapeutics. Our principal mailing address is 11 Apex Drive, Suite 300A, PMB 2006, Marlborough, Massachusetts 01752, and our telephone number is (508) 767-3861. Our website address is http://www.phiopharma.com. Our website and the information contained on that site, or connected to that site, is not part of or incorporated by reference into this prospectus.

Effective July 5, 2024, we completed a 1-for-9 reverse stock split of our outstanding Common Stock, including reclassifying an amount equal to the reduction in par value to additional paid-in capital. The reverse stock split did not reduce the number of authorized shares of our Common Stock or preferred stock. All share and per share amounts have been adjusted to give effect to the reverse stock split.

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THE OFFERING

The Selling Stockholders identified in this prospectus are offering on a resale basis up to 5,930,016 shares of Common Stock issuable upon exercise of the Warrants, as more fully described above.

Common Stock to be offered by the Selling Stockholders	Up to 5,930,016 shares of Common Stock

Common Stock outstanding prior to this offering	958,219 shares of Common Stock as of September 30, 2024

Common Stock to be outstanding after this offering	6,888,235[1] shares of Common Stock

Use of proceeds:	We will not receive any proceeds from the sale of the shares of Common Stock by the Selling Stockholders, except for the Warrant exercise price paid for the Common Stock offered hereby and issuable upon the exercise of the Warrants. See “Use of Proceeds” on page 21 of this prospectus.

Risk factors:	You should read the “Risk Factors” section beginning on page 10 of this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our securities.

Nasdaq Capital Market symbol:	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “PHIO.” We do not intend to apply for listing of the Warrants on any securities exchange or nationally recognized trading system.

1 The number of shares of Common Stock to be outstanding after this offering is based on 958,219 shares of Common Stock outstanding as of September 30, 2024. Unless specifically stated otherwise, the information in this prospectus is as of September 30, 2024 and excludes:

•	1,133 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 30, 2024, having a weighted average exercise price of $3,371.79 per share;

•	71,000 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of September 30, 2024;

•	1,294,886 shares of Common Stock issuable upon the exercise of warrants outstanding as of September 30, 2024, having a weighted average exercise price of $21.62 per share;

•	360 shares of Common Stock reserved for future issuance under our 2020 Long-Term Incentive Plan as of September 30, 2024;

•	437,192 shares of Common Stock issued in the December 19, 2024 Private Placement;

•	437,192 shares of Common Stock issuable upon the exercise of the Series E Warrants issued in the December 19, 2024 Private Placement at an exercise price of $2.51 per share;

•	32,789 shares of Common Stock issuable upon the exercise of placement agent warrants issued as compensation to the placement agent (or its designee) in connection with the December 19, 2024 Offerings at an exercise price of $3.2938 per share;

•	240,000 shares of Common Stock issued in the December 23, 2024 Private Placement;

•	240,000 shares of Common Stock issuable upon the exercise of the Series F Warrants issued in the December 23, 2024 Private Placement at an exercise price of $2.00 per share;

•	18,000 shares of Common Stock issuable upon the exercise of placement agent warrants issued as compensation to the placement agent (or its designee) in connection with the December 23, 2024 Offerings at an exercise price of $2.50 per share;

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•	1,063,670 shares of Common Stock issued in the January 13, 2025 Private Placement;

•	2,127,340 shares of Common Stock issuable upon the exercise of the Series G Warrants issued in the January 13, 2025 Private Placement at an exercise price of $3.00 per share;

•	79,775 shares of Common Stock issuable upon the exercise of placement agent warrants issued as compensation to the placement agent (or its designee) in connection with the January 13, 2025 Offerings at an exercise price of $3.75 per share;

•	833,335 shares of Common Stock issued in the January 14, 2025 Private Placement;

•	1,666,670 shares of Common Stock issuable upon the exercise of the Series H Warrants issued in the January 14, 2025 Private Placement at an exercise price of $3.00 per share;

•	62,500 shares of Common Stock issuable upon the exercise of placement agent warrants issued as compensation to the placement agent (or its designee) in connection with the January 14, 2025 Offerings at an exercise price of $3.75 per share;

•	610,000 shares of Common Stock issued in the January 16, 2025 Private Placement;

•	1,220,000 shares of Common Stock issuable upon the exercise of the Series I Warrants issued in the January 16, 2025 Private Placement at an exercise price of $3.00 per share; and

•	45,750 shares of Common Stock issuable upon the exercise of placement agent warrants issued as compensation to the placement agent (or its designee) in connection with the January 16, 2025 Offerings at an exercise price of $3.75 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the following risk factors as well as other information we include in this prospectus. The risks are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Our business, financial condition, results of operations and future growth prospects could be materially and adversely affected by any of these risks. In these circumstances, the market price of our Common Stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business and Industry

We are dependent on the success of our INTASYL technology, and our product candidates based on this technology, which is unproven and may never lead to approved and marketable products.

Our efforts have been focused on the development of product candidates based on our INTASYL technology. We have invested, and we expect to continue to invest, significant financial resources and efforts developing our product candidates. Our ability to eventually generate revenue is highly dependent on the successful development, regulatory approval and commercialization of our INTASYL product candidates by us or by collaborative partners, which may not occur for the foreseeable future, if ever, and is highly uncertain and depends on a number of factors, many of which are beyond our control. Therefore, it is difficult to accurately predict challenges we may face with our product candidates as they move through the discovery, preclinical and clinical development stages. We will spend large amounts of money developing our INTASYL technology and may never succeed in obtaining regulatory approval. In addition, our research methodology may be unsuccessful in identifying product candidates and results from preclinical studies and clinical trials may not predict the results that will be obtained in later phase trials of our product candidates or our product candidates may interact with patients in unforeseen or harmful ways that may make it impractical or impossible to manufacture, receive regulatory approval or commercialize. If we are not successful in bringing an INTASYL product candidate to market, it could negatively impact our business and financial condition and we may not be able to identify and successfully implement an alternative product development strategy.

Our product candidates are in an early stage of development and we may fail, experience significant delays, never advance clinical development or not be successful in our efforts to identify or discover additional product candidates, which may materially and adversely impact our business.

Our success depends heavily on the successful development of our product candidates, which may never occur. Our product candidates, which are in early stages of development, could be delayed, not advance into the clinic, or unexpectedly fail at any stage of development. Our ability to identify, develop and commercialize product candidates is dependent on extensive preclinical and other non-clinical tests in order to support an IND in the United States, or the equivalent with regulatory authorities in other jurisdictions, if applicable. These research programs to identify new product candidates require substantial financial and human resources, are difficult to design and can take many years to complete.

We cannot be certain of the outcome of our research studies and clinical trials and the results from these studies and clinical trials may not predict the results that will be obtained in later stages of development and we may focus our efforts and resources on product candidates that may prove to be unsuccessful. There is no assurance that we will be able to successfully develop our product candidates, and we may forego opportunities with certain product candidates or for indications that later prove to have greater commercial potential. If we are not able to successfully develop our product candidates, we may be forced to abandon or delay our development efforts, which may materially and adversely affect our business, financial condition, and results of operations.

Further, the FDA may not accept the results of our preclinical studies or clinical trials and may require us to complete additional studies or impose stricter approval conditions than we expect, which could impact the value of a particular program, the approvability or commercialization of the particular product candidate or product and our Company in general. Because of these factors, it is difficult to predict the time and cost of the development of our product candidates. Any delay or failure in obtaining required approvals may prevent us from completing our preclinical studies or clinical trials and could have a material adverse effect on our ability to initiate or commercialize drug or biologic candidate on a timely basis, or at all. Additionally, preclinical studies and clinical trials are lengthy and expensive and if our cash resources become limited we may not be able to commence, continue or complete such preclinical studies or clinical trials.

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If we experience delays or difficulties in identifying and enrolling patients in clinical trials, it may lead to delays in generating clinical data and the receipt of necessary regulatory approvals.

Clinical trials of a new drug or biologic candidate require the enrollment of a sufficient number of patients, including patients who are suffering from the disease or condition the drug or biologic candidate is intended to treat and who meet other eligibility criteria. Rates of patient enrollment are affected by many factors, and delays in patient enrollment can result in increased costs and longer development times, which could materially and adversely impact our business and financial condition. We may experience slower than expected patient enrollment in our current or future clinical trials. In addition, clinical trials for drug or biologic candidates that treat the same indications as our product candidates may result in patients who would otherwise be eligible for our clinical trials instead enrolling in clinical trials for other drug or biologic candidates.

Topline data may not accurately reflect or may materially differ from the complete results of a clinical trial.

From time to time, we may publicly disclose topline or interim data from our clinical trials based on a preliminary analysis of then-available data, of which the results, related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. Preliminary observations made in early stages of clinical trials are not necessarily indicative of results that will be obtained when full data sets are analyzed or in subsequent clinical trials. As a result, topline data may differ from future results from the same studies or different conclusions may qualify such results once additional data has been received and evaluated. Topline or interim data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data that we publicly disclose and should be viewed with caution until the complete data is available. If the topline data we report differs from future analysis of results, or if others, including regulatory authorities, disagree with the conclusions reached, our business, financial condition, and results of operations could be materially and adversely affected.

We rely upon third-parties to conduct our clinical trials and other studies for our product candidates, and if they do not successfully fulfill their obligations, the development of our product candidates may be materially impacted.

We rely upon third-party CROs, medical institutions, collaborators, clinical investigators, consultants and other third-parties to support and conduct our clinical trials and we rely on these third-party CROs for the execution of certain of our preclinical studies and expect to continue to do so. Because we rely on these third-parties, we cannot necessarily control the timing, quality of work or amount of resources that our contract partners will devote to these activities. We, our collaborators, and our CROs are responsible for ensuring that our clinical trials are conducted in accordance with applicable regulations and protocols. If we, our collaborators, or our CROs fail to comply with these applicable regulations, the FDA may not accept these data and may require us to complete additional preclinical studies and clinical trials, which could result in significant additional costs and delays to us.

As we only control certain aspects of their activities, we cannot guarantee that these partners will fulfill their obligations to us under these arrangements. If these third-parties do not successfully carry out their responsibilities, as well as within a timely fashion, our clinical trials and preclinical studies may be delayed, unsuccessful or otherwise adversely affected. If we have to enter into alternative arrangements it may delay or adversely affect the development of our product candidates and our business operations. This could be difficult, costly or impossible, and our preclinical studies or clinical trials may need to be extended, delayed, terminated or repeated, and we may not be able to obtain regulatory approval in a timely fashion, or at all, for the applicable drug or biologic candidate, or to commercialize such drug or biologic candidate being tested in such studies or trials.

A number of different factors could prevent us from advancing into clinical development, obtaining regulatory approval, and ultimately commercializing our product candidates on a timely basis, or at all.

Before obtaining regulatory approval for the sale of any drug or biologic candidate, we must conduct extensive preclinical tests and successful clinical trials to demonstrate the safety and efficacy of our product candidates in humans. Before human clinical trials may commence, we must submit to the FDA an IND. An IND involves the completion of preclinical studies and the submission of the results, together with proposed clinical protocols, manufacturing information, analytical data and other data in the IND submission. The FDA may require us to complete additional preclinical studies or disagree with our clinical trial study design. Also, animal models may not exist for some of the disease areas we choose to develop our product candidates for. As a result, our clinical trials may be delayed or we may be required to incur more expense than we anticipated.

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Clinical trials require the review and oversight of IRBs, which approve and continually review clinical investigations and protect the rights and welfare of patients. Before our clinical trials can begin, we must also submit to the FDA a clinical protocol accompanied by the approval of the IRB at the institution(s) participating in the clinical trial. An inability or delay in obtaining IRB approval could prevent or delay the initiation and completion of our clinical trials, and the FDA may decide not to consider any data or information derived from a clinical investigation not subject to initial and continuing IRB review and approval.

Preclinical studies and clinical trials are lengthy and expensive, and their outcome is highly uncertain. Historical failure rates are high due to a number of factors, such as safety and efficacy of drug or biologic candidates. We, our collaborators, the FDA, or an IRB may suspend clinical trials of a drug or biologic candidate at any time for various reasons, including if we or they believe the patients participating in such trials are being exposed to unacceptable health risks. Among other reasons, adverse side effects of a drug or biologic candidate on patients in a clinical trial could result in the FDA suspending or terminating the clinical trial and refusing to approve a particular drug or biologic candidate for any or all indications of use.

An additional number of factors could affect the timing, cost or outcome of our drug development efforts, including the following:

•	Delays in filing or acceptance of INDs, NDAs, or BLA for our product candidates;

•	Difficulty in securing centers to conduct clinical trials;

•	Conditions imposed on us by the FDA regarding the scope or design of our clinical trials;

•	Problems in engaging IRBs to oversee trials or problems in obtaining or maintaining IRB approval of studies;

•	Difficulty in enrolling patients in conformity with required protocols or projected timelines;

•	Third-party contractors failing to comply with regulatory requirements or to meet their contractual obligations to us in a timely manner;

•	Our drug or biologic candidates having unexpected and different chemical and pharmacological properties in humans than in laboratory testing and interacting with human biological systems in unforeseen, ineffective or harmful ways;

•	The need to suspend or terminate clinical trials, for example, if the participants are being exposed to unacceptable health risks;

•	Insufficient or inadequate supply or quality of our product candidates or other necessary materials necessary to conduct our clinical trials;

•	Effects of our product candidates not having the desired effects or including undesirable side effects or the product candidates having other unexpected characteristics;

•	The cost of our clinical trials being greater than we anticipate;

•	Negative or inconclusive results from our clinical trials or the clinical trials of others for similar product candidates or inability to generate statistically significant data confirming the efficacy of the product being tested;

•	Changes in the FDA’s requirements or expectations for testing during the course of that testing;

•	Reallocation of our limited financial and other resources to other clinical programs; and

•	Adverse results obtained by other companies developing similar drugs.

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A failure of any preclinical study or clinical trial can occur at any stage of testing. Any delay or failure in obtaining required approvals may prevent us from completing our preclinical studies or clinical trials and could have a material adverse effect on our ability to initiate or commercialize any drug or biologic candidate on a timely basis, or at all. Additionally, preclinical studies and clinical trials are lengthy and expensive and if our cash resources become limited we may not be able to commence, continue or complete our clinical trials, which could have a material impact on our business, financial condition, and results of operations.

We are subject to significant competition and may not be able to compete successfully.

The biotechnology and pharmaceutical industries are intensely competitive, contain a high degree of risk and there are many other companies actively engaged in the discovery, development and commercialization of products that may compete with our product candidates. Many of our competitors have substantially greater experience and greater research and development capabilities, staffing, financial, manufacturing, marketing, technical and other resources than us, and we may not be able to successfully compete with them. These companies include large and small pharmaceutical and biotechnology companies, academic institutions, government agencies and other private and public research organizations.

In addition, even if we are successful in developing our product candidates, in order to compete successfully we may need to be first to market or to demonstrate that our products are superior to therapies based on different technologies. Some of our competitors may develop and commercialize products that are introduced to market earlier than our product candidates or on a more cost-effective basis. A number of our competitors have already commenced clinical testing of product candidates and may be more advanced than we are in the process of developing such product candidates. If we are not first to market or are unable to demonstrate superiority, on a cost-effective basis or otherwise, any products for which we are able to obtain approval may not be successful.

We also face competition acquiring technologies complementary to our INTASYL technology. Further, we may face competition with respect to product efficacy and safety, ease of use and adaptability to modes of administration, acceptance by physicians, timing and scope of regulatory approvals, reimbursement coverage, price and patent position, including dominant patent positions of others. If we are not able to successfully obtain regulatory approval or commercialize our product candidates, we may not be able to establish market share and generate revenues from our technology.

If we fail to attract, hire and retain qualified personnel, we may not be able to design, develop, market or sell our products or successfully manage our business.

We have a small core management team and are particularly dependent on them. Accordingly, our business prospects are dependent on the principal members of our executive team, the loss of whose services could make it difficult for us to manage our business successfully and achieve our business objectives. While we have entered into an employment agreement with our Chief Executive Officer, he could leave at any time, in addition to our other employees, who are all “at will” employees. Our ability to identify, attract, retain and integrate additional qualified key personnel is also critical to our success. Competition for skilled research, product development, regulatory and technical personnel is intense, and we may not be able to recruit and retain the personnel we need. The loss of the services of any key personnel, or our inability to hire new personnel with the requisite skills, could restrict our ability to develop our product candidates.

We are subject to potential liabilities from clinical testing and future product liability claims.

The use of our product candidates in clinical trials and, if any of our product candidates receive regulatory approval, the sale of our product candidates for commercial use expose us to the risk of product liability claims. Product liability claims may be brought against us by patients, healthcare providers, consumers or others who come into contact with our product candidates or approved products. We have, and will seek to obtain, clinical trial insurance for current and any future clinical trials that we conduct, as well as liability insurance for any products that we market. However, there is no assurance that we will be able to obtain insurance in the amounts we seek, or at all. We anticipate that licensees who develop our products will carry liability insurance covering the clinical testing of our product candidates and the marketing of those product candidates, if approved. There is no assurance, however, that any insurance maintained by us or our licensees will prove adequate in the event of a claim against us. If we cannot successfully defend against product liability claims, we could incur substantial liabilities. Even if claims asserted against us are unsuccessful, they may divert management’s attention from our operations and we may have to incur substantial costs to defend such claims. Any of these outcomes could materially impact our business and financial condition.

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We rely upon third parties for the manufacture of the clinical supply for our product candidates.

We rely on third-party suppliers and manufacturers to provide us with the materials and services to manufacture our product candidates for certain preclinical studies and for our clinical trials, and we expect that we will continue to rely on third-party manufacturers for the supply of our product candidates in the future. We have limited in-house manufacturing capabilities and resources, and we do not own or lease manufacturing facilities or have our own supply source for the required materials to manufacture our compounds. Further, we have limited cGMP manufacturing capabilities and limited experience scaling up of clinical supply as our internal capabilities are limited to small-scale production of research material. Accordingly, we are dependent upon third-party suppliers and contract manufacturers to obtain supplies and manufacture our product candidates and we will need to either develop, contract for, or otherwise arrange for the necessary manufacturers for these supplies.

There are a limited number of manufacturers that make oligonucleotides and we currently contract with multiple manufacturers for the supply of our product candidates to reduce the risk of supply interruption or availability. However, there is no assurance that our supply of our product candidates will not be limited, interrupted, of satisfactory quality or be available at acceptable prices. For example, constraints on the supply chain and availability of resources have resulted in delays and shortages at manufacturing facilities. While we have engaged with multiple manufacturers for the supply of our product candidates in order to mitigate the impact of the loss or delay of any one manufacturer, there can be no assurance that our efforts will be successful. If for any reason we are unable to obtain the clinical supply of our product candidates from our current manufacturers, we would have to seek to contract with another major manufacturer. If we or any of these manufacturers are unable or unwilling to increase its manufacturing capacity or if we are unable to establish alternative arrangements on a timely basis or on acceptable terms, the development and commercialization of such an approved product may be delayed or there may be a shortage in supply. Any inability to manufacture our product candidates or future approved drugs in sufficient quantities when needed would seriously harm our business.

Approval of any of our product candidates will not occur unless the manufacturing facilities are in compliance with the FDA’s cGMP regulations in order to ensure that drug products are safe and that they consistently meet applicable requirements and specifications. These requirements are enforced by the FDA through periodic inspections of the manufacturing facilities and can result in enforcement action, such as warning letters, fines and suspension of production if they are found to not be in compliance with the regulations. If our suppliers or manufacturers do not comply with the FDA regulations for our product candidates, we may experience delays in timing or supply, be forced to manufacture our product candidates ourselves or seek to contract with another supplier or manufacturer. If we are required to switch suppliers or manufacturers, we will be required to verify that the new supplier or manufacturer maintains facilities and processes in line with cGMP regulations, which may result in delays, additional expenses, and may have a material adverse effect on our ability to complete the development of our product candidates.

Unstable market and economic conditions, including elevated and sustained inflation, may have serious adverse consequences on our business, financial condition and stock price.

As has been widely reported, we are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by domestic and global monetary and fiscal policy, geopolitical instability, ongoing military conflicts, and high domestic and global inflation. The U.S. Federal Reserve and other central banks may be unable to contain inflation through more restrictive monetary policy and inflation may increase or continue for a prolonged period of time. Inflationary factors, such as increases in the cost of clinical supplies, interest rates, overhead costs and transportation costs may adversely affect our operating results. We continue to monitor these events and the potential impact on our business. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, we may be adversely affected in the future due to domestic and global monetary and fiscal policy, supply chain constraints, consequences associated with the coronavirus pandemic and the ongoing military conflicts, and such factors may lead to increases in the cost of manufacturing our product candidates and delays in initiating studies. In addition, global credit and financial markets have experienced extreme volatility and disruptions in the past several years and the foregoing factors have led to and may continue to cause diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, uncertainty about economic stability and increased inflation.

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There can be no assurance that deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, or do not improve, it may make any necessary debt or equity financings more difficult, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive these difficult economic times, which could directly affect our ability to attain our operating goals.

Our business and operations would suffer in the event of computer system failures, cyberattacks or a deficiency in our cybersecurity.

Despite the implementation of security measures, our internal computer systems and those of our third-party contractors and collaborators are vulnerable to damage from computer viruses, unauthorized access, natural disasters, terrorism, war and telecommunication and electrical failures, cyberattacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. Such an event could cause interruption of our operations. As part of our business, we and our third-party contractors and collaborators maintain large amounts of confidential information, including non-public personal information on patients and our employees. Breaches in security could result in the loss or misuse of this information, which could, in turn, result in potential regulatory actions or litigation, including material claims for damages, interruption to our operations, damage to our reputation or otherwise have a material adverse effect on our business, financial condition and operating results. We expect to have appropriate information security policies and systems in place in order to prevent unauthorized use or disclosure of confidential information, including non-public personal information, but there can be no assurance that such use or disclosure will not occur.

Risks Relating to Our Intellectual Property

We may be involved in litigation to protect our patents and intellectual property rights and our ability to protect our patents and intellectual property rights is uncertain and may subject us to potential liabilities.

We have filed patent applications, have pending patents that we have licensed and those that we own and expect to continue to file patent applications. We may also need to license patents and patent applications from research sponsored by us with third-parties. There is no assurance that these applications will result in any issued patents or that those patents would withstand possible legal challenges or protect our technologies from competition. The patent granting authorities have upheld stringent standards for the RNAi patents that have been prosecuted so far and, consequently, pending patents that we have licensed and those that we own may continue to experience long and difficult prosecution challenges and may ultimately issue with much narrower claims than those in the pending applications.

In addition, others may challenge the patents or patent applications that we currently license or may license in the future or that we own and, as a result, these patents could be narrowed, invalidated or rendered unenforceable, which would negatively affect our ability to exclude others from using the technologies described in these patents. There is no assurance that these patents or other pending applications or issued patents we license or that we own will withstand possible legal challenges. Moreover, the laws of some foreign countries may not protect our proprietary rights to the same extent as do the laws of the United States. Our efforts to enforce and maintain our intellectual property rights may not be successful and may result in substantial costs and diversion of management and key employee’s time. If we are unable to defend our licensed or owned intellectual property, it may have a materially and adverse impact on our business, results of operations and financial condition.

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Third-parties may claim that we infringe their patents, which may result in substantial liabilities and prevent us from pursuing the development of our product candidates.

Because the field we operate in is constantly changing and patent applications are still being processed by government patent offices around the world, there is a great deal of uncertainty about which patents will issue, when, to whom and with what claims. Although we are not aware of any blocking patents or other proprietary rights, it is likely that there will be significant litigation and other proceedings, such as interference and opposition proceedings in various patent offices, relating to patent rights in the field we operate. Further, many patents in the fields we are pursuing have already been exclusively licensed to third-parties, including our competitors. It is possible that we may become a party to such proceedings.

If a claim should be brought against us and we are found to infringe the rights of others, we may be required to pay substantial damages, be forced to stop the development of product candidates affected by the claim, and/or establish licenses or similar arrangements. Furthermore, any such licenses may not be available when needed, on commercially reasonable terms or at all. Whether an infringement claim is successful or not, the cost of these proceedings may be significant and divert the attention of management and other key employees. As a result, we cannot be certain that our patents or those we license will not be challenged by others, which could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on the patents we own and the technologies we license, and if we fail to maintain our patents or lose the right to license such technologies, our ability to develop new products would be harmed.

Our success depends upon our ability to obtain and maintain intellectual property protection for our product candidates. Any patents issued to us or our licensors may not provide us with any competitive advantages, and there is no assurance that the patents of others will not have an adverse effect on our ability to do business or to continue to develop our product candidates freely. Pending patents that we have licensed and those that we own may continue to experience long and difficult prosecution challenges and may ultimately issue with much narrower claims than those in the pending applications. Because of the extensive time required for development, testing, and regulatory review of a potential product, it is possible that, before any of our product candidates can be commercialized, any related patent may expire or remain in force for only a short period following commercialization, thus reducing any advantage provided by the patent. Further, even if our rights are valid, enforceable and broad in scope, competitors may develop products based on technology that is not covered by our licenses or patents or patent applications that we own. If we are unable to derive value from our licensed or owned intellectual property, it may have a materially and adverse impact on our business, results of operations and financial condition.

Third parties may hold or seek to obtain additional patents that could make it more difficult or impossible for us to develop products based on our technologies without obtaining a license to such patents, which licenses may not be available on attractive terms, or at all. If there is any dispute or issue of non-performance between us and the respective licensing partner regarding the rights or obligations under the license agreements, the ability to develop and commercialize the affected product candidate may be adversely affected. Moreover, if any of our existing licenses are terminated, the development of the product candidates contemplated by the licenses could be delayed or terminated and we may not be able to negotiate additional licenses on acceptable terms, if at all, which would have a material adverse effect on our business. To the extent that we are required and are able to obtain multiple licenses from third parties to develop or commercialize a product candidate, the aggregate licensing fees and milestones and royalty payments made to these parties may materially reduce our economic returns or even cause us to abandon development or commercialization of a product candidate.

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Risks Relating to Our Financial Condition

We will require substantial additional funds to complete our research and development activities.

We have used substantial funds to develop our product candidates and will need to raise additional substantial funds to continue our drug development efforts and support our operations. Our future capital requirements and the period for which our existing resources are able to support our operations may vary significantly from what we expect. We anticipate that we will need to raise substantial amounts of money to fund a variety of future activities integral to the development of our business, which may include but is not limited to the following:

•	To conduct research and development to successfully develop our product candidates;

•	To obtain regulatory approval for our product candidates;

•	To file and prosecute patent applications and to defend and assess patents to protect our technologies;

•	To retain qualified employees, particularly in light of intense competition for qualified personnel;

•	To manufacture products ourselves or through third parties;

•	To market our products, either through building our own sales and distribution capabilities or relying on third parties; and

•	To acquire new technologies, licenses or products.

We are dependent on obtaining funding from third parties, such as proceeds from the issuance of debt, sale of equity or strategic opportunities, in order to maintain our operations. We cannot assure you that additional financing will be available to us on acceptable terms, or at all. If we cannot, or are limited in the ability to, issue equity, incur debt or enter into strategic collaborations, we may be unable to fund the discovery and development of our product candidates or improve our technology. If we fail to obtain additional funding when needed, we may ultimately be unable to continue to develop and potentially commercialize our product candidates, and we may be forced to scale back or terminate our operations or seek to merge with or be acquired by another company.

We have a history of net losses, and we expect to continue to incur net losses for the foreseeable future and may not achieve or maintain profitability.

We have generated significant losses to date, have not generated any product revenue and may not generate product revenue in the foreseeable future, or ever. We expect to incur significant operating losses as we advance our product candidates through drug development and the regulatory process. Our ability to achieve profitability, if ever, will depend on, among other things, us or our collaborators, obtaining regulatory approvals and successfully commercializing our drug or biologic candidates. Even if we are able to successfully commercialize our drug or biologic candidates, we may not be able to achieve or sustain profitability, which could have a material adverse effect on our business, financial condition and results of operations.

Future financing may be obtained through, and future development efforts may be paid for by, the issuance of debt or equity, which may have an adverse effect on our stockholders or may otherwise adversely affect our business.

If we raise funds through the issuance of debt or equity, any debt securities or preferred stock issued will have rights, preferences and privileges senior to those of holders of our common stock in the event of a liquidation. In such event, there is a possibility that once all senior claims are settled, there may be no assets remaining to pay out to the holders of common stock. The terms of debt securities may also impose restrictions on our operations, which may include limiting our ability to incur additional indebtedness, to pay dividends on or repurchase our capital stock, or to make certain acquisitions or investments. In addition, we may be subject to covenants requiring us to satisfy certain financial tests and ratios, and our ability to satisfy such covenants may be affected by events outside of our control. If we raise funds through the issuance of additional equity, whether through private placements or public offerings, such an issuance would dilute current stockholders’ ownership in us, perhaps substantially. The issuance of a significant amount of shares of common stock could cause the market price of our common stock to decline or become highly volatile.

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We expect to continue to incur significant research and development expenses, which may make it difficult for us to attain profitability, and may lead to uncertainty as to our ability to continue as a going concern.

We expend substantial funds to develop our technologies, and additional substantial funds will be required for further research and development, including preclinical testing and clinical trials of any product candidates, and to manufacture and market any products that are approved for commercial sale. Because the successful development of our products is uncertain, we are unable to precisely estimate the actual funds we will require to develop and potentially commercialize them. In addition, we may not be able to generate enough revenue, even if we are able to commercialize any of our product candidates, to become profitable.

Changes in our operating plans, our existing and anticipated working capital needs, the acceleration or modification of our expansion plans, increased expenses, potential acquisitions or other events will all affect our ability to continue as a going concern. We have limited cash resources, have reported recurring losses from operations since inception, negative operating cashflows and have not yet received product revenues. These factors raise substantial doubt regarding our ability to continue as a going concern, and the Company’s current cash resources may not provide sufficient capital to fund operations for at least the next 12 months from the date of the release of the consolidated financial statements included elsewhere in this Annual Report. The continuation of the Company as a going concern depends upon our ability to raise additional capital through equity offerings, debt offerings and/or strategic opportunities to fund our operations. There can be no assurance that we will be successful in accomplishing these plans in order to continue as a going concern. Any such inability to continue as a going concern may result in our common stockholders losing their entire investment. There is no guarantee that we will become profitable or secure additional financing.

Our ability to utilize net operating loss carryforwards and other tax benefits may be limited.

We have historically incurred net losses and may never achieve or sustain profitability. Under the Internal Revenue Code of 1986, as amended (the “Code”), a corporation is generally allowed a deduction for net operating losses carried forward from a prior taxable year. Under that provision, we can carryforward our net operating losses to offset our future taxable income, if any, until such net operating losses are used or expire. Net operating losses incurred in tax years beginning after December 31, 2017 may be carried forward indefinitely, but are limited to offset up to 80% of future taxable income. Certain of our net operating loss carryforwards predating December 31, 2017 could expire unused before offsetting potential future income tax liabilities.

Additionally, an ownership change, as defined by Section 382 and 383 of the Code, results from transactions increasing the ownership of certain stockholders or public groups in the stock of a corporation by more than 50% over a three-year period. Pursuant to Section 382 and 383 of the code, if the Company has experienced a change of control at any time since inception, utilization of the Company’s net operating loss or tax credit carryforwards then in existence would be subject to an annual limitation. Any limitation may result in expiration of a portion of the net operating loss or tax credit carryforwards before utilization.

We have completed multiple assessments of the available net operating loss and tax credit carryforwards under Sections 382 and 383 of the Code through the year ended December 31, 2023 and determined that we underwent multiple ownership changes during the period from inception to 2023. As a result, our net operating losses and tax credit carryforwards are subject to substantial annual limitations under Sections 382 and 383 of the Code due to these ownership changes. The Company has adjusted its net operating loss and tax credit carryforwards to address the impact of the ownership changes. We assess the need to conduct an ownership change analysis to determine whether any changes occurred in ownership that would limit net operating loss or tax credit carryforwards on an annual basis. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which may be outside of our control. If an ownership change occurs and our ability to use our net operating loss and tax credit carryforwards is materially limited, it could harm our future operating results by effectively increasing our future tax obligations.

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Risks Relating to Our Securities

The price of our common stock has been and may continue to be volatile.

Our stock price has historically fluctuated widely and is likely to continue to be volatile. Because we are at an early stage of development and in the absence of product revenue as a measure of operating performance, we anticipate that the market price for our common stock may be influenced by, but not limited to, such factors as:

•	Announcements regarding the initiation or completion, and the results of preclinical studies and clinical trials of our product candidates;

•	Announcements regarding clinical trial results or development announcements concerning our competitors product candidates;

•	Regulatory or legal developments in the United States;

•	The recruitment or departure of key personnel;

•	The issuance of competitive patents or disallowance or loss of our patent rights;

•	Our ability to raise additional capital and the terms on which additional capital is raised;

•	To acquire new technologies, licenses or products; and

•	General economic, industry and market conditions.

The stock markets, in general, and the markets for drug delivery and pharmaceutical company stocks, in particular, have experienced extreme volatility, that has often been unrelated to the operating performance of these particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and could result in the loss of all or part of your investment. In addition, the limited trading volume of our stock may contribute to its volatility. Moreover, if we are unable to trade above $1.00 for a certain period of time, or fulfill the other continued listing standards, The Nasdaq Stock Market (“Nasdaq”) may delist our common stock. Delisting our common stock from Nasdaq would adversely affect our trading volume and would likely negatively impact our trading price.

We may not be able to maintain compliance with the continued listing requirements of The Nasdaq Capital Market.

Nasdaq Listing Rule 5550(b)(1) requires companies listed on the Nasdaq Capital Market to maintain stockholders’ equity of at least $2.5 million for continued listing. As of September 30, 2024, our stockholders’ equity was $4.9 million and there can be no assurance that we will be able to maintain or increase our stockholders’ equity in the future. If our stockholders’ equity falls below $2.5 million, as a result of operating losses or for other reasons, or if we are unable to demonstrate to Nasdaq’s satisfaction that we subsequently regained compliance with this requirement, Nasdaq will notify us of such non-compliance. If we receive such notice from Nasdaq, in accordance with the Nasdaq Listing Rules, we will have 45 calendar days from the date of the notification to submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1). If our compliance plan is accepted, we may be granted up to 180 calendar days from the date of the initial notification to evidence compliance. If our compliance plan is not accepted or we are otherwise unable to evidence compliance within Nasdaq’s allotted timeframe, Nasdaq may take steps to delist our common stock.

Such a delisting would have an adverse effect on the market liquidity of our securities, decrease the market price of our securities, result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities, and adversely affect our ability to obtain financing for the continuation of our operations. We are actively monitoring our stockholders’ equity and will consider any and all options available to us to maintain compliance with Nasdaq Listing Rule 5550(b)(1).

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Our Board of Directors has the authority to issue shares of “blank check” preferred stock and the terms of the preferred stock may reduce the value of our common stock.

We are authorized to issue up to 10,000,000 shares of preferred stock in one or more series. Our Board of Directors (the “Board”) may determine the terms of future preferred stock offerings without further action by our stockholders. The issuance of our preferred stock could affect the rights of existing stockholders or reduce the value of our outstanding preferred stock or common stock. In particular, rights granted to holders of certain series of preferred stock may include voting rights, preferences as to dividends and liquidation, conversion and redemption rights and restrictions on our ability to merge with or sell our assets to a third party.

We may acquire other businesses or form joint ventures that may be unsuccessful and could dilute your ownership interest in the Company.

As part of our business strategy, we may pursue future acquisitions of other complementary businesses and technology licensing arrangements. We also may pursue strategic alliances. We have limited experience with respect to acquiring other companies and with respect to the formation of collaborations, strategic alliances and joint ventures. We may not be able to integrate such acquisitions successfully into our existing business, and we could assume unknown or contingent liabilities. We also could experience adverse effects on our reported results of operations from acquisition related charges, amortization of acquired technology and other intangibles and impairment charges relating to write-offs of goodwill and other intangible assets from time to time following the acquisition. Integration of an acquired company requires management resources that otherwise would be available for ongoing development of our existing business. We may not realize the anticipated benefits of any acquisition, technology license or strategic alliance. There is no assurance that we will be successful in developing such assets, and a failure to successfully develop such assets could diminish our prospects.

To finance future acquisitions, we may choose to issue shares of our common stock or preferred stock as consideration, which would dilute current stockholders’ ownership interest in us. Alternatively, it may be necessary for us to raise additional funds through public or private financings. Additional funds may not be available on terms that are favorable to us and, in the case of equity financings, may result in dilution to our stockholders. Any future acquisitions by us also could result in large and immediate write-offs, the incurrence of contingent liabilities or amortization of expenses related to acquired intangible assets, any of which could harm our operating results.

Provisions of our certificate of incorporation and bylaws and Delaware law might discourage, delay or prevent a change of control of the Company or changes in our management and, as a result, depress the trading price of our common stock.

Our certificate of incorporation and bylaws contain provisions that could discourage, delay or prevent a change of control of the Company or changes in our management that the stockholders of the Company may deem advantageous. These provisions:

•	Authorize the issuance of “blank check” preferred stock that our Board could issue to increase the number of outstanding shares and to discourage a takeover attempt;

•	Prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	Provide that the Board is expressly authorized to adopt, alter or repeal our bylaws; and

•	Establish advance notice requirements for nominations for election to our Board or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Although we believe these provisions collectively provide for an opportunity to receive higher bids by requiring potential acquirers to negotiate with our Board, they would apply even if the offer may be considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management team by making it more difficult for stockholders to replace members of our Board, which is responsible for appointing the members of our management.

Moreover, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which prohibits a person who owns in excess of 15% of our outstanding voting stock from merging or combining with us for a period of three years after the date of the transaction in which the person acquired in excess of 15% of our outstanding voting stock, unless the merger or combination is approved in a prescribed manner.

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Use of Proceeds

We will not receive any of the proceeds from the sale of the Common Stock by the Selling Stockholders. The shares offered hereby are issuable upon the exercise of the Warrants. Upon exercise of the Warrants for cash, we will receive, subject to fees to the Placement Agent, the applicable cash exercise price paid by the holders of the Warrants of approximately $17.5 million (assuming the full exercise of the Warrants).

We intend to use any proceeds received by us from the cash exercise of the Warrants for working capital and other general corporate purposes. We may also use a portion of any proceeds received by us from the cash exercise of the Warrants to acquire or invest in complementary businesses, products and technologies or to fund the development of any such complementary businesses, products or technologies. We currently have no plans for any such acquisitions.

DIVIDEND POLICY

We have never paid any cash dividends and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We expect to retain future earnings, if any, for use in our development activities and the operation of our business. The payment of any future dividends will be subject to the discretion of our Board of Directors and will depend, among other things, upon our results of operations, financial condition, cash requirements, prospects and other factors that our Board of Directors may deem relevant.

DETERMINATION OF OFFERING PRICE

The prices at which the shares of Common Stock covered by this prospectus may actually be sold will be determined by the prevailing public market price for shares of our Common Stock or by negotiations between the Selling Stockholders and buyers of our Common Stock in private transactions or as otherwise described in “Plan of Distribution.”

MARKET INFORMATION

Our common stock is listed on The Nasdaq Capital Market under the symbol “PHIO.”

HOLDERS

As of December 31, 2024, there were approximately 14 holders of record of our common stock. Because many of our shares are held by brokers and other institutions on behalf of stockholders, we are unable to estimate the total number of individual stockholders represented by these holders of record.

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BuSINESS

Overview

Phio Pharmaceuticals Corp. (“Phio,” “we,” “our” or the “Company”) is a clinical stage biotechnology company whose proprietary INTASYL® small interfering RNA technology is designed to make immune cells more effective in killing tumor cells. We are developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems. We are committed to discovering and developing innovative cancer treatments for patients by creating new pathways toward a cancer-free future.

In 2023, we implemented a cost rationalization program driven by our transition from discovery research to product development. This resulted in a decision not to renew the lease for office and laboratory space in Marlborough, Massachusetts, which expired on March 31, 2024. As of April 1, 2024, we have continued operations primarily as a remote business with a laboratory facility in Worcester, Massachusetts. Additionally, we rationalized discovery research personnel resulting in an overall headcount reduction by greater than 50%. Expense reductions have been redirected to funding the Phase 1b clinical trial with PH-762 directed toward skin cancer.

INTASYL Technology

Overall, RNA is involved in the synthesis, regulation and expression of proteins. RNA takes the instructions from DNA and turns those instructions into proteins within the body’s cells. RNA interference, or RNAi, is a biological process that inhibits the expression of genes or the production of proteins. Diseases are often related to the incorrect protein being made, excessive amounts of a specific protein being made, or the correct protein being made, but at the wrong location or time. RNAi offers a novel approach to drug development because RNAi compounds can be designed to silence any one of the thousands of human genes, many of which are considered “undruggable” by traditional therapeutics.

Our development efforts are based on our proprietary INTASYL small interfering RNA technology. It is a patented technology from which specific patented compounds are developed. INTASYL compounds are comprised of a unique sequence of chemically modified nucleotides (modified small interfering RNA, or siRNAs) that target a broad range of cell types and tissues. The compounds are designed to effectively silence genes that tumors use to evade the immune system.

Since the initial discovery of RNAi, drug delivery has been the primary challenge in developing RNAi-based therapeutics. Other siRNA technologies require cell targeting chemical conjugates which limit delivery to specific cell types. INTASYL is based on proprietary chemistry that is designed to maximize the activity and adaptability of the compound and is unique in that it can be delivered to any cell type or tissue without the need to modify the chemistry. This is designed to eliminate the need for formulations or delivery systems (for example, nanoparticles or electroporation). This provides efficient, spontaneous, cellular uptake with potent, long-lasting intracellular activity.

We believe that our INTASYL technology provides the following benefits including, but not limited to:

•	Ability to target a broad range of cell types and tissues;
•	Ability to target both intracellular and extracellular protein targets;
•	Efficient uptake by target cells, avoiding the need for assisted delivery;
•	Sustained, or long-term, effect in vivo;
•	Ability to target multiple genes in one drug product;
•	Favorable clinical safety profile with local administration; and
•	Readily manufactured under current good manufacturing practices.

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Our Pipeline

INTASYL compounds are designed to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems, and are designed to make immune cells more effective in killing tumor cells. Our efforts are focused on developing immuno-oncology therapeutics using our INTASYL technology. We have demonstrated preclinical activity against multiple gene targets including PD-1, BRD4, CTLA-4, TIGIT and CTGF and have demonstrated preclinical efficacy in both direct-to-tumor injection and adoptive cell therapy (“ACT”) applications with our INTASYL compounds.

The following table summarizes our product pipeline. Below we provide important information and context regarding each compound.

PH-762

PH-762 is an INTASYL compound designed to reduce the expression of cell death protein 1 (“PD-1”). PD-1 is a protein that inhibits T cells’ ability to kill cancer cells and is a clinically validated target in immunotherapy. Decreasing the expression of PD-1 can thereby increase the capacity of T cells, which protect the body from cancer cells and infections, to kill cancer cells.

Our preclinical studies have demonstrated that direct-to-tumor application of PH-762 resulted in potent anti-tumoral effects and have shown that direct-to-tumor treatment with PH-762 inhibits tumor growth in a dose dependent fashion in PD-1 responsive and refractory models. Importantly, direct-to-tumor administration of PH-762 resulted in activity against distant untreated tumors, indicative of a systemic anti-tumor response. We believe these data further support the potential for PH-762 to provide a strong local immune response without the dose immune-related adverse effects seen with systemic antibody therapy.

PH-762 is currently being evaluated in a U.S. multi-center Phase 1b dose-escalating clinical trial through the intratumoral injection of PH-762 for the treatment of patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. The trial (NCT 06014086) is designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762 and is expected to enroll up to 30 patients. In November 2023, we announced the dosing of the first patient under a previously cleared Investigational New Drug (“IND”) application by the U.S. Food and Drug Administration. In May and December 2024, respectively, a Safety Monitoring Committee (SMC) reviewed data from the first and second dose cohorts treated with PH-762, and in both instances recommended the escalation to the next dose concentration. A total of seven (7) patients with cutaneous carcinomas have been enrolled in Cohorts 1 and 2. The second cohort enrolled a total of 4 patients who were diagnosed with cutaneous squamous cell carcinoma. At Day 36 (tumor excision), while patients in the first cohort had stable disease, a complete response (100% tumor clearance) was reported for 2 patients with cutaneous squamous cell carcinoma. Partial response (90% tumor clearance) was reported for 1 patient with cutaneous squamous cell carcinoma and 1 patient had stable disease, having not progressed. Intratumoral injection of PH-762 has been well tolerated in all patients enrolled in the trial to date. There were no dose-limiting adverse events or clinically relevant treatment-emergent adverse effects in the patients receiving intratumoral PH-762. The trial is open for the continued enrollment of patients and expects to complete enrollment of patients in the third quarter of 2025.

Due to INTASYL’s ease of administration, we have shown that our compounds can easily be incorporated into current ACT manufacturing processes. In ACT, immune cells such as T cells, Natural killer cells or dendritic cells are taken from a patient or donor's own blood or tumor tissue, grown in large numbers ex vivo, and then given back to the patient to help the immune system fight cancer. By treating T cells with our INTASYL compounds while they are being grown outside the body, we believe our INTASYL compounds can improve these immune cells to make them more effective in killing cancer. Preclinical data generated in collaboration with AgonOx, Inc. (“AgonOx”), a private company developing a pipeline of novel immunotherapy drugs targeting key regulators of the immune response to cancer, demonstrated that treating AgonOx’s “double positive” tumor infiltrating lymphocytes (“DP TIL”) with PH-762 increased their tumor killing activity by two-fold.

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In February 2021, we entered into a clinical co-development collaboration agreement (the “Clinical Co-Development Agreement”) with AgonOx to develop a T cell-based therapy using PH-762 and AgonOx’s DP TIL. Under the Clinical Co-Development Agreement, we had agreed to reimburse AgonOx up to $4 million in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors. We were also eligible to receive certain future development milestones and low single-digit sales-based royalty payments from AgonOx’s licensing of its DP TIL technology.

In May 2024, we terminated the Clinical Co-Development Agreement with AgonOx, which such termination was effective immediately. Effective as of the date of termination, the Clinical Co-Development Agreement and our continuing obligations and those of AgonOx thereunder were terminated in their entirety. We are no longer required to provide financial support for the development of costs incurred under the Clinical Co-Development Agreement, and we are no longer entitled to future development milestones or royalty payments from AgonOx’s licensing of its DP TIL technology. We will pay to AgonOx all monetary obligations that accrued prior to the termination of the Clinical Co-Development Agreement. Remaining payments to be made to AgonOx as of September 30, 2024 total $35,000, which primarily relate to accrued obligations for patient fees and other miscellaneous costs as of the date of termination. Pursuant to the terms of the Clinical Co-Development Agreement, each of the Company and AgonOx, shall be responsible for its own costs and expenses incurred in connection with the wind-down of the Phase 1 clinical trial.

Prior to the termination of the Clinical Co-Development Agreement with AgonOx, PH-762 treated DP TIL were being evaluated in a Phase 1 clinical trial in the U.S. with up to 18 patients with advanced melanoma and other advanced solid tumors by AgonOx. The primary trial objectives were to evaluate the safety and to study the potential for enhanced therapeutic benefit from the administration of PH-762 treated DP TIL. AgonOx had enrolled three patients. The first two patients were treated with DP TIL only and a third patient was treated with a combination of DP TIL and PH-762.

PH-894

PH-894 is an INTASYL compound that is designed to silence BRD4, a protein that controls gene expression in both T cells and tumor cells, thereby effecting the immune system as well as the tumor. Intracellular and/or commonly considered “undruggable” targets, such as BRD4, represent a challenge for small molecule and antibody therapies. Therefore, what sets this compound apart is its dual mechanism: PH-894 suppression of BRD4 in T cells results in T cell activation, and suppression of BRD4 in tumor cells results in tumors becoming more sensitive to being killed by T cells.

Preclinical studies conducted have demonstrated that PH-894 resulted in a strong, concentration dependent and durable silencing of BRD4 in T cells and in various cancer cells. Similar to PH-762, preclinical studies have also shown that direct-to-tumor application of PH-894 resulted in potent and statistically significant anti-tumoral effects against distant untreated tumors, indicative of a systemic anti-tumor response. These preclinical data indicate that PH-894 can reprogram T cells and other cells in the tumor microenvironment to provide enhanced immunotherapeutic activity. We have completed the investigational new drug application (“IND”)-enabling studies and are in the process of finalizing the study reports required for an IND submission with PH-894. As a result of the reprioritization to advance our clinical trial with PH-762 in the U.S., we have elected to defer the IND submission for PH-894.

Synergies With Other Therapies

Preclinical studies with our INTASYL compounds in combination with antibodies resulted in enhanced potency in vivo. The combination of INTASYL with antibodies may also increase the number of addressable drug targets. Unlike other antibody combination approaches, INTASYL can target multiple protein drug targets in a specific therapeutic dose, thereby enhancing potency while maintaining a favorable tolerability and safety profile.

We have demonstrated preclinical efficacy with INTASYL in ACT applications. In preclinical studies, INTASYL was shown to enhance the activity of ACT therapies, including with tumor infiltrating lymphocytes and natural killer cells. As demonstrated in these preclinical studies, INTASYL is easily incorporated into current ACT manufacturing processes.

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Intellectual Property

INTASYL compounds have a single-stranded phosphorothioate region, a short duplex region, and contain a variety of nuclease-stabilizing and lipophilic chemical modifications that we believe combine the beneficial properties of both conventional RNAi and antisense technologies. We protect our proprietary information by means of United States and foreign patents, trademarks and copyrights. In addition, we rely upon trade secret protection and contractual arrangements to protect certain of our proprietary information and products. We have pending patent applications that relate to potential drug targets, compounds we are developing to modulate those targets, methods of making or using those compounds, and proprietary elements of our drug discovery technology.

We have also obtained rights to various patents and patent applications under licenses with third parties, which require us to pay royalties, milestone payments, or both.

The degree of patent protection for biotechnology products and processes, including ours, remains uncertain, both in the U.S. and in other important markets, because the scope of protection depends on decisions of patent offices, courts and lawmakers in these countries. There is no certainty that our existing patents or others, if obtained, will afford us substantial protection or commercial benefit. Similarly, there is no assurance that our pending patent applications or patent applications licensed from third parties will ultimately be granted as patents or that those patents that have been issued or are issued in the future will stand if they are challenged in court. We assess our license agreements on an ongoing basis and may from time to time terminate licenses to technology that we do not intend to employ in our technology platforms, or in our product discovery or development activities.

Patents and Patent Applications

We are actively seeking protection for our intellectual property and are prosecuting a number of patents and pending patent applications covering our compounds and technologies. A combined summary of these patents and patent applications is set forth below in the following table:

	Pending Applications	Issued Patents
United States	10	32
Canada	2	3
Europe	6	25
Japan	5	10
Other Markets	1	6

Our portfolio includes 76 issued patents, 68 of which cover our INTASYL technology. There are 19 patent families broadly covering both the composition and methods of use of our self-delivering INTASYL technology and uses of our INTASYL compounds targeting immune checkpoint, cellular differentiation and metabolism targets for ex vivo cell-based cancer immunotherapies. The INTASYL technology patents are scheduled to expire between 2029 and 2038.

Furthermore, there are 27 patent applications, encompassing what we believe to be important new RNAi compounds and their use as therapeutics, chemical modifications of RNAi compounds that improve the compounds’ suitability for therapeutic uses (including delivery) and compounds directed to specific targets (i.e., that address specific disease states). The patents that may issue from these pending patent applications will, if issued, be set to expire between 2029 and 2044, not including any patent term extensions that may be afforded under the Federal Food, Drug, and Cosmetic Act (“FFDCA”) (and the equivalent provisions in foreign jurisdictions) for any delays incurred during the regulatory approval process relating to human drug products (or processes for making or using human drug products).

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Key Intellectual Property License Agreements

As we develop our own proprietary compounds, we continue to evaluate our in-licensed portfolio as well as the field for new technologies that could be in-licensed to further enhance our intellectual property portfolio and unique intellectual property position.

In September 2011, the Company entered into an agreement with Advanced RNA Technologies, LLC (“Advirna”), pursuant to which Advirna assigned to us its existing patent and technology rights related to the INTASYL technology in exchange for an annual maintenance fee, a one-time milestone payment upon the future issuance of the first patent with valid claims covering the assigned patent and technology rights and the issuance of shares of common stock of the Company equal to 5% of the Company’s fully-diluted shares outstanding at the time of issuance. In 2012, we issued shares of common stock of the Company to Advirna equal to 5% of our fully-diluted shares outstanding at the time of issuance and paid $350,000 to Advirna upon the issuance of the first patent in 2014. Additionally, we also pay to Advirna an annual maintenance fee of $100,000 and are required to pay low single-digit royalties on any licensing revenue received by us with respect to future licensing of the assigned Advirna patent and technology rights. To date, any royalties owed to Advirna under the Advirna agreement have been minimal.

Our rights under the Advirna agreement will expire upon the later of: (i) the expiration of the last-to-expire of the “patent rights” (as defined therein) included in the Advirna agreement or (ii) the abandonment of the last-to-be abandoned of such patents, unless earlier terminated in accordance with the provisions of the Advirna agreement. Further, the Company also granted back to Advirna a license under the assigned patent and technology rights for fields of use outside human therapeutics.

Manufacturing and Supply

We do not have any manufacturing capability and therefore we currently rely on and intend to continue to rely on contract manufacturing organizations to produce our product candidates in accordance with regulatory requirements.

We currently rely on and contract with third parties for the manufacture of drug substances and drug products for use in our preclinical studies and clinical trials in accordance with regulatory requirements. We expect that we will continue to rely on and contract with third parties to manufacture our product candidates in the future.

Competition

The biotechnology and pharmaceutical industries, including the immuno-oncology field, are a constantly evolving landscape with rapidly advancing technologies and significant competition. There are a number of competitors in the immuno-oncology field including large and small pharmaceutical and biotechnology companies, academic institutions, government agencies and other private and public research organizations. Many of these companies are larger than us and have greater financial resources and human capital to develop competing products.

Government Regulation

Review and Approval of Drugs in the United States

The United States and many other countries extensively regulate the preclinical and clinical testing, manufacturing, labeling, storage, record-keeping, advertising, promotion, export, marketing and distribution of drugs and biologic products. The U.S. Food and Drug Administration (“FDA”) regulates pharmaceutical and biologic products under the FFDCA, the Public Health Service Act and other federal statutes and regulations.

To obtain approval of our future product candidates from the FDA, we must, among other requirements, submit data supporting safety and efficacy for the intended indication as well as detailed information on the manufacture and composition of the product candidate. In most cases, this will require extensive laboratory tests, preclinical studies and clinical trials. The collection of these data, as well as the preparation of applications for review by the FDA involve significant time and expense. The FDA also may require post-marketing testing to monitor the safety and efficacy of approved products or place conditions on any approvals that could restrict the therapeutic claims and commercial applications of these products. Regulatory authorities may withdraw product approvals if we fail to comply with regulatory standards or if we encounter problems at any time following initial marketing of our products.

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The first stage of the FDA approval process for a new biologic or drug involves completion of preclinical studies and the submission of the results of these studies to the FDA. These data, together with proposed clinical protocols, manufacturing information, analytical data and other information submitted to the FDA through an IND, must become effective before human clinical trials may commence. Preclinical studies generally involve evaluation of product characteristics and animal studies to assess the efficacy and safety of the product candidate. Many of these studies must be conducted in accordance with the FDA’s current Good Laboratory Practices, the Animal Welfare Act, and other applicable regulations.

After the IND becomes effective, a company may commence human clinical trials. These are typically conducted in three sequential phases, but the phases may overlap. Phase 1 trials consist of testing the product candidate in a small number of patients or healthy volunteers, primarily for safety at one or more doses. Phase 2 trials, in addition to safety, evaluate the efficacy of the product candidate in a patient population somewhat larger than Phase 1 trials. Phase 3 trials typically involve additional testing for safety and clinical efficacy in an expanded population at multiple test sites. A company must submit to the FDA a clinical protocol, accompanied by the approval of the Institutional Review Board (“IRB”) at the institutions participating in the trials, prior to commencement of each clinical trial.

To obtain FDA marketing authorization, a company must submit to the FDA the results of the preclinical and clinical testing, together with, among other things, detailed information on the manufacture and composition of the product candidate, in the form of a new drug application (“NDA”), or, in the case of a biologic, a biologics license application (“BLA”).

The amount of time taken by the FDA to approve a NDA or BLA will depend upon a number of factors, including whether the product candidate has received priority review, the quality of the submission and studies presented, the potential contribution that the compound will make in improving the treatment of the disease in question and agency resources.

The FDA maintains several programs to facilitate and expedite the development and review of applications that are intended for the treatment of a serious or life-threatening disease or condition that meet certain other criteria, including Fast Track Designation, Breakthrough Designation, Priority Review, and the Accelerated Approval pathway.

We anticipate that our products will be manufactured by our strategic partners, licensees or other third parties. Before approving an NDA or BLA, the FDA will inspect the facilities at which the product is manufactured and will not approve the product unless the manufacturing facilities are in compliance with the FDA’s current good manufacturing practice regulations (“cGMP”), which are regulations that govern the manufacture, holding and distribution of a product. Manufacturers of biologics also must comply with the FDA’s general biological product standards. Our manufacturers also will be subject to regulation under the Occupational Safety and Health Act, the Nuclear Energy and Radiation Control Act, the Toxic Substance Control Act and the Resource Conservation and Recovery Act and other applicable environmental statutes. Following approval, the FDA and certain state agencies periodically inspects drug and biologic manufacturing facilities to ensure continued compliance with the cGMP. Our manufacturers will have to continue to comply with those requirements. Failure to comply with these requirements subjects the manufacturer to possible legal or regulatory action, such as suspension of manufacturing or recall or seizure of product. Adverse patient experiences with the product must be reported to the FDA and could result in the imposition of marketing restrictions through labeling changes or market removal. Product approvals may be withdrawn if compliance with regulatory requirements is not maintained or if problems concerning safety or efficacy of the product occur following approval.

The labeling, advertising, promotion, marketing and distribution of a drug or biologic product also must be in compliance with FDA and Federal Trade Commission requirements which include, among others, standards and regulations for off-label promotion, industry sponsored scientific and educational activities, promotional activities involving the internet, and direct-to-consumer advertising. We also will be subject to state and local requirements governing the manufacturing and distribution of pharmaceutical products. In addition, we will be subject to a variety of federal, state and local regulations relating to the use, handling, storage and disposal of hazardous materials, including chemicals and radioactive and biological materials. In addition, we will be subject to various laws and regulations governing laboratory practices and the experimental use of animals. In each of these areas, failure to comply with the applicable requirements could result in administrative or judicial enforcement action, which could include refusal to permit clinical trials, refusal to approve an application, withdrawal of an approval, issuance of a warning letter, product recall, product seizure, suspension of production or distribution, fines, refusals of government contracts, and restitution, disgorgement or civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on us.

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Environmental Compliance

Our research and development activities involve the controlled use of potentially harmful biological materials as well as hazardous materials, chemicals and various radioactive compounds. We are subject to federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specific waste products. We are also subject to numerous environmental, health and workplace safety laws and regulations, including those governing laboratory procedures, exposure to blood-borne pathogens and the handling of bio-hazardous materials. The cost of compliance with these laws and regulations could be significant and may adversely affect capital expenditures to the extent we are required to procure expensive capital equipment to meet regulatory requirements. However, to date, compliance with such environmental laws and regulations has not had a material impact on our capital expenditures.

Human Capital Management

We currently have five full-time employees. None of our employees are represented by a labor union or covered by a collective bargaining agreement, nor have we experienced any work stoppages.

We continually evaluate our business needs and weigh the use of in-house expertise and capacity with outsourced expertise and capacity. We currently outsource substantially all preclinical and clinical trial work to third party contract research organizations and drug manufacturing contractors.

Our ability to identify, attract, retain and integrate additional qualified key personnel is also critical to our success and the competition for skilled research, product development, regulatory and technical personnel is intense. To attract qualified applicants, we offer a total rewards package consisting of base salary and cash target bonus, a comprehensive benefit package and equity compensation for every employee. Bonus opportunity and equity compensation increase as a percentage of total compensation based on level of responsibility. Actual bonus payouts are based on performance.

A majority of Phio’s employees have obtained advanced degrees in their professions and we support our employees’ further development with individualized development plans, mentoring, coaching, group training, conference attendance and financial support including tuition reimbursement.

Corporate Information

Effective July 5, 2024, the Company completed a 1-for-9 reverse stock split of the Company’s outstanding common stock, including reclassifying an amount equal to the reduction in par value to additional paid-in capital. The reverse stock split did not reduce the number of authorized shares of the Company’s common or preferred stock. All share and per share amounts have been adjusted to give effect to the reverse stock split.

We were incorporated in the state of Delaware in 2011 as RXi Pharmaceuticals Corporation. On November 19, 2018, we changed our name to Phio Pharmaceuticals Corp., to reflect our transition from a platform company to one that is fully committed to developing groundbreaking immuno-oncology therapeutics. Our executive offices are located at 11 Apex Drive, Suite 300A, PMB 2006, Marlborough, MA 01752, and our telephone number is (508) 767-3861.

The Company’s website address is http://www.phiopharma.com. We make available on our website, free of charge, copies of our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) as soon as reasonably practicable after these reports are filed electronically with, or otherwise furnished to, the Securities and Exchange Commission (the “SEC”). We also make available on our website the charters of our audit, compensation, nominating and governance committees, as well as our corporate code of ethics and conduct.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding Phio and other issuers that file electronically with the SEC. The SEC’s website address is http://www.sec.gov. The contents of this website, and our website, are not incorporated by reference into this report and should not be considered to be part of this report.

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Management’s discussion and analysis

The following discussion and analysis of our financial condition and results of operations should be read together with our consolidated financial statements and the related notes included in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties because they are based on current expectations and relate to future events and our future financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements because of many important factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview and Recent Developments

Phio is a clinical stage biotechnology company whose proprietary INTASYL® small interfering RNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. We are developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems.

Cost Rationalization

In 2023, we implemented a cost rationalization program driven by our transition from a research company to a product development company. This transition resulted in a decision not to renew the lease for our corporate headquarters and primary research facility in Marlborough, Massachusetts, which expired on March 31, 2024. As of April 1, 2024, we have continued operations primarily as a remote business with a laboratory facility in Worcester, Massachusetts. Additionally, we rationalized research personnel and reduced our headcount by approximately 36%. These expense reductions have been redirected to funding the Phase 1b clinical trial with PH-762 directed toward skin cancer.

PH-762

PH-762 is an INTASYL compound designed to reduce the expression of cell death protein 1 (“PD-1”). PD-1 is a protein that inhibits T cells’ ability to kill cancer cells and is a clinically validated target in immunotherapy. Decreasing the expression of PD-1 can thereby increase the capacity of T cells, which protect the body from cancer cells and infections, to kill cancer cells.

Our preclinical studies have demonstrated that direct-to-tumor application of PH-762 resulted in potent anti-tumoral effects and have shown that direct-to-tumor treatment with PH-762 inhibits tumor growth in a dose dependent fashion in PD-1 responsive and refractory models. Importantly, direct-to-tumor administration of PH-762 resulted in activity against distant untreated tumors, indicative of a systemic anti-tumor response. We believe these data further support the potential for PH-762 to provide a strong local immune response without the dose immune-related adverse effects seen with systemic antibody therapy.

PH-762 is currently being evaluated in a U.S. multi-center Phase 1b dose-escalating clinical trial through the intratumoral injection of PH-762 for the treatment of patients with cutaneous squamous cell carcinoma, melanoma and Merkel cell carcinoma. The trial is designed to evaluate the safety and tolerability of neoadjuvant use of intratumorally injected PH-762, assess the tumor response, and determine the dose or dose range for continued study of PH-762 and is expected to enroll up to 30 patients. In November 2023, we announced the dosing of the first patient under a previously cleared Investigational New Drug (“IND”) application by the U.S. Food and Drug Administration. In May 2024, a safety monitoring committee reviewed data from the first dose cohort treated and recommended the escalation to the next dose concentration. Five (5) patients with cutaneous carcinomas have enrolled in Cohorts 1 and 2. Intratumoral injection of PH-762 has been well tolerated in all patients enrolled in the trial to date. There were no related adverse events, no serious adverse events, and no dose limiting toxicities or dose adjustments. The trial is open for the continued enrollment of patients and expects to complete enrollment of patients in the third quarter of 2025.

AgonOx Collaboration

Due to INTASYL’s ease of administration, we have shown that our compounds can easily be incorporated into current adoptive cell therapy (“ACT”) manufacturing processes. In ACT, T cells are usually taken from a patient own blood or tumor tissue, grown in large numbers in a laboratory, and then given back to the patient to help the immune system fight cancer. By treating T cells with our INTASYL compounds while they are being grown in a laboratory, we believe our INTASYL compounds can improve these immune cells to make them more effective in killing cancer. Preclinical data generated in collaboration with AgonOx, Inc. (“AgonOx”), a private company developing a pipeline of novel immunotherapy drugs targeting key regulators of the immune response to cancer, demonstrated that treating AgonOx’s “double positive” tumor infiltrating lymphocytes (“DP TIL”) with PH-762 increased their tumor killing activity by two-fold.

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In February 2021, we entered into a clinical co-development collaboration agreement (the “Clinical Co-Development Agreement”) with AgonOx to develop a T cell-based therapy using PH-762 and AgonOx’s DP TIL. Under the Clinical Co-Development Agreement, we and AgonOx were working to develop a T cell-based therapy using our lead product candidate, PH-762, and AgonOx’s DP TIL Technology. We had agreed to reimburse AgonOx up to $4 million in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors. We were also eligible to receive certain future development milestones and low single-digit sales-based royalty payments from AgonOx’s licensing of its DP TIL technology.

In May 2024, we terminated the Clinical Co-Development Agreement with AgonOx, which such termination was effective immediately. Effective as of the date of termination, the Clinical Co-Development Agreement and our continuing obligations and those of AgonOx thereunder were terminated in their entirety. We are no longer required to provide financial support for the development of costs incurred under the Clinical Co-Development Agreement, and we are no longer entitled to future development milestones or royalty payments from AgonOx’s licensing of its DP TIL technology. We will pay to AgonOx all payment obligations that accrued prior to the termination of the Clinical Co-Development Agreement. Remaining payments to be made to AgonOx as of September 30, 2024 total $35,000, which primarily relate to accrued obligations for patient fees and other miscellaneous costs as of the date of termination. Pursuant to the terms of the Clinical Co-Development Agreement, we and AgonOx are coordinating the orderly wind-down of the Phase 1 clinical trial. Each of us and AgonOx shall be responsible for its own costs and expenses incurred in connection with the wind-down of the Phase 1 clinical trial.

Prior to the termination of the Clinical Co-Development Agreement with AgonOx, PH-762 treated DP TIL were being evaluated in a Phase 1 clinical trial in the United States with up to 18 patients with advanced melanoma and other advanced solid tumors by AgonOx. The primary trial objectives were to evaluate the safety and to study the potential for enhanced therapeutic benefit from the administration of PH-762 treated DP TIL. AgonOx had enrolled three patients. The first two patients were treated with DP TIL only and the third patient was treated with a combination of DP TIL and PH-762.

On December 19, 2024, we announced that the Safety Monitoring Committee (SMC) recommended dose escalation in our Phase 1b clinical trial designed to evaluate the safety and tolerability of PH-762 in the treatment of Stages 1, 2, and 4 cutaneous squamous cell carcinoma, Stage 4 melanoma and Stage 4 Merkel cell carcinoma.

On January 13, 2025, we announced that in this Phase 1b clinical trial with PH-762, dosed intratumorally, the second cohort had enrolled 4 patients who were diagnosed with cutaneous squamous cell carcinoma. At Day 36 (tumor excision), the first two patients who completed treatment showed a complete response (100% tumor clearance) and a partial response (90% clearance), respectively. Pathology data assessing efficacy data on the remaining 2 patients is forthcoming.

The intratumoral injections have been well tolerated in our Phase 1b clinical trial. There have been no dose-limiting toxicities, or serious adverse events in participants receiving intratumoral PH-762 in our Phase 1b clinical trial.

Recent Offerings

In December 2024 and January 2025, we conducted a number of concurrent registered direct offerings and private placements with certain of the Selling Stockholders. The net proceeds to us from the such registered direct offerings and private placements are approximately $7.95 million, after deducting fees and expenses, and the details of such offerings are as follows:

December 19, 2024 Concurrent Registered Direct Offering and Private Placement

On December 19, 2024, we entered into a securities purchase agreement (the “December 19, 2024 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “December 19, 2024 Registered Direct Offering”) and concurrent private placement (the “December 19, 2024 Private Placement” and, together with the December 19, 2024 Registered Direct Offering, the “December 19, 2024 Offerings”). The December 19, 2024 Offerings closed on December 20, 2024.

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We offered and sold in the December 19, 2024 Registered Direct Offering 437,192 shares of Common Stock at a purchase price of $2.635 per share. In the December 19, 2024 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 437,192 shares of common stock (the “Series E Warrants”). Under the terms of the December 19, 2024 Securities Purchase Agreement, for each share of common stock issued in the December 19, 2024 Registered Direct Offering, an accompanying Series E Warrant was issued to the purchaser thereof. Each Series E Warrant is exercisable for one share of common stock (a “December 19, 2024 Warrant Share”) at an exercise price of $2.51 per share and will expire on December 20, 2029. The Series E Warrants were offered and sold at a purchase price of $0.125 per Series E Warrant, which purchase price is included in the offering price per share of common stock issued in the December 19, 2024 Registered Direct Offering.

December 23, 2024 Concurrent Registered Direct Offering and Private Placement

On December 23, 2024, we entered into a securities purchase agreement (the “December 23, 2024 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “December 23, 2024 Registered Direct Offering”) and concurrent private placement (the “December 23, 2024 Private Placement” and, together with the December 23, 2024 Registered Direct Offering, the “December 23, 2024 Offerings”). The December 23, 2024 Offerings closed on December 24, 2024.

We offered and sold in the December 23, 2024 Registered Direct Offering 240,000 shares of common stock at a purchase price of $2.00 per share. In the December 23, 2024 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 240,000 shares of common stock (the “Series F Warrants”). Under the terms of the December 23, 2024 Securities Purchase Agreement, for each share of common stock issued in the December 23, 2024 Registered Direct Offering, an accompanying Series F Warrant was issued to the purchaser thereof. Each Series F Warrant is exercisable for one share of common stock (a “December 23, 2024 Warrant Share”) at an exercise price of $2.00 per share and will expire on December 24, 2029. The Series F Warrants were offered and sold at a purchase price of $0.125 per Series F Warrant, which purchase price is included in the offering price per share of common stock issued in the December 19, 2024 Registered Direct Offering.

January 13, 2025 Concurrent Registered Direct Offering and Private Placement

On January 13, 2025, we entered into a securities purchase agreement (the “January 13, 2025 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “January 13, 2025 Registered Direct Offering”) and concurrent private placement (the “January 13, 2025 Private Placement” and, together with the January 13, 2025 Registered Direct Offering, the “January 13, 2025 Offerings”). The January 13, 2025 Offerings closed on January 14, 2025.

We offered and sold in the January 13, 2025 Registered Direct Offering 1,063,670 shares of common stock at a purchase price of $3.00 per share. In the January 13, 2025 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 2,127,340 shares of common stock (the “Series G Warrants”). Under the terms of the January 13, 2025 Securities Purchase Agreement, for each share of common stock issued in the January 13, 2025 Registered Direct Offering, two accompanying Series G Warrants were issued to the purchaser thereof. Each Series G Warrant is exercisable for one share of common stock (a “January 13, 2025 Warrant Share”) at an exercise price of $3.00 per share and will expire on January 14, 2027. The Series G Warrants were offered and sold at a purchase price of $0.125 per Series G Warrant, which purchase price is included in the offering price per share of common stock issued in the January 13, 2025 Registered Direct Offering.

January 14, 2025 Concurrent Registered Direct Offering and Private Placement

On January 14, 2025, we entered into a securities purchase agreement (the “January 14, 2025 Securities Purchase Agreement”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “January 14, 2025 Registered Direct Offering”) and concurrent private placement (the “January 14, 2025 Private Placement”). The January 14, 2025 Registered Direct Offering and the January 14, 2025 Private Placement (together, the “January 14, 2025 Offerings”) closed on January 15, 2025.

We offered and sold in the January 14, 2025 Registered Direct Offering 833,335 shares of common stock at a purchase price of $3.00 per share. In the January 14, 2025 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 1,666,670 shares of common stock (the “Series H Warrants”). Under the terms of the January 14, 2025 Securities Purchase Agreement, for each share of common stock issued in the January 14, 2025 Registered Direct Offering, two accompanying Series H Warrants were issued to the purchaser thereof. Each Series H Warrant is exercisable for one share of common stock (a “January 14, 2025 Warrant Share”) at an exercise price of $3.00 per share and will expire on January 15, 2027. The Series H Warrants were offered and sold at a purchase price of $0.125 per Series H Warrant, which purchase price is included in the offering price per share of common stock issued in the January 14, 2025 Registered Direct Offering.

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January 16, 2025 Concurrent Registered Direct Offering and Private Placement

On January 16, 2025, we entered into a securities purchase agreement (the “January 16, 2025 Securities Purchase Agreement” and, together with the December 19, 2024 Securities Purchase Agreement, the December 23, 2024 Securities Purchase Agreement, the January 13, 2025 Securities Purchase Agreement and the January 14, 2025 Securities Purchase Agreement, the “Purchase Agreements”) with certain of the Selling Stockholders in connection with a registered direct public offering (the “January 16, 2025 Registered Direct Offering” and, together with the December 19, 2024 Registered Direct Offering, the December 23, 2024 Registered Direct Offering, the January 13, 2025 Registered Direct Offering and the January 14, 2025 Registered Direct Offering, the “Registered Direct Offerings”) and concurrent private placement (the “January 16, 2025 Private Placement” and, together with the December 19, 2024 Private Placement, the December 23, 2024 Private Placement, the January 13, 2025 Private Placement and the January 14, 2025 Private Placement, the “Private Placements”). The January 16, 2025 Registered Direct Offering and the January 16, 2025 Private Placement (together, the “January 16, 2025 Offerings”) closed on January 17, 2025.

We offered and sold in the January 16, 2025 Registered Direct Offering 610,000 shares of common stock at a purchase price of $3.00 per share. In the January 16, 2025 Private Placement, we also issued to such Selling Stockholders unregistered warrants to purchase up to 1,220,000 shares of common stock (the “Series I Warrants” and, together with the Series E Warrants, the Series F Warrants, the Series G Warrants and the Series H Warrants, the “Warrants”). Under the terms of the January 16, 2025 Securities Purchase Agreement, for each share of common stock issued in the January 16, 2025 Registered Direct Offering, two accompanying Series I Warrants were issued to the purchaser thereof. Each Series I Warrant is exercisable for one share of common stock (a “January 16, 2025 Warrant Share” and, together with the December 19, 2024 Warrant Shares, the December 23, 2024 Warrant Shares, the January 13, 2025 Warrant Shares and the January 14, 2025 Warrant Shares, the “Warrant Shares”) at an exercise price of $3.00 per share and will expire on January 19, 2027. The Series I Warrants were offered and sold at a purchase price of $0.125 per Series I Warrant, which purchase price is included in the offering price per share of common stock issued in the January 16, 2025 Registered Direct Offering.

Pursuant to an engagement letter, dated as of June 27, 2024, as amended, between us and H.C. Wainwright & Co., LLC (the “Placement Agent”), we agreed to pay the Placement Agent a total cash fee equal to 7.5% of the gross proceeds received in the Registered Direct Offerings and the Private Placements. We also agreed to pay the Placement Agent in connection with the Registered Direct Offerings and the Private Placements a management fee equal to 1.0% of the gross proceeds raised in the Registered Direct Offerings and the Private Placements. Further, we agreed to pay the Placement Agent (i) in connection with each of the December 19, 2024 Offerings, the January 13, 2025 Offerings and the January 14, 2025 Offerings, $25,000 for non-accountable expenses and $15,950 for clearing fees, (ii) in connection with the January 16, 2025 Offerings, $20,000 for non-accountable expenses and $10,000 for clearing fees and (iii) in connection with the December 23, 2024 Offerings, $10,000 for non-accountable expenses and $10,000 for clearing fees.

In addition, in connection with the Registered Direct Offerings and the Private Placements, we agreed to issue to the Placement Agent, or its designees, warrants to purchase up to an aggregate of 238,814 shares of common stock (the “Placement Agent Warrants”), which represent 7.5% of the aggregate number of shares of common stock sold in the Registered Direct Offerings. The Placement Agent Warrants have substantially the same terms as the Warrants, except that (i) 32,789 of the Placement Agent Warrants have an exercise price equal to $3.2938, or 125% of the offering price per share of common stock sold in the December 19, 2024 Registered Direct Offering, and are exercisable until December 19, 2029, (ii) 18,000 of the Placement Agent Warrants have an exercise price equal to $2.50, or 125% of the offering price per share of common stock sold in the December 23, 2024 Registered Direct Offering, and are exercisable until December 23, 2029, (iii) 79,775 of the Placement Agent Warrants have an exercise price equal to $3.75, or 125% of the offering price per share of common stock sold in the January 13, 2025 Registered Direct Offering, and are exercisable until January 14, 2027, (iv) 62,500 of the Placement Agent Warrants have an exercise price equal to $3.75, or 125% of the offering price per share of common stock sold in the January 14, 2025 Registered Direct Offering, and are exercisable until January 15, 2027 and (v) 45,750 of the Placement Agent Warrants have an exercise price equal to $3.75, or 125% of the offering price per share of common stock sold in the January 16, 2025 Registered Direct Offering, and are exercisable until January 19, 2027.

Results of Operations for the Three and Nine Months Ended September 30, 2024 and 2023

The following data summarizes the results of our operations for the periods indicated, in thousands:

	Three Months Ended September 30,			Nine Months Ended September 30,
Description	2024	2023	Dollar Change	2024	2023	Dollar Change
Operating expenses	$1,590	$2,776	$(1,186)	$5,713	$8,925	$(3,212)
Operating loss	$(1,590)	$(2,776)	$1,186	$(5,713)	$(8,925)	$3,212
Net loss	$(1,524)	$(2,780)	$1,256	$(5,524)	$(8,931)	$3,407

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Comparison of the Three and Nine Months Ended September 30, 2024 and 2023

Operating Expenses

The following table summarizes our total operating expenses, for the periods indicated, in thousands:

	Three Months Ended September 30,			Nine Months Ended September 30,
Description	2024	2023	Dollar Change	2024	2023	Dollar Change
Research and development	$644	$1,808	$(1,164)	$2,658	$5,325	$(2,667)
General and administrative	946	968	(22)	3,055	3,600	(545)
Total operating expenses	$1,590	$2,776	$(1,186)	$5,713	$8,925	$(3,212)

 Research and Development Expenses

Research and development expenses relate to compensation and benefits for research and development personnel, facility-related expenses, supplies, external services, costs to acquire technology licenses, research activities under our research collaboration agreement, expenses associated with preclinical and clinical development activities and other operating costs. Our research and development programs are focused on the development of immuno-oncology therapeutics based on our INTASYL therapeutic platform. Since we commenced operations, research and development expenses have been a significant portion of our total operating expenses and are expected to constitute the majority of our spending for the foreseeable future.

Research and development expenses for the three months ended September 30, 2024 decreased 64% as compared with the three months ended September 30, 2023. The decrease in research and development expenses was primarily driven by our cost rationalization measures in transitioning from a research company to a product development company resulting in a decrease of $286,000 in salary-related costs, including stock-based compensation expense, and $85,000 due to the wind-down of preclinical studies, and $835,000 primarily related to our former Clinical Co-Development Agreement from the prior year period.

Research and development expenses for the nine months ended September 30, 2024 decreased 50% as compared with the nine months ended September 30, 2023. The decrease in research and development expenses was primarily driven by our cost rationalization measures in transitioning from a research company to a product development company resulting in a decrease of $880,000 of expense due to the wind-down of preclinical studies, $1,108,000 in salary-related costs, including stock-based compensation expense, and $204,000 in lab supplies associated with the reduction in headcount, in addition to decreases in clinical consulting fees of $350,000 incurred in connection with our IND filing for PH-762 in the prior period, decreases in clinical trial-related fees for our former PH-762 trials in ACT and European clinical trial, and a decrease of $208,000 in manufacturing fees for PH-762.

We anticipate our research and development expenses will remain relatively consistent for the remainder of 2024.

General and Administrative Expenses

General and administrative expenses relate to compensation and benefits for general and administrative personnel, facility-related expenses, professional fees for legal and patent-related activities, audit, tax and consulting services, as well as other general corporate expenses.

General and administrative expenses for the three months ended September 30, 2024 decreased 2% as compared with the three months ended September 30, 2023. The decrease in general and administrative expenses was primarily due to a decrease in salary-related expenses.

General and administrative expenses for the nine months ended September 30, 2024 decreased 15% as compared with the nine months ended September 30, 2023. The decrease in general and administrative expenses was primarily due to decreases in salary-related expenses due to reductions in headcount of $196,000, in professional fees for a total of $229,000 primarily related to legal and patent expenses, and in our D&O insurance premium of $74,000 as compared to the prior year period.

We anticipate our general and administrative expenses will remain relatively consistent for the remainder of 2024.

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Results of Operations for the Years Ended December 31, 2023 and 2022

The following data summarizes the results of our operations for the years ended December 31, 2023 and 2022, in thousands:

	Years Ended December 31,		Dollar
	2023	2022	Change
Operating expenses	$10,824	$11,462	$(638)
Operating loss	$(10,824)	$(11,462)	$638
Net loss	$(10,826)	$(11,480)	$654

Comparison of the Years Ended December 31, 2023 and 2022

Operating Expenses

The following table summarizes our total operating expenses, for the periods indicated, in thousands:

	Years Ended December 31,		Dollar
	2023	2022	Change
Research and development	$6,332	$7,012	$(680)
General and administrative	4,366	4,450	(84)
Impairment of property and equipment	126	–	126
Total operating expenses	$10,824	$11,462	$(638)

Research and Development Expenses

Research and development expenses for the year ended December 31, 2023 decreased 10% as compared to the year ended December 31, 2022. The decrease was primarily due to a decrease in costs related to the completion of our IND-enabling preclinical studies for PH-894 of approximately $1,979,000 and reduced lab supplies of approximately $298,000 as a result of a decrease in lab personnel and a shift in focus on clinical development and, partially offset by an increase in clinical-related costs of approximately $1,580,000 for the two U.S. PH-762 Phase 1 clinical trials as compared to the prior year period.

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2023 decreased 2% as compared to the year ended December 31, 2022. The decrease was primarily due to decreases in personnel-related expenses of approximately $230,000 due to departmental organizational changes and one-time executive search-related fees of approximately $78,000 for the Company’s President & CEO and reduced D&O insurance premiums of $92,000, partially offset by increased legal fees of approximately $302,000.

Impairment of Property and Equipment

Loss on impairment of property and equipment for the year ended December 31, 2023 increased 100% as compared to the year ended December 31, 2022. The impairment charge to our long-lived assets was associated with our non-renewal of our office lease to operate as a remote business. The carrying value of these assets totaling $126,000 was deemed no longer recoverable and an impairment charge of $126,000 was recorded to adjust those assets to their fair value.

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Liquidity and Capital Resources

Historically, our primary source of funding has been through the sale of our securities. In the future, we will be dependent on obtaining funding from third parties, such as proceeds from the issuance of debt, sale of equity or strategic opportunities, in order to maintain our operations. We have reported recurring losses from operations since inception and expect that we will continue to have negative cash flows from our operations for the foreseeable future. At September 30, 2024, we had cash of $5,390,000 as compared with $8,490,000 at December 31, 2023.

On May 16, 2024, we entered into a purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”), pursuant to which we agreed to sell, and Triton agreed to purchase, upon our request in one or more transactions, up to 95,833 shares of our common stock at a purchase of $6.48 per share (the “Purchase Price”), for aggregate gross proceeds of up to $621,000. On July 3, 2024, we terminated the Purchase Agreement with Triton effective immediately. No shares of common stock were sold by us pursuant to the Purchase Agreement prior to termination.

In July 2024, we entered into inducement letter agreements (the “July 2024 Inducement Letter Agreements”) with certain holders of certain of our existing warrants to purchase up to an aggregate of 545,286 shares of the Company’s common stock. The existing warrants were originally issued in February 2020 through December 2023, having exercise prices between $324.00 and $9.72 per share. Pursuant to the July 2024 Inducement Letter Agreements, these warrants were exercised for cash at a reduced exercise of $5.45 per share in consideration of our agreement to issue new unregistered five and one-half year term Series C warrants to purchase up to 583,098 shares of common stock at an exercise price of $5.45 and new unregistered eighteen month term Series D warrants to purchase up to 507,474 shares of common stock at an exercise price of $5.45, both issued and sold at a price of $0.125 per warrant share (the “July 2024 Financing”). The net proceeds to us from the July 2024 Financing were approximately $2,646,000, after deducting placement agent fees and offering expenses.

We have limited cash resources, have reported recurring losses from operations since inception, have negative operating cash flows and have not yet received product revenues. These factors raise substantial doubt regarding our ability to continue as a going concern, and our current cash resources may not provide sufficient capital to fund operations for at least the next 12 months from the date of the release of the condensed consolidated financial statements included elsewhere in this Quarterly Report. Our continuation as a going concern depends upon our ability to raise additional capital through equity offerings, debt offerings and/or strategic opportunities to fund our operations. There can be no assurance that we will be successful in accomplishing any of these plans in order to continue as a going concern. The condensed consolidated financial statements included elsewhere in this Quarterly Report do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

The following table summarizes our cash flows for the periods indicated, in thousands:

	Nine Months Ended September 30,
	2024	2023
Net cash used in operating activities	$(5,741)	$(8,379)
Net cash used in investing activities	–	(5)
Net cash provided by financing activities	2,641	5,010
Net decrease in cash, cash equivalents and restricted cash	$(3,100)	$(3,374)

Net Cash Flow from Operating Activities

Net cash used in operating activities was $5,741,000 for the nine months ended September 30, 2024 as compared with $8,379,000 for the nine months ended September 30, 2023. The decrease was primarily due to a decrease in net loss of $3,407,000, a decrease in non-cash related items of $298,000 primarily related to reduced stock-based compensation expense, and a decrease in the changes in operating assets and liabilities of $472,000 primarily as a result of liabilities owed for the completion of preclinical studies in the prior year period.

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Net Cash Flow from Investing Activities

There were no investing activities for the nine months ended September 30, 2024 as compared with $5,000 for the nine months ended September 30, 2023. The decrease in net cash used in investing activities was primarily due to laboratory and computer equipment purchases for our facility during the prior year period.

Net Cash Flow from Financing Activities

Net cash provided by financing activities was $2,641,000 for the nine months ended September 30, 2024 as compared with $5,010,000 for the nine months ended September 30, 2023. The decrease was primarily due to the net proceeds from the completion of our financing activities during the prior year period as compared with the current year period.

The following table summarizes our cash flows for the years ended December 31, 2023 and 2022, in thousands:

	Years Ended December 31,
	2023	2022
Net cash used in operating activities	$(10,749)	$(12,129)
Net cash used in investing activities	(5)	(121)
Net cash provided by (used in) financing activities	7,413	(26)
Net decrease in cash and restricted cash	$(3,341)	$(12,276)

Net Cash Flow from Operating Activities

Net cash used in operating activities for the year ended December 31, 2023 decreased 11% as compared to the year ended December 31, 2022, primarily due to decreased cash outflows from changes in operating assets and liabilities of $720,000 as a result of liabilities owed for the payments related to the IND-enabling studies with PH-894 and clinical supply manufacturing of PH-762 and PH-894 in the prior year period and a decrease in net loss of $654,000.

Net Cash Flow from Investing Activities

Net cash used in investing activities for the year ended December 31, 2023 decreased 96% as compared to the year ended December 31, 2022, primarily due to changes in laboratory and computer equipment purchases for our facility over the comparative period.

Net Cash Flow from Financing Activities

Net cash provided by financing activities for the year ended December 31, 2023 increased as compared to the net cash used in financing activities for the year ended December 31, 2022, primarily due to the Company’s capital raise activities over the comparative period (see Note 9 to our consolidated annual consolidated financial statements included elsewhere in this Annual Report).

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates and base our estimates on historical experience and various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions and could have a material impact on our reported results. While our significant accounting policies are more fully described in Note 1 to our consolidated financial statements included elsewhere in this Annual Report, we believe the following addresses our accounting policies to be the most critical in understanding the judgments and estimates we use in preparing our consolidated financial statements.

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Research and Development Expenses

Research and development expenses are charged to expense as incurred. Payments made by us in advance for research and development services not yet provided and/or for materials not yet received are recorded as prepaid expenses and expensed when the service has been performed or when the goods have been received. Accrued liabilities are recorded with respect to services provided and/or materials that we have received for which vendors have not yet billed us. The financial terms of these contracts are subject to negotiation, vary from provider to provider and may result in uneven payment flows. There may be instances in which payments made to our vendors exceed the level of services provided and result in a prepayment of the expense. In other instances, payment depends on factors such as the successful completion of milestones.

We are required to estimate our accrued research and development expenses, of which a significant portion relate to third party providers we have contracted with to perform various research activities on our behalf for the continued development of our product candidates. This process includes reviewing open contracts and purchase orders, estimating the service performed and the associated cost incurred for research and development services not yet billed or otherwise notified of actual cost. Accrued liabilities for the services provided by contract research organizations are recorded during the period incurred based on such estimates and assumptions as expected cost, passage of time, the level of effort to be expended in each period, the achievement of milestones and other information available to us. Estimates of our research and development accruals are assessed on a quarterly basis based on an evaluation of the progress to completion of specific tasks using information and data provided to us by our vendors and facts and circumstances known to us at that time, and adjusted accordingly.

Actual results may differ from these estimates and could have a material impact on our reported results. Our historical accrual estimates have not been materially different from our actual costs. Due to the nature of estimates, we cannot provide assurance that we will not make changes to our estimates in the future as we become aware of additional information about the conduct of our research activities.

Collaborative Arrangements

We follow the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 808, “Collaborative Arrangements,” (“Topic 808”) when collaboration agreements involve joint operating activities in which both parties are active participants and that are also both exposed to significant risks and rewards. We also consider the guidance in the FASB ASC Topic 606, “Revenue from Contracts with Customers,” (“Topic 606”) in determining the appropriate treatment for activities between us and our collaborative partners that are more reflective of a vendor-customer relationship and therefore, within the scope of Topic 606, as well as other accounting literature. Under Topic 808, we determine an appropriate recognition method, either by analogy to appropriate accounting literature or by applying a reasonable accounting policy election. Generally, the classification of transactions under the collaborative arrangement is determined based on the nature and contractual terms of the arrangement along with the nature of the operations of the participants. We recognize our share of costs arising from research and development activities performed by collaborators in the period our collaborators incur such expense. Reimbursements that are the result of a collaborative relationship instead of a customer relationship, such as co-development activities, are evaluated on a quarterly basis and recorded as an offset to research and development expense incurred. Payments in excess of our collaboration expense will be recorded as revenue.

Derivative Financial Instruments

During the normal course of business we may issue warrants as part of a debt or equity financing. Warrants and other derivative financial instruments are accounted for either as equity or as an asset or liability, depending on the characteristics of each derivative financial instrument. Financial instruments that do not meet the definition of a derivative are classified as equity and measured at fair value and recorded as additional paid in capital in stockholders’ equity at the date of issuance. No further adjustments to their valuation are made. Financial instruments that meet the definition of a derivative are classified as an asset or liability are measured at fair value on the issuance date and are revalued on each subsequent balance sheet date. The changes in the fair value are recognized as current period income or loss.

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Contractual Obligations

Details of our obligations under the Clinical Co-Development Agreement with our former collaboration partner AgonOx can be found in Note 2 of the condensed consolidated financial statements. Outside of the above, there have been no material changes to the contractual obligations as disclosed in our 2023 Form 10-K.

Future Funding Requirements

At September 30, 2024, we had cash and cash equivalents of $5,390,000 and received estimated net proceeds of $2,646,000 from our July 2024 Financing. At September 30, 2024, we expect that our cash and cash equivalents will enable us to fund our current operating plan into Q2 2025. Due to the difficulty and uncertainty associated with the design and implementation of preclinical studies and clinical trials, we will continue to assess our cash and cash equivalents and future funding requirements. However, there is no assurance that additional funding will be achieved and that we will succeed in our future operations. We expect to continue to incur substantial additional operating losses for at least the next several years as we continue to develop our product candidates and seek marketing approval and, subject to obtaining such approval, the eventual commercialization of our product candidates. If we obtain marketing approval for any of our product candidates, we will incur significant sales, marketing and manufacturing expenses. We also expect to continue to incur significant costs to comply with corporate governance, internal controls and similar requirements associated with operating as a public reporting company.

Actual cash requirements could differ from management’s projections due to many factors including additional investments in research and development programs, clinical trial expenses for PH-762, competing technological and market developments, general and administrative expenses, and the costs of any strategic acquisitions and/or development of complementary business opportunities.

We expect to seek additional funding to sustain our future operations and while we have successfully raised capital in the past, the ability to raise capital in future periods is not assured. We do not know if additional capital will be available when needed or on terms favorable to us or our stockholders. Collaboration, licensing or other agreements may not be available on favorable terms, or at all. If we seek to sell our equity securities, we do not know whether and to what extent we will be able to do so, or on what terms. If available, additional equity financing may be dilutive to stockholders, debt financing may involve restrictive covenants or other unfavorable terms and dilute our existing stockholders’ equity, and funding through collaboration, licensing or other commercial agreements may be on unfavorable terms, including requiring us to relinquish rights to certain of our technologies or products. If adequate financing is not available if and when needed, we may delay, reduce the scope of, or eliminate research or development programs, if any, postpone or cancel the pursuit of product candidates, or otherwise significantly curtail our operations to reduce our cash requirements and extend our capital.

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Management

Set forth below are the present directors and executive officers of the Company as of December 31, 2024. There are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Age	Position(s) with the Company
Robert J. Bitterman	73	President, Chief Executive Officer and Chairman of the Board of Directors
Robert M. Infarinato	79	Vice President, Chief Financial Officer
Patricia A. Bradford	74	Director
Robert L. Ferrara	73	Lead Independent Director
Jonathan E. Freeman, Ph.D.	57	Director
Curtis A. Lockshin, Ph.D.	64	Director

Biographies

Set forth below are brief accounts of the business experience of each director and executive officer of the Company.

Robert J. Bitterman has served as a member and the Chairman of the Board since 2012 and as our President and Chief Executive Officer since February 2023. Mr. Bitterman served as the Interim Executive Chairman of the Company from September 2022 to February 2023 until his appointment as President and Chief Executive Officer. Mr. Bitterman served as the President and Chief Executive Officer of Cutanea Life Sciences, Inc., a private company he founded in 2005 that focused on developing innovative technologies to treat diseases and disorders of the skin and subcutaneous tissue, until its acquisition by Biofrontera, Inc., USA in March 2019. Since leaving Cutanea, Mr. Bitterman was retired until commencing the Interim Executive Chairman role with the Company in September 2022. Prior to his role at Cutanea Life Sciences, Inc., Mr. Bitterman also held the position of President and Chief Executive Officer of Isolagen, Inc., President and General Manager of Dermik Laboratories and various positions of increasing responsibility in financial and commercial capacities within Aventis S.A. Mr. Bitterman holds an A.B. degree in Economics from The College of the Holy Cross and a Master of Business Administration degree from Boston University. He also holds a Doctor of Humane Letters (Honoris Causa) from the New York College of Podiatric Medicine. Mr. Bitterman’s executive leadership experience and his experience in the pharmaceutical industry qualifies him to serve as a member of the Board.

Robert M. Infarinato has served as our Vice President, Chief Financial Officer since August 1, 2024. Mr. Infarinato, an attorney and certified public accountant, has over 40 years of leadership roles, including in the pharmaceutical and biotech industries. From 2000 to 2024, Mr. Infarinato served as a self-employed business consultant doing business as International Business Consulting. From 2010 to 2019, Mr. Infarinato served in various positions within Cutanea Life Sciences, Inc., a privately held dermatology company, including chief compliance officer, as well as a member of the board of directors and the audit committee thereof. From 1996 to 2013, Mr. Infarinato served as a member of the board of trustees for Abington Health Systems, serving as chairman from 2010 to 2013. Following Abington Health Systems’ merger with Jefferson Health System, Mr. Infarinato served on the finance committee until September 2021 and the Abington Jefferson Compliance Committee until 2023. From January 2022 to January 2023, Mr. Infarinato served as a tax specialist for Steinberg, Shebairo LLP CPAs. Mr. Infarinato obtained his Juris Doctor degree from Fordham University School of Law, and his B.S. from the Syracuse University Whitman School of Management.

Patricia A. Bradford has served as a member of the Board since 2022. Ms. Bradford served as Senior Vice President Global Human Resources at Unisys Corporation, a global information technology solutions company, where her total service at Unisys spanned from 1982 until her retirement in 2013. In her role at Unisys, Ms. Bradford strategically led all global human resource programs and initiatives, including talent management, at multiple levels of the organization. Ms. Bradford’s roles at Unisys progressively included all areas of human resources, including an overseas assignment at the Unisys European headquarters where she provided human resources leadership to the region. Prior to Unisys, Ms. Bradford was employed by Deloitte, an audit, consulting, tax, and advisory services firm, from 1978 to 1982. Since 2014, Ms. Bradford has maintained a consulting practice focused on individual coaching for senior executives and high potential employees recommended by management. Ms. Bradford received a B.S. degree with an emphasis on accounting and statistics from Walsh College and is a Certified Public Accountant. Ms. Bradford’s executive leadership experience, global business perspective, and human capital management and financial backgrounds qualifies her to serve as a member of the Board.

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Robert L. Ferrara has served as a member of the Board since 2019 and currently serves as our Lead Independent Director. He most recently served as the Chief Financial Officer of Cutanea Life Sciences, Inc., a private company focused on developing innovative technologies to treat diseases and disorders of the skin and subcutaneous tissue, from January 2012 to his retirement in June 2019. Prior to Cutanea, Mr. Ferrara served as the Chief Financial Officer of Storeroom Solutions Inc., a venture capital financed, technology enhanced, integrated supply chain solutions company, from 2004 to 2011, and NER Data Products, Inc., an IT service management company, from 2000 to 2003, as well as holding other senior level financial positions in national and international public companies in the greater Philadelphia area. Mr. Ferrara received a B.S. in Accounting from Lehigh University and is a Certified Public Accountant. Mr. Ferrara’s financial expertise and his extensive experience in both publicly traded and venture capital backed companies in a variety of industries, including the life sciences, qualifies him to serve as a member of the Board.

Jonathan E. Freeman, Ph.D. has served as a member of the Board since 2017. Dr. Freeman currently serves as the Chief Operating Officer of Anthos Therapeutics Inc., a clinical-stage biopharmaceutical company developing therapies for cardiovascular patients, a position he has held since July 2021. Anthos Therapeutics Inc. was launched by Novartis and Blackstone Life Sciences, a private investment firm, where Dr. Freeman has also served as a Senior Advisor since July 2018. From 2017 to June 2018, Dr. Freeman held the position of Chief Business Officer of Vedanta Biosciences, a clinical-stage company developing therapies for immune-mediated diseases. Prior to his role with Vedanta Biosciences, Dr. Freeman was the Senior Vice President of Strategy and Portfolio Management and Head of Business Development and Licensing at Merck KGaA, a leading science and technology company, from 2008 to 2016. Dr. Freeman received a Ph.D. in Molecular Pharmacology and Drug Metabolism from the Imperial Cancer Research Fund (now CRUK), an M.A. and First Class Honours in Biochemistry from Cambridge University and a MBA with a finance major from Webster University, St. Louis. Dr. Freeman’s executive leadership experience and his background in immunology qualifies him to serve as a member of the Board.

Curtis A. Lockshin, Ph.D. has served as a member of the Board since 2013. Dr. Lockshin served as the Chief Scientific Officer of Xenetic Biosciences, Inc., a biopharmaceutical company focused on the development of novel oncology therapeutics, from January 2017 to May 2024. Prior to this appointment, Dr. Lockshin served as Xenetic Biosciences, Inc.’s Vice President of Research and Operations from March 2014 to January 2017. From July 2016 to December 2016, Dr. Lockshin served as Chief Technical Officer of VBI Vaccines, Inc., a company developing vaccines in infectious disease and immuno-oncology. VBI Vaccines, Inc. merged with SciVac Therapeutics, Inc. and its subsidiary SciVac, Ltd., a commercial-stage biologics and vaccine company, in July 2016 where Dr. Lockshin had served as its Chief Executive Officer and director since September 2014. Since 2004, Dr. Lockshin has served as a Director of the Ruth K. Broad Biomedical Research Foundation, a Duke University Support Corporation. Since May 2013, Dr. Lockshin has also served as President and Chief Executive Officer of Guardum Pharmaceuticals, LLC, a private pharmaceutical company. Dr. Lockshin holds a PhD in Biological Chemistry and a BS in Life Sciences, both from the Massachusetts Institute of Technology. Our Nominating Committee believes that Dr. Lockshin’s scientific background, his significant industry knowledge and management experience qualifies him to serve as a member of the Board.

Director Independence

We believe that the Company benefits from having a strong and independent Board. For a director to be considered independent, the Board must determine that the director does not have any direct or indirect material relationship with the Company that would affect his or her exercise of independent judgment. On an annual basis, the Board reviews the independence of all directors under the applicable Commission rules and Nasdaq listing standards. The Board also considers each director’s affiliations with the Company and members of management, as well as significant holdings of Company securities. This review considers all known relevant facts and circumstances in making an independence determination. Based on this review, the Board has made an affirmative determination that all directors are independent, other than our President and Chief Executive Officer and Chairman of the Board, Mr. Bitterman.

In addition, Nasdaq listing standards require that, subject to specified exceptions, each member of our Audit, Compensation, Governance and Nominating Committees of the Board be independent and that members of our Audit Committee of the Board also satisfy independence criteria set forth in Rule 10A-3 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee, Compensation Committee, Governance Committee, and Nominating Committee are independent under the applicable Nasdaq listing standards and the Exchange Act.

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors. Our Code of Business Conduct and Ethics, as well as other corporate governance materials, is located on our website at www.phiopharma.com. Waivers of our Code of Business Conduct and Ethics may only be granted by the Board. We intend to disclose on our website any amendments to, or waivers from, the Code of Business Conduct and Ethics that are required to be disclosed pursuant to the disclosure requirements of Item 5.05 of Form 8-K within four business days following the date of such amendment or waiver.

Related Party Transactions

The Board, with the assistance of the Audit Committee, reviews and approves all transactions with directors, officers and holders of more than 5% of our voting securities and their affiliates. Prior to the Board’s consideration of a transaction with such a related party, the material facts as to the related party’s relationship or interest in the transaction must be disclosed to the Board, and the transaction will not be considered approved by the Board unless a majority of the directors who are not interested in the transaction (if applicable) approve the transaction. Furthermore, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction must be disclosed to the stockholders, who must approve the transaction in good faith.

During the past two years, there has not been, nor is there currently proposed, any transaction or series of related transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of (i) $120,000 and (ii) one percent of the average of Company's total assets at year-end for the last two completed fiscal years and in which the other parties included or will include any of our directors, executive officers, holders of 5% or more of our voting securities, or any member of the immediate family of any of the foregoing persons, other than compensation arrangements with our directors and executive officers.

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DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

Director Compensation

We compensate our non-employee directors for their service as a member of the Board. Each non-employee director is entitled to receive an annual cash retainer of $35,000. The chairs of the Board and Audit Committee are entitled to receive an additional annual cash retainer of $15,000 and the chairs of the Compensation Committee, the Governance Committee and the Nominating Committee are entitled to receive an additional cash retainer of $7,500. In addition, the Lead Independent Director, if any, is entitled to receive an additional annual cash retainer of $12,500. Each non-employee director is also entitled to receive an annual grant of restricted stock units (“RSUs”) as determined by the board, which vest in full on the one-year anniversary of the respective date of grant.

The Compensation Committee and the Board reassess the appropriate levels of cash and equity compensation for non-employee directors on an annual basis.

Non-employee directors are also reimbursed for their travel and reasonable out-of-pocket expenses incurred in connection with attending Board and committee meetings and in attending continuing education seminars, to the extent that attendance is required by the Board or the committee(s) on which that director serves.

The following table shows the compensation to our non-employee directors in fiscal year 2024. We compensate our non-employee directors for their service as a member of the Board. Compensation paid to Robert J. Bitterman, our President, Chief Executive Officer and Chairman of the Board, is set forth in the Summary Compensation Table due to Mr. Bitterman’s status as one of our named executive officers (“NEOs”).

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Patricia A. Bradford	50,000	22,320	72,320
Robert L. Ferrara	62,500	27,900	90,400
Jonathan E. Freeman, Ph.D.	35,000	2,790	37,790
Curtis A. Lockshin, Ph.D.	42,500	5,580	48,080

As of December 31, 2024, the aggregate number of shares underlying stock options and RSUs by our non-employee directors is as follows: Patricia A. Bradford 8,000 RSUs, Robert L. Ferrara 10,000 RSUs, Jonathan E. Freeman, Ph.D. 1,000 RSUs, and Curtis A. Lockshin, Ph.D. 2,000 RSUs. Mr. Bitterman’s outstanding equity awards are also included in the Outstanding Equity Awards at Fiscal Year-End table due to his status as a NEO during the fiscal year ended December 31, 2024.

Executive Compensation

Compensation of Named Executive Officers

Our NEOs with respect to the fiscal year that ended on December 31, 2024 are Robert J. Bitterman, who serves as our President and Chief Executive Officer, and Robert M. Infarinato, who serves as our Vice President and Chief Financial Officer. Mr. Bitterman and Mr. Infarinato are referred to as our “named executive officers” or NEOs.

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Summary Compensation Table

The following table provides information regarding the compensation earned by our NEOs:

Name and principal position	Year	Salary ($)	Stock awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)
Robert J. Bitterman (4)	2024	342,615	43,245	–	1,159	387,019
(President and Chief Executive Officer)	2023	380,000	57,640	–	252	437,892

Robert M. Infarinato (5)	2024	75,462	29,330	–	414	105,206
(Vice President and Chief Financial Officer)

(1)	The amounts shown, consisting entirely of RSUs, reflect the grant date fair value of RSUs computed in accordance with the FASB ASC Topic 718, “Compensation — Stock Compensation” for the indicated year.
(2)	Reflects the annual cash bonus earned for performance for each respective year under our Incentive Bonus Program. Mr. Bitterman did not receive an annual cash bonus in 2024 or 2023.
(3)	Represents amounts for the dollar value of life insurance premiums paid.
(4)	Mr. Bitterman has served as a member of the Board since 2012 and served as our Interim Executive Chairman from September 2022 to February 2023 and was appointed as our President and Chief Executive Officer in February 2023. Upon his appointment to Interim Executive Chairman, Mr. Bitterman ceased receiving compensation in connection with his position as a director of the Board, including as Chairman of the Board.
(5)	Mr. Infarinato was appointed Vice President and Chief Financial Officer effective as of August 1, 2024.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information regarding outstanding equity awards as of December 31, 2024 for our NEOs:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)
Robert J. Bitterman (2)
	6/1/2015	1	–	225,720.00	6/1/2025	–	–	–	–
	2/10/2016	1	–	169,884.00	2/10/2026	–	–	–	–
	2/1/2017	1	–	37,362.60	2/1/2027	–	–	–	–
	9/11/2024					15,500	43,245	–	–
Robert M. Infarinato(3)
	8/13/2024	–	–	–	–	8,000	20,960	–	–
	9/11/2024	–	–	–	–	3,000	8,370	–	–

(1)	Value is based on the closing price of $1.80 of the Common Stock on December 31, 2024.
(2)	The equity awards granted to Mr. Bitterman on June 2, 2014, June 1, 2015, February 10, 2016, and February 1, 2017 vested in one installment on the first anniversary of the grant date. The equity award granted to Mr. Bitterman on September 11, 2024 will vest in full on the first anniversary of the grant date.
(3)	The equity awards granted to Mr. Infarinato on August 13, 2024 and September 11, 2024 will each vest in full on the first anniversary of the respective grant date.

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Base Salary

When reviewing and approving our executive compensation arrangements, including the base salaries paid to our executive officers, the Compensation Committee considers a number of factors, including, but not limited to: the performance of the executive officer to our overall performance, the performance of the executive officer against our corporate objectives, the executive officer’s skills, experience and qualifications in such executive officer’s role, review of compensation surveys of base salaries paid by comparable organizations and market compensation data. These factors provide the framework for decisions regarding the base salary compensation for each executive officer. No single factor is determinative in setting base salary levels, nor was the impact of any factor on the determination of pay levels quantifiable.

Incentive Compensation

Annual Incentive Bonus

Annual bonuses are based on the achievement of corporate goals typically comprised of a mix of clinical development, discovery, financial, business development, and investor relations related performance objectives. The corporate goals are approved by the Board on an annual basis at the start of each year. Annual bonuses for all employees, including executive officers, take into account the achievement of specified business objectives and individual performance objectives, with the exception of our President and Chief Executive Officer, whose annual bonus is determined solely by the achievement of business objectives. The Compensation Committee reviews our achievements against these corporate goals and their assessment of the goals and recommendations regarding funding is presented to our full Board for approval. The Compensation Committee maintains full discretion in determining overall performance under the annual bonus and may adjust bonus payouts based on factors it deems relevant. Our NEOs received no annual incentive bonus payments in 2024 or 2023.

Equity Incentive

We maintain our 2020 Long Term Incentive Plan (“2020 Plan”) pursuant to which we currently grant RSU awards to eligible participants. Grants of RSUs under this plan to our NEOs are disclosed in the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End table above.

Employment and Change of Control Agreements

The following provides descriptions of the employment agreements that are currently in effect for our NEOs:

Robert J. Bitterman

Mr. Bitterman was appointed President and Chief Executive Officer and entered into an employment agreement, dated February 20, 2023, pursuant to which he was entitled to an initial annual base salary of $440,000 and is eligible to receive an annual bonus of up to 40% of his annual base salary, based on the achievement of certain performance goals established annually by the Board. In connection with his appointment, we granted Mr. Bitterman RSUs settleable for 11,000 shares of Common Stock under the 2020 Plan. The RSUs vest in two equal annual installments, commencing on the first anniversary of the date of grant, subject to Mr. Bitterman’s continuous service with us through each such vesting date. Effective as of October 16, 2023, Mr. Bitterman voluntarily reduced his annual base salary by $100,000 to $340,000.

If Mr. Bitterman’s employment is terminated by us due to death or disability, we shall pay to Mr. Bitterman or to his estate, as applicable, any earned, but unpaid, base salary and any amounts owed to Mr. Bitterman for reimbursement of expenses properly incurred which are reimbursable, in each case as earned or incurred, as applicable through the date of termination (the “Accrued Benefits”), as well as pay any accrued but unpaid bonus then due to Mr. Bitterman and all equity awards that have been granted will immediately vest on a pro-rata basis. If Mr. Bitterman’s employment is terminated by the Board for cause or by Mr. Bitterman without good reason, we shall pay to Mr. Bitterman the Accrued Benefits through the date of termination. If Mr. Bitterman’s employment is terminated by Mr. Bitterman for good reason or by us other than as a result of death or disability and other than for cause, then we shall pay to Mr. Bitterman the Accrued Benefits through the date of termination, continue to pay Mr. Bitterman his base salary for three months from the date of separation, pay any accrued but unpaid bonus and if, and only if, such termination occurs within one year of a change in control all equity awards that have been granted but are not exercisable at the time of such termination shall immediately become exercisable in full.

Mr. Bitterman is eligible to participate in the 2020 Plan and other benefits available to our executive officers.

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Robert M. Infarinato

Mr. Infarinato was appointed Vice President and Chief Financial Officer and entered into an offer letter and employment agreement, effective August 1, 2024, pursuant to which he is entitled to an initial annual base salary of $180,000 and is eligible to receive an annual bonus of up to 30% of his annual base salary, based on the achievement of certain performance goals established annually by the Board. In connection with his appointment, we granted Mr. Infarinato RSUs settleable for 8,000 shares of Common Stock under the 2020 Plan. The RSUs vest in equal annual installments over three years, commencing on the first anniversary of the date of grant, subject to Mr. Infarinato’s continuous service with us through each such vesting date.

Mr. Infarinato’s employment is at-will, which means that we or Mr. Infarinato may terminate his employment with us at any time, with or without notice or cause.

Mr. Infarinato is eligible to participate in the 2020 Plan and other benefits available to our executive officers.

Equity Incentive

We maintain our 2020 Long Term Incentive Plan (“2020 Plan”) pursuant to which we currently grant RSU awards to eligible participants. Grants of RSUs under this plan to our NEOs are disclosed in the Summary Compensation Table and Outstanding Equity Awards at Fiscal Year-End table above.

The Compensation Committee last granted a stock option in October 2023. We have no program, practice or plan to grant stock options in coordination with the release of material nonpublic information. We also have not timed the release of material nonpublic information for the purpose of affecting the value of stock options or other compensation, and we have no plan to do so. These considerations are not applicable to RSUs or other types of equity awards that do not include an exercise price related to the market price of our stock on the date of grant.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information available to us and filings with the SEC, the following table sets forth certain information regarding the beneficial ownership (as defined by Rule 13d-3 under the Exchange Act) of our outstanding Common Stock for (i) each of our directors, (ii) each of our NEOs, (iii) all of our directors and executive officers as a group and (iv) persons known to us to beneficially own more than 5% of our outstanding Common Stock. The following information is presented as of January 17, 2025 or such other date as may be reflected below.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC and include voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose. Under these rules, shares of Common Stock not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of January 17, 2025, or within 60 days of January 17, 2025, are deemed outstanding for the purpose of computing the percentage ownership of each person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of Common Stock, except for those jointly owned with that person’s spouse. Unless otherwise indicated below, the address of each person listed on the table is c/o Phio Pharmaceuticals Corp., 11 Apex Drive, Suite 300A, PMB 2006, Marlborough, MA 01752.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number (1)	Percent of Class (2)
Greater than 5% Holder
Intracoastal Capital LLC(3)	472,907	9.99%
Directors and Named Executive Officers:
Robert J. Bitterman	1,499	*
Robert M. Infarinato	–	*
Patricia A. Bradford	352	*
Robert Ferrara	445	*
Jonathan E. Freeman, Ph.D.	356	*
Curtis A. Lockshin, Ph.D.	356	*
All current directors and executive officers as a group (six persons)	3,008	*

*	Indicates less than 1%.

(1)	Represents shares of Common Stock held as of January 17, 2025 plus shares of Common Stock that may be acquired upon the exercise of options and warrants within 60 days of January 17, 2025.

(2)	Based on 4,776,848 shares of Common Stock that were issued and outstanding as of January 17, 2025. Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of January 17, 2025, or within 60 days of January 17, 2025, are treated as outstanding only when determining the ownership and voting power for each person (or all directors and executive officers as a group).

(3)	Based on information provided by Intracoastal Capital LLC (“Intracoastal”). Each of Intracoastal, Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”) be deemed to have beneficial ownership of 472,907 shares of Common Stock issuable upon the exercise of certain warrants held by Intracoastal. Certain of the warrants held by Intracoastal contain a blocker provision under which the holder thereof does not have the right to exercise its warrants to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates, of more than 9.99% of the Company’s Common Stock. Based upon information provided by Intracoastal, Intracoastal and Messrs. Kopin and Asher would be deemed to have beneficial ownership of 1,045,576 shares of Common Stock in the absence of such blocker provisions. The principal business office of Mr. Kopin and Intracoastal is 245 Palm Trail, Delray Beach, Florida 33483. The principal business office of Mr. Asher is 111 W. Jackson Boulevard, Suite 2000, Chicago, Illinois 60604.

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SELLING STOCKHOLDERS

This prospectus covers the possible resale by the Selling Stockholder identified in the table below of 5,930,016 shares of Common Stock issuable upon the exercise of the Warrants. The Selling Stockholders acquired the Warrants pursuant to the Purchase Agreements or the Engagement Letter, as applicable, and we are filing the registration statement of which this prospectus is a part pursuant to the provisions of the Purchase Agreements and the Engagement Letter.

The table below is based on information supplied to us by the Selling Stockholders, and lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by each of the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the Warrants, as of January 17, 2025, assuming exercise of the Warrants held by the Selling Stockholders on that date, without regard to any limitations on exercises.

The third column lists the shares of Common Stock being offered under this prospectus by the Selling Stockholders. The fourth column assumes the sale of all of the shares offered by the Selling Stockholders pursuant to this prospectus. The percentage of beneficial ownership after this offering is based on 4,776,848 shares of Common Stock outstanding as of January 17, 2025.

Under the terms of the Warrants, a Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of their shares in this offering. See “Plan of Distribution” below for further information.

Except for (a) the ownership of the Warrants and other equity sold by us to the Selling Stockholders in past offerings and (b) with respect to the Warrants issued as compensation to the Placement Agent, or its designees, who has acted as our Placement Agent in a number of past offerings, the Selling Stockholders have not had any material relationship with us within the past three years.

			Shares Beneficially Owned After this Offering
Selling Stockholders	Number of Shares Beneficially Owned Before this Offering(1)	Number of Shares to be Sold in this Offering	Number of Shares	Percentage of Total Outstanding Common Stock(1)
Anson Investments Master Fund LP(2)	1,307,494	1,307,494	–	*
Anson East Master Fund LP(3)	321,030	321,030	–	*
Orca Capital AG(4)	1,628,524	1,628,524	–	*
CVI Investments, Inc.(5)	1,531,939	1,529,856	2,083	*
Intracoastal Capital, LLC(6)	1,045,576	904,298	141,278	2.87%
Michael Vasinkevich(7)	201,646	153,139	48,507	1.01%
Noam Rubinstein(7)	99,429	75,226	60,815	1.26%
Craig Schwabe(7)	10,614	8,060	6,516	*
Charles Worthman(7)	3,160	2,389	1,931	*

* Represents beneficial ownership of less than one percent.

(1) The ability to exercise the Warrants held by the Selling Stockholders is subject to a beneficial ownership limitation that, at the time of initial issuance of the Warrants, was capped at either 4.99% or 9.99% beneficial ownership of our issued and outstanding Common Stock (post-exercise). These beneficial ownership limitations may be adjusted up or down, subject to providing advanced notice to us. Beneficial ownership as reflected in the selling stockholder table reflects the total number of shares potentially issuable underlying the Warrants and does not give effect to these beneficial ownership limitations. Accordingly, actual beneficial ownership, as calculated in accordance with Section 13(d) and Rule 13d-3 thereunder may be lower than as reflected in the table.

48

(2) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(3) Anson Advisors Inc. and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson East”), hold voting and dispositive power over the Common Shares held by Anson East. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these Common Shares except to the extent of their pecuniary interest therein. The principal business address of Anson East is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4) Roman Grodon, Thomas Koenig, and Beate Ruhle-Burkhardt have shared voting control and investment discretion over the securities reported herein that are held by Orca Capital AG (“Orca Capital”). As a result, each of Roman Grodon, Thomas Koenig, and Beate Ruhle-Burkhardt may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”)) of the securities reported herein that are held by Orca Capital. The principal business address of Orca Capital is Sperl-Ring 2, 85276 Hettenshausen, Germany.

(5) Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in the sale pursuant to this registration statement of the securities reported herein. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, CA 94111.

(6) Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital, LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal. The principal business address of Intracoastal is 245 Palm Trail, Delray Beach, FL 33483.

(7) Each of these Selling Stockholders is affiliated with Wainwright, a registered broker dealer with a registered address of H.C. Wainwright & Co., LLC, 430 Park Ave, 3rd Floor, New York, NY 10022, and has sole voting and dispositive power over the securities held. The number of shares beneficially owned prior to this offering consist of shares of common stock issuable upon exercise of placement agent warrants, which were received as compensation. The Selling Stockholder acquired the placement agent warrants in the ordinary course of business and, at the time the placement agent warrants were acquired, the Selling Stockholder had no agreement or understanding, directly or indirectly, with any person to distribute such securities.

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PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred incident to the registration of the securities.

We have agreed to keep this prospectus effective until all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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DESCRIPTION OF SECURITIES TO BE REGISTERED

The following summary description of our capital stock is based on the provisions of our amended and restated certificate of incorporation and amended and restated bylaws and the applicable provisions of the Delaware General Corporation Law (“DGCL”). This information is qualified entirely by reference to the applicable provisions of our amended and restated certificate of incorporation, amended and restated bylaws and the DGCL. For information on how to obtain copies of our amended and restated certificate of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus forms a part, see the section titled “Where You Can Find More Information” in this prospectus.

General

Our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

Holders of our Common Stock are entitled to one vote per share for the election of members of our Board of Directors and on all other matters that require stockholder approval. Holders of our Common Stock may not cumulate votes for the election of directors. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our Common Stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Holders of Common Stock have the right to receive dividends when, as and if, declared by the Board of Directors. Our Common Stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our Common Stock or any other securities convertible into shares of any class of our Common Stock. There are no redemption or sinking-fund provisions applicable to our Common Stock.

Preferred Stock

The shares of preferred stock have such rights and preferences as our Board of Directors shall determine, from time to time, the Board of Directors may divide the preferred stock into any number of series and shall fix the designation and number of shares of each such series. Our Board of Directors may determine and alter the rights, powers, preferences and privileges, and qualifications, restrictions and limitations thereof, including, but not limited to, voting rights (if any), granted to and imposed upon any wholly unissued series of preferred stock. Our Board of Directors (within the limits and restrictions of any resolutions adopted originally fixing the number of shares of any series) may increase or decrease the number of shares of that series; provided, that no such decrease shall reduce the number of shares of such series to a number less than the number of shares of such series then outstanding, plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by us convertible into shares of such series.

Our Common Stock is subject to the express terms of our preferred stock and any series thereof. Our Board of Directors may issue preferred stock with voting, dividend, liquidation and other rights that could adversely affect the relative rights of the holders of our Common Stock.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation and Bylaws

Certificate of Incorporation and Bylaw Provisions. Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, which provisions are summarized in the following paragraphs, may have an anti-takeover effect and may delay, defer or prevent a takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Filling Vacancies. Any vacancy on our Board of Directors, however occurring, including a vacancy resulting from an increase in the size of the Board of Directors, may only be filled by the affirmative vote of a majority of our directors then in office even if less than a quorum.

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No Written Consent of Stockholders. Our amended and restated certificate of incorporation provides that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Advance Notice Requirements. Our amended and restated bylaws include advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in the amended and restated bylaws.

Amendment to Bylaws and Certificate of Incorporation. As required by the DGCL any amendment to our amended and restated certificate of incorporation must first be approved by a majority of our Board of Directors and, if required by law or our amended and restated certificate of incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote thereon as a class. Our amended and restated bylaws may be amended by the affirmative vote of a majority vote of the directors then in office, subject to any limitations set forth in the amended and restated bylaws.

Blank Check Preferred Stock. Our amended and restated certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest, or otherwise. In this regard, the amended and restated certificate of incorporation grants the Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of Common Stock. The issuance may also adversely affect the relative rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring, or preventing a change of control of the Company.

Exclusive Forum Provision in Certificate of Incorporation. Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: any derivative action or proceeding brought on behalf of the Company, any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, any action asserting a claim against the Company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws, or any action asserting a claim against us governed by the internal affairs doctrine. Despite the fact that our amended and restated certificate of incorporation provides for this exclusive forum provision to be applicable to the fullest extent permitted by applicable law, Section 27 of the Exchange Act, creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act, creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of our amended and restated certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

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LEGAL MATTERS

Certain legal matters relating to the issuance of the securities offered hereby will be passed upon for us by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of Phio Pharmaceuticals Corp. (the Company) as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 included in this Prospectus have been so included in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Where You Can Find More Information

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public at the SEC’s Internet web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.phiopharma.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus, and you should not consider the contents of our website in making an investment decision with respect to our Common Stock.

We have filed a registration statement, of which this prospectus is a part, covering the securities offered hereby. As allowed by SEC rules, this prospectus does not include all of the information contained in the registration statement and the included exhibits, financial statements and schedules. You are referred to the registration statement, the included exhibits, financial statements and schedules for further information. You should review the information and exhibits in the registration statement for further information about us and our subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INDEX TO FINANCIAL STATEMENTS

Annual Financial Statements (audited):

Quarterly Financial Statements (unaudited):

(b) Exhibits.

See the Exhibit Index attached hereto which is incorporated by reference.

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Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Phio Pharmaceuticals, Corp.

Marlborough, Massachusetts

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Phio Pharmaceuticals, Corp. (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations, preferred stock and stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which it relates.

F-1

Accounting for Certain Warrants Issued in 2023

As described in Note 9 to the consolidated financial statements, the Company completed each of two registered direct offerings of common stock and concurrent private placement offerings of warrants to purchase common stock in April and June 2023 (the “April 2023 Financing” and “June 2023 Financing”, respectively). In December 2023, the Company issued additional warrants to purchase common stock to certain holders of existing warrants in connection with an Inducement Letter Agreement (the “December 2023 Financing”). The Company assessed the warrants issued in the April 2023 Financing, June 2023 Financing and December 2023 Financing to determine whether the warrants should be accounted for as either liabilities or equity instruments depending on the specific terms of the agreements. The Company determined that the warrants issued in the April 2023 Financing, June 2023 Financing and December 2023 Financing were classified within stockholders’ equity.

We identified the assessment of the accounting for certain warrants to purchase common stock issued in connection with the April 2023 Financing, June 2023 Financing and December 2023 Financing as a critical audit matter. Determining whether the certain warrants issued should be accounted for as either liabilities or equity instruments requires significant judgment due to the application of complex technical accounting guidance. Auditing this element required especially challenging and complex auditor judgement due to the nature and extent of the audit effort required to address the matter, including the need for specialized knowledge and skill in assessing elements of the agreements.

The primary procedures we performed to address this critical audit matter included:

•	Reading and analyzing agreements related to the certain warrants issued to identify relevant terms and conditions that affect whether the certain warrants issued should be accounted for as either liabilities or equity instruments.

•	Evaluating whether the certain warrants issued should be accounted for as either liabilities or equity instruments.

•	Utilizing personnel with specialized knowledge and skill in the relevant technical accounting guidance to evaluate the appropriateness of the Company’s application of the relevant technical accounting guidance in determining whether the certain warrants issued should be accounted for as either liabilities or equity instruments.

/s/ BDO USA, P.C.

We have served as the Company's auditor since 2011.

Boston, Massachusetts

April 1, 2024, except for the impact of the 2024 reverse stock split as described in Note 1, as to which the date is January 21, 2025

F-2

PHIO PHARMACEUTICALS CORP.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$8,490	$11,781
Restricted cash	–	50
Prepaid expenses and other current assets	832	615
Total current assets	9,322	12,446
Right of use asset	33	161
Property and equipment, net	6	183
Other assets	3	24
Total assets	$9,364	$12,814
LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$657	$779
Accrued expenses	942	1,025
Lease liability	35	135
Total current liabilities	1,634	1,939
Lease liability, net of current portion	–	35
Total liabilities	1,634	1,974
Commitments and contingencies (Footnote 7)	–	–
Series D Preferred Stock, $0.0001 par value; 0 and 1 shares authorized, issued and outstanding at December 31, 2023 and December 31, 2022, respectively	–	2
Stockholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized; 416,368 and 126,558 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	–	–
Additional paid-in capital	146,936	139,218
Accumulated deficit	(139,206)	(128,380)
Total stockholders’ equity	7,730	10,838
Total liabilities, preferred stock and stockholders’ equity	$9,364	$12,814

See accompanying notes to consolidated financial statements.

F-3

PHIO PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

	Year Ended December 31,
	2023	2022
Operating expenses:
Research and development	$6,332	$7,012
General and administrative	4,366	4,450
Loss on impairment of property and equipment	126	–
Total operating expenses	10,824	11,462
Operating loss	(10,824)	(11,462)
Total other expense, net	(2)	(18)
Net loss	$(10,826)	$(11,480)
Net loss per common share:
Basic and diluted	$(46.76)	$(90.91)
Weighted average number of common shares outstanding
Basic and diluted	231,508	126,285

See accompanying notes to consolidated financial statements.

F-4

PHIO PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENTS OF PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

(Amounts in thousands, except share data)

	Series D Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2021	–	$–	125,324	$–	$138,832	$(116,900)	$21,932
Issuance of common stock upon vesting of restricted stock units	–	–	1,560	–	–	–	–
Shares withheld for payroll taxes	–	–	(326)	–	(28)	–	(28)
Issuance of preferred stock	1	2	–	–	–	–	–
Stock-based compensation expense	–	–	–	–	414	–	414
Net loss	–	–	–	–	–	(11,480)	(11,480)
Balance at December 31, 2022	1	$2	126,558	$–	$139,218	$(128,380)	$10,838
Cash-in-lieu of fractional shares for reverse stock split	–	–	(190)	–	(11)	–	(11)
Redemption of preferred stock	(1)	(2)	–	–	–	–	–
Issuance of common stock and warrants, net of offering costs	–	–	218,168	–	7,452	–	7,452
Issuance of common stock upon exercise of warrants	–	–	69,881	–	–	–	–
Issuance of common stock upon vesting of restricted stock units	–	–	2,601	–	–	–	–
Shares withheld for payroll taxes	–	–	(650)	–	(26)	–	(26)
Stock-based compensation expense	–	–	–	–	303	–	303
Net loss	–	–	–	–	–	(10,826)	(10,826)
Balance at December 31, 2023	–	$–	416,368	$–	$146,936	$(139,206)	$7,730

See accompanying notes to consolidated financial statements.

F-5

PHIO PHARMACEUTICALS CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(10,826)	$(11,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	56	71
Amortization of right of use asset	128	122
Impairment of property and equipment	126	–
Stock-based compensation	303	414
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(196)	8
Accounts payable	(122)	496
Accrued expenses	(83)	(1,635)
Lease liability	(135)	(125)
Net cash used in operating activities	(10,749)	(12,129)
Cash flows from investing activities:
Cash paid for purchase of property and equipment	(5)	(121)
Net cash used in investing activities	(5)	(121)
Cash flows from financing activities:
Net proceeds from the issuance of common stock and warrants	7,452	–
Net proceeds from the issuance of preferred stock	–	2
Cash-in-lieu of fractional shares for reverse stock split	(11)	–
Redemption of Series D Preferred Stock	(2)	–
Payment of taxes on net share settlements of restricted stock units	(26)	(28)
Net cash provided by (used in) financing activities	7,413	(26)
Net decrease in cash and restricted cash	(3,341)	(12,276)
Cash and restricted cash at the beginning of period	11,831	24,107
Cash and restricted cash at the end of period	$8,490	$11,831

The following table provides a reconciliation of cash and restricted cash reported within the consolidated balance sheets to the totals above:

	December 31,
	2023	2022
Cash	$8,490	$11,781
Restricted cash	–	50
Total cash and restricted cash	$8,490	$11,831

See accompanying notes to consolidated financial statements.

F-6

PHIO PHARMACEUTICALS CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2023

1. Organization and Significant Accounting Policies

Nature of Operations

Phio Pharmaceuticals Corp. (“Phio” or the “Company”) is a clinical stage biotechnology company whose proprietary INTASYL™ self-delivering RNAi technology platform is designed to make immune cells more effective in killing tumor cells. The Company is developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems.

Phio was incorporated in the state of Delaware in 2011 as RXi Pharmaceuticals Corporation. On November 19, 2018, the Company changed its name to Phio Pharmaceuticals Corp., to reflect its transition from a platform company to one that is fully committed to developing groundbreaking immuno-oncology therapeutics.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, MirImmune, LLC. All material intercompany accounts have been eliminated in consolidation.

Segments

The Company operates as one operating segment and all assets are located in the United States.

Reverse Stock Split

Effective January 26, 2023, the Company completed a 1-for-12 reverse stock split of the Company’s outstanding common stock (the “Reverse Stock Split”). All share and per share amounts in the consolidated financial statements have been retroactively adjusted for all periods presented to give effect to the Reverse Stock Split, as applicable, including reclassifying an amount equal to the reduction in par value to additional paid-in capital. Additionally, the Company made adjustments to the outstanding stock option and unvested restricted stock unit (“RSU”) balances, and related per share amounts, at each of December 31, 2022 and December 31, 2023 to reflect final revisions to those outstanding equity awards as a result of the Reverse Stock Split. The Reverse Stock Split did not reduce the number of authorized shares of the Company’s common stock or preferred stock.

Subsequently, effective July 5, 2024, the Company completed a 1-for-9 reverse stock split of the Company’s outstanding common stock (the “2024 Reverse Stock Split”). All share and per share amounts in the consolidated financial statements have been retroactively adjusted for all periods presented to give effect to the 2024 Reverse Stock Split, as applicable, including reclassifying an amount equal to the reduction in par value to additional paid-in capital. Additionally, the Company made adjustments to the outstanding stock option and unvested RSU balances, and related per share amounts, at each of December 31, 2022 and December 31, 2023 to reflect final revisions to those outstanding equity awards as a result of the 2024 Reverse Stock Split. The 2024 Reverse Stock Split did not reduce the number of authorized shares of the Company’s common stock or preferred stock.

Uses of Estimates in Preparation of Financial Statements

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The areas subject to significant estimates and judgement include, among others, those related to the fair value of equity awards, accruals for research and development expenses, useful lives of property and equipment, and the valuation allowance on our deferred tax assets. On an ongoing basis the Company evaluates its estimates and bases its estimates on historical experience and other relevant assumptions that the Company believes are reasonable under the circumstances. Actual results could differ materially from these estimates.

Liquidity

The Company has reported recurring losses from operations since its inception and expects to continue to have negative cash flows from operations for the foreseeable future. Historically, the Company’s primary source of funding has been from sales of its securities. The Company’s ability to continue to fund its operations is dependent on obtaining funding from third parties, such as proceeds from the issuance of debt, sale of equity, or strategic opportunities, in order to maintain its operations. This is dependent on a number of factors, including the market demand or liquidity of the Company’s common stock. There is no guarantee that debt, additional equity or other funding will be available to us on acceptable terms, or at all. If the Company fails to obtain additional funding when needed, the Company would be forced to scale back or terminate its operations or seek to merge with or to be acquired by another company.

F-7

The Company has limited cash resources, has reported recurring losses from operations since inception, negative operating cash flows and has not yet received product revenues. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern, and the Company’s current cash resources may not provide sufficient capital to fund operations for at least the next 12 months from the date of the release of these consolidated financial statements. The continuation of the Company as a going concern depends upon the Company’s ability to raise additional capital through an equity offering, debt offering and/or strategic opportunity to fund its operations. There can be no assurance that the Company will be successful in accomplishing these plans in order to continue as a going concern. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Restricted Cash

Restricted cash consists of certificates of deposit held by financial institutions as collateral for the Company’s corporate credit cards.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company maintains cash balances in several accounts with a reputable financial institution that management believes is creditworthy, and which at times are in excess of federally insured limits. These accounts are insured by the Federal Deposit Insurance Corporation for up to $250,000 per institution.

The Company relies, and expects to continue to rely, on a small number of vendors to perform research activities and clinical trial activities that continue to progress its product candidates for its development programs. These programs could be adversely affected by a significant interruption in the related processes of these vendors.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method based on the estimated useful lives of the related assets. The Company provides for depreciation over the assets’ estimated useful lives as follows:

Schedule of estimated useful lives
Computer equipment	3 years
Machinery & equipment	5 years
Furniture & fixtures	5 years
Leasehold improvements	Lesser of lease term or 5 years

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment annually or whenever an event or change in circumstance occurs in which the related carrying amounts may not be recoverable. An impairment loss would be recognized based on the difference between the carrying value of the asset and its estimated fair value, which would be determined based on either discounted future cash flows or other appropriate fair value methods.

Leases

At the inception of a contract, the Company determines whether the contract is or contains a lease based on all relevant facts and circumstances. For contracts that contain a lease, the Company identifies the lease and non-lease components, determines the consideration in the contract and recognizes the classification of the lease as operating or financing. For leases with a term greater than one year, the Company recognizes a liability to make lease payments and an asset representing the right to use the underlying asset during the lease term at the commencement date of the lease.

Lease liabilities and the corresponding right of use assets are recorded based on the present value of lease payments to be made over the lease term. The discount rate used to calculate the present value is the rate implicit in the lease, or if not readily determinable, the Company’s incremental borrowing rate. The Company’s incremental borrowing rate is the rate of interest that the Company would have to pay to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment. Certain adjustments to the right of use asset may be required for items such as initial direct costs or incentives received. Lease payments on operating leases, including scheduled increases, are recognized on a straight-line basis over the expected term of the lease. Lease payments on financing leases are recognized using the effective interest method.

F-8

Derivative Financial Instruments

Financial instruments that meet the definition of a derivative are classified as an asset or liability and measured at fair value on the issuance date and are revalued on each subsequent balance sheet date. The changes in fair value are recognized as current period income or loss. Financial instruments that do not meet the definition of a derivative are classified as equity and measured at fair value and recorded as additional paid-in capital in stockholders’ equity at the date of issuance. No further adjustments to their valuation are made.

Research and Development Expenses

Research and development expenses relate to compensation and benefits for research and development personnel, facility-related expenses, supplies, external services, costs to acquire technology licenses, research activities under our research collaborations, expenses associated with preclinical and clinical development activities and other operating costs. Research and development expenses are charged to expense as incurred. Payments made by the Company in advance for research and development services not yet provided and/or for materials not yet received are recorded as prepaid expenses and expensed when the service has been performed or when the goods have been received.

Accrued liabilities are recorded related to those expenses for which vendors have not yet billed the Company with respect to services provided and/or materials that it has received. Accrued liabilities for the services provided by contract research organizations are recorded during the period incurred based on such estimates and assumptions as expected cost, passage of time, the achievement of milestones and other information available to us and are assessed on a quarterly basis. Actual results may differ from these estimates and could have a material impact on the Company’s reported results. The Company’s historical accrual estimates have not been materially different from its actual costs.

Collaborative Arrangements

The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 808, “Collaborative Arrangements,” (“Topic 808”) when collaboration agreements involve joint operating activities in which both parties are active participants and that are also both exposed to significant risks and rewards. The Company also considers the guidance in the FASB ASC Topic 606, “Revenue from Contracts with Customers,” (“Topic 606”) in determining the appropriate treatment for activities between the Company and its collaborative partners that are more reflective of a vendor-customer relationship and therefore, within the scope of Topic 606. Under Topic 808, the Company determines an appropriate recognition method, either by analogy to appropriate accounting literature or by applying a reasonable accounting policy election. Generally, the classification of transactions under the collaborative arrangements is determined based on the nature and contractual terms of the arrangement along with the nature of the operations of the participants. The Company recognizes its share of costs arising from research and development activities performed by collaborators in the period its collaborators incur such expense. Reimbursements that are the result of a collaborative relationship instead of a customer relationship, such as co-development activities, are evaluated on a quarterly basis and recorded as an offset to research and development expense incurred. Payments in excess of our collaboration expense will be recorded as revenue.

Patents and Patent Application Costs

Although the Company believes that its patents and underlying technology have continuing value, the amount of future benefits to be derived from the patents is uncertain. Patent costs are, therefore, expensed as general and administrative costs as incurred.

Stock-based Compensation

The Company follows the provisions of the FASB ASC Topic 718, “Compensation — Stock Compensation” (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based payment awards. The fair value of RSUs is based upon the Company’s closing stock price at the grant date. The Company uses the Black-Scholes option-pricing model to estimate the fair value of stock options at the grant date. The Black-Scholes valuation model requires the input of valuation assumptions to calculate the value of stock options, including expected volatility, expected term, risk-free interest rate and expected dividends. Stock-based compensation expense is recognized on a straight-line basis over the requisite service period, which generally represents the vesting period, and commences at the date of grant based on the fair value of the award.

F-9

Stock-based compensation expense recognized in the consolidated financial statements is based on awards that are ultimately expected to vest. Accordingly, we are also required to estimate forfeitures at the time of grant and to revise those estimates in subsequent periods if actual forfeitures differ from estimates. We use historical data to estimate pre-vesting award forfeitures and record stock-based compensation expense only for those awards that are expected to vest. Our forfeiture rate estimates are based on an analysis of our actual forfeiture experience, employee turnover behavior, and other factors. The impact of any adjustments to our forfeiture rates or to the extent that actual forfeitures differ from our estimates, is recorded as a cumulative adjustment in the period the estimates are revised.

Income Taxes

The Company recognizes assets or liabilities for the deferred tax consequences of temporary differences between the tax basis of assets or liabilities and their reported amounts in the consolidated financial statements in accordance with the FASB ASC Topic 740, “Accounting for Income Taxes” (“ASC 740”). These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled. Those temporary differences referred to as deferred tax assets and liabilities are determined at the end of each period using the tax rate expected to be in effect when taxes are actually paid or recovered. Valuation allowances are established if, based on the weight of available evidence, it is more likely than not that all or a portion of a deferred tax asset will not be realized. The provision for income taxes, if any, represents the tax payable for the period and the change in deferred income tax assets and liabilities during the period.

The recognition and measurement of benefits related to the Company’s tax positions requires significant judgment, as uncertainties often exist with respect to new laws, new interpretations of existing laws, and rulings by taxing authorities. The Company follows a more-likely-than not threshold for financial statement recognition and measurement of a tax position taken, or expected to be taken in a tax return. The guidance relates to, amongst other things, classification, accounting for interest and penalties associated with tax positions, and disclosure requirements. Any interest and penalties accrued related to uncertain tax positions are recorded as tax expense. Differences between actual results and the Company’s assumptions or changes in the Company’s assumptions in future periods are recorded in the period they become known.

Comprehensive Loss

The Company’s comprehensive loss is equal to its net loss for all periods presented.

Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per share is computed by dividing the Company’s net loss by the weighted average number of common shares outstanding and the impact of all dilutive potential common shares outstanding, except where such dilutive potential common shares would be anti-dilutive. Dilutive potential common shares primarily consist of warrants, RSUs and stock options.

Recent Accounting Pronouncements

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280) – Improvements to Reporting Segment Disclosures” (“ASU 2023-07”), which requires disclosure of incremental segment information on an annual and interim basis. In addition, ASU 2023-07 clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, provides new segment disclosure requirements for entities with a single reportable segment, and contains other disclosure requirements. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The enhanced disclosures are required to be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact of ASU 2023-07 on its consolidated financial statements and disclosures, but does not expect that it will have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740) – Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of specific categories in the rate reconciliation table along with additional information for reconciling items that meet a quantitative threshold, disclosure of disaggregated income taxes paid and modifies other income tax-related disclosures. The amendments in ASU 2023-09 are effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2023-09, but does not expect that it will have a material impact on its consolidated financial statements.

F-10

2. Collaboration Agreement

AgonOx, Inc. (“AgonOx”)

In February 2021, the Company entered into a clinical co-development collaboration agreement (the “Clinical Co-Development Agreement”) with AgonOx, a private company developing a pipeline of novel immunotherapy drugs targeting key regulators of the immune response to cancer. Under the Clinical Co-Development Agreement, Phio and AgonOx are working to develop a T cell-based therapy using the Company’s lead product candidate, PH-762, and AgonOx’s “double positive” tumor infiltrating lymphocytes (“DP TIL”) technology. Per the terms of the Clinical Co-Development Agreement, the Company agreed to reimburse AgonOx up to $4,000,000 in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors.

The Company will recognize its share of costs arising from research and development activities performed by AgonOx in the Company’s consolidated financial statements in the period AgonOx incurs such expense. Phio will be entitled to certain future development milestones and low single-digit sales-based royalty payments from AgonOx’s licensing of its DP TIL technology.

The Company recognized approximately $1,115,000 and $130,000 of expense in connection with these efforts during the years ended December 31, 2023 and 2022, respectively.

There is approximately $2,757,000 of remaining costs not yet incurred under the Clinical Co-Development Agreement as of December 31, 2023.

3. Fair Value of Financial Instruments

The Company follows the provisions of the FASB ASC Topic 820, “Fair Value Measurement,” for the Company’s financial assets and liabilities that are re-measured and reported at fair value each reporting period and are re-measured and reported at fair value at least annually using a fair value hierarchy that is broken down into three levels. Level inputs are defined as follows:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

At December 31, 2022, the Company categorized its restricted cash of $50,000 as Level 2 hierarchy. Restricted cash consisted of certificates of deposit held by financial institutions as collateral for the Company’s corporate credit cards. The assets classified as Level 2 have initially been valued at the applicable transaction price and subsequently valued, at the end of each reporting period, using other market observable data. Observable market data points include quoted prices, interest rates, reportable trades and other industry and economic events.

The carrying amounts of cash, accounts payable and accrued expenses of the Company approximate their fair values due to their short-term nature.

F-11

4. Property and Equipment

The following table summarizes the Company’s major classes of property and equipment, in thousands:

Schedule of property and equipment
	December 31,
	2023	2022
Computer equipment	$62	$116
Machinery & equipment	964	1,077
Furniture & fixtures	70	119
Leasehold improvements	46	46
Total gross fixed assets	1,142	1,358
Less: accumulated depreciation and amortization	(1,136)	(1,175)
Property and equipment, net	$6	$183

Depreciation and amortization expense for the years ended December 31, 2023 and 2022 was $56,000 and $71,000, respectively.

In November 2023, the Company decided not to renew the lease for its corporate headquarters and primary research facility in Marlborough, Massachusetts. Beginning in April of 2024, we expect to continue operations as a remote business with a small laboratory facility. Based on this evaluation, the Company determined that long-lived assets with a carrying amount of $126,000 were no longer recoverable and an impairment charge of $126,000 was recorded to write those assets down to their fair value. The Company did not record any impairment charges at December 31, 2022.

5. Accrued Expenses

Accrued expenses consist of the following, in thousands:

Schedule of accrued expenses
	December 31,
	2023	2022
Compensation and benefits	$222	$408
Professional fees	126	97
Research and development costs	517	501
Other	77	19
Total accrued expenses	$942	$1,025

6. Leases

In January 2019, the Company amended the lease for its corporate headquarters and primary research facility in Marlborough, Massachusetts. The lease is for a total of 7,581 square feet of office and laboratory space and will expire on March 31, 2024. The lease contains an option to terminate after two or three years by providing advance written notice of termination pursuant to the terms of the agreement. The exercise of this option was not determined to be reasonably certain and thus was not included in the lease liability on the Company’s balance sheet. The Company did not exercise its option to terminate in either the second or third year of the lease, and the option to terminate has expired. Additionally, the lease agreement did not contain information to determine the borrowing rate implicit in the lease. As such, the Company calculated its incremental borrowing rate based on what the Company would have to pay to borrow on a collateralized basis over the lease term for an amount equal to the remaining lease payments, taking into consideration such assumptions as, but not limited to, the U.S. treasury yield rate and borrowing rates from a creditworthy financial institution using the above lease factors.

F-12

The lease for the Company’s corporate headquarters represents all of its significant lease obligations. The amounts reported in the consolidated balance sheets for the operating lease in which the Company is the lessee and other supplemental balance sheet information is set forth as follows, in thousands, except the lease term (number of years) and discount rate:

Schedule of lease amounts recorded in balance sheet
	December 31,
	2023	2022
Assets
Right of use asset	$33	$161
Liabilities
Lease liability, current	35	135
Lease liability, non-current	–	35
Total lease liability	$35	$170
Lease Term and Discount Rate
Weighted average remaining lease term	0.25	1.25
Weighted average discount rate	4.70%	4.70%

Operating lease costs included in operating expense were $132,000 for the years ended December 31, 2023 and 2022, respectively.

Cash paid for the amounts included in the measurement of the operating lease liability on the Company’s consolidated balance sheets and included within changes in the lease liability in the operating activities of the Company’s consolidated statements of cash flows was $139,000 and $135,000 for the years ended December 31, 2023 and 2022, respectively.

Future lease payments for our non-cancellable operating lease and a reconciliation to the carrying amount of the operating lease liability presented in the consolidated balance sheet as of December 31, 2023 is as follows, in thousands:

Schedule of future minimum lease payments
2024	$35
Total lease payments	35
Less: Imputed interest	–
Total operating lease liability	$35

7. Commitments and Contingencies

Commitments

In February 2021, the Company entered into the Clinical Co-Development Agreement with AgonOx to develop a T cell-based therapy using the Company’s lead product candidate, PH-762, and AgonOx’s DP TIL technology. Per the terms of the Clinical Co-Development Agreement, the Company agreed to reimburse AgonOx up to $4,000,000 in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors. Refer to Note 2 for further details on the Clinical Co-Development Agreement with AgonOx.

Refer to Note 6 for more information about the Company’s obligations under its non-cancellable lease for its corporate headquarters.

F-13

In September 2011, the Company entered into an agreement with Advanced RNA Technologies, LLC (“Advirna”), pursuant to which Advirna assigned to the Company its existing patent and technology rights related to the INTASYL technology in exchange for an annual maintenance fee of $100,000, a one-time milestone payment upon the future issuance of the first patent with valid claims covering the assigned patent and technology rights and the issuance of shares of common stock of the Company equal to 5% of the Company’s fully-diluted shares outstanding at the time of issuance. The one-time milestone payment and the issuance of shares of common stock of the Company were completed in 2014 and 2012, respectively. Additionally, the Company is required to pay low single-digit royalties to Advirna on any licensing revenue received by the Company with respect to future licensing of the assigned Advirna patent and technology rights. To date, any royalties owed to Advirna under the Advirna agreement have been minimal.

The Company’s rights under the Advirna agreement will expire upon the later of: (i) the expiration of the last-to-expire of the “patent rights” (as defined therein) included in the Advirna agreement; or (ii) the abandonment of the last-to-be abandoned of such patents, unless earlier terminated in accordance with the provisions of the Advirna agreement. Further, the Company also granted back to Advirna a license under the assigned patent and technology rights for fields of use outside human therapeutics.

As part of its business, the Company may enter into licensing agreements with third parties that require milestone and royalty payments based on the progress of the asset through development stages. Milestone payments may be required, for example, upon progress through clinical trials, upon approval of the product by a regulatory agency and/or upon a percentage of sales of the product pursuant to such agreements. The expenditures required under these arrangements may be material individually in relation to any product candidates covered by the intellectual property licensed under any such arrangement, and material in the aggregate in the unlikely event that milestones for multiple products covered by these arrangements were reached in the same period. Due to the contingent nature of these payments, they are not included in the table of contractual obligations shown below.

During the years ended December 31, 2023 and 2022, the Company did not trigger any milestone payments.

The Company’s contractual license obligations that will require future cash payments as of December 31, 2023, which result from payments expected in connection with annual license fees, are as follows, in thousands:

Schedule of future cash payments for contractual license obligations
Year Ending December 31,
2024	$100
2025	100
2026	100
2027	100
2028	100
Thereafter	100
Total	$600

The Company applies the disclosure provisions of the FASB ASC Topic 460, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others” (“ASC 460”), to its agreements that contain guarantee or indemnification clauses. The Company provides: (i) indemnifications of varying scope and size to certain investors and other parties for certain losses suffered or incurred by the indemnified party in connection with various types of third-party claims; and (ii) indemnifications of varying scope and size to officers and directors against third-party claims arising from the services they provide to us. These indemnifications give rise only to the disclosure provisions of ASC 460. To date, the Company has not incurred costs as a result of these obligations and does not expect to incur material costs in the future. Accordingly, the Company has not accrued any liabilities in its consolidated financial statements related to these indemnifications.

F-14

Litigation

From time to time, the Company may become a party to various legal proceedings and complaints arising in the ordinary course of business. To the Company’s knowledge, it is not currently a party to any actual or threatened material legal proceedings. Accordingly, there were no contingent liabilities recorded as of the year ended December 31, 2023.

8. Preferred Stock

The Company has authorized up to 10,000,000 shares of preferred stock, $0.0001 par value per share, for issuance. The Company’s Board of Directors (the “Board”) is authorized under the Company’s Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Amended Certificate”), to designate the authorized preferred stock into one or more series and to fix and determine such rights, preferences, privileges and restrictions of any series of preferred stock, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board upon its issuance.

In November 2022, the Company sold one share of Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”) to Robert Bitterman, then its interim Executive Chairman and current Chief Executive Officer, for $1,750. The Series D Preferred Stock was not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company; had no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily; and was not entitled to receive dividends of any kind.

The Series D Preferred Stock was entitled to 17,500,000 votes per share exclusively with respect to any proposal to amend the Company’s Amended Certificate to effect a reverse stock split of the Company’s common stock. The terms provided that it would be voted, without action by the holder, on any such proposal in the same proportion as shares of the Company’s common stock were voted. The Series D Preferred Stock otherwise had no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

Under its terms, the outstanding share of Series D Preferred Stock was to be redeemed in whole, but not in part, at any time: (i) if such redemption was approved by the Board in its sole discretion or (ii) automatically and effective upon the approval by the Company's stockholders of an amendment to the Amended Certificate to effect a reverse stock split of the Company’s common stock. The Series D Preferred Stock was redeemed in whole on January 4, 2023, upon the approval by the Company’s stockholders of the Reverse Stock Split. Upon such redemption, the holder of the Series D Preferred Stock received consideration of $1,750 in cash.

At December 31, 2023, there were no shares of preferred stock issued or outstanding.

9. Stockholders’ Equity

April 2023 Financing - In April 2023, the Company completed a registered direct offering and a concurrent private placement of a total of: 39,331 registered shares of the Company’s common stock at a purchase price per share of $50.85, unregistered five and one-half year term Series A warrants to purchase up to 39,331 shares of common stock at an exercise price of $48.60 per share and unregistered eighteen month term Series B warrants to purchase up to 39,331 shares of common stock at an exercise price of $48.60 per share (collectively, the “April 2023 Financing”). In addition, the Company issued unregistered warrants to the placement agent, H.C. Wainwright & Co., LLC (“HCW”), in the April 2023 Financing to purchase a total of 2,950 shares of common stock at an exercise price of $63.56 per share. Net proceeds to the Company from the April 2023 Financing were $1,538,000 after deducting placement agent fees and offering expenses.

F-15

In connection with the April 2023 Financing, the Company entered into warrant amendment agreements (the “Warrant Amendment Agreements”) with the participating investors to amend the exercise price of certain existing warrants to purchase up to an aggregate of 21,291 shares of common stock that were previously issued in April 2018 through January 2021, such that each of the amended warrants have an exercise price of $48.60 per share. The Company received $24,000 as consideration in connection with the Warrant Amendment Agreements. The Company assessed the amendments to the exercise price of the warrants under the FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”) and determined that the amendment to the exercise price was completed in connection with and contingent on the close of the April 2023 Financing. The increase in fair value of $293,000 related to the Warrant Amendment Agreements was recognized as an equity issuance cost and recorded in additional paid in capital per ASC 815.

June 2023 Financing - In June 2023, the Company completed a registered direct offering and a concurrent private placement of a total of: 25,961 registered shares and 8,000 unregistered shares of the Company’s common stock each at a purchase price per share of $38.52, unregistered pre-funded warrants to purchase up to an aggregate of 69,881 shares of common stock at a purchase price per share of $38.511 and with an exercise price of $0.009 per share, unregistered five and one-half year term Series A warrants to purchase up to an aggregate of 103,842 shares of common stock at an exercise price of $36.27 per share and unregistered eighteen month term Series B warrants to purchase up to an aggregate of 103,842 shares of common stock at an exercise price of $36.27 per share (collectively, the “June 2023 Financing”). In addition, the Company issued unregistered warrants to the placement agent, HCW, in the June 2023 Financing to purchase a total of 7,788 shares of common stock at an exercise price of $48.15 per share. Net proceeds to the Company from the June 2023 Financing were $3,510,000 after deducting placement agent fees and offering expenses.

December 2023 Financing - In December 2023, the Company entered into an inducement letter agreement (the “Inducement Letter Agreement”) with certain holders of the Company’s existing warrants to purchase up to an aggregate of 236,695 shares of the Company’s common stock. The existing warrants were originally issued on dates between October 2018 and June 2023 with an exercise price of $48.60 or $36.27 per share. Pursuant to the Inducement Letter Agreement, these warrants were exercised for cash at a reduced exercise price of $11.97 per share in consideration of the Company’s agreement to issue new five and one-half year term Series A warrants to purchase up to 252,258 shares of common stock at an exercise price of $9.72 per share and new eighteen month term Series B warrants to purchase up to 221,132 shares of common stock at an exercise price of $9.72 per share (collectively, the “December 2023 Financing”). In addition, the Company issued warrants to the placement agent, HCW, in the December 2023 Financing to purchase a total of 17,752 shares of common stock at an exercise price of $14.94 per share.

Pursuant to the terms of the Inducement Letter Agreement, in the event that the exercise of the existing warrants in the December 2023 Financing would have otherwise caused a holder to exceed the beneficial ownership limitations set forth in the existing warrant, the Company issued the number of shares that would not cause a holder to exceed such beneficial ownership limitation and agreed to hold such balance of shares of common stock in abeyance. Accordingly, at December 31, 2023, an aggregate of 91,819 shares of common stock were held in abeyance (the “Abeyance Shares”) with such Abeyance Shares evidenced through the holder’s existing warrants and which are deemed to be prepaid. The Abeyance Shares will be held until notice is received by the holder that the balance of the shares of common stock may be issued in compliance with such beneficial ownership limitations and may be exercised pursuant to a notice of exercise from the holder. Until such time, the Abeyance Shares are evidenced through the holder’s existing warrants and have been included in the Company’s table of outstanding warrants below.

Net proceeds to the Company from the December 2023 financing were $2,404,000 after deducting placement agent fees and offering expenses. The Company assessed the amendments to the exercise price of the warrants under the ASC 815 and determined that the amendment to the exercise price was completed in connection with and contingent on the close of the December 2023 Financing. The increase in fair value of $412,000 related to the modification of the terms of the warrants to induce exercise was recognized as an equity issuance cost and recorded in additional paid in capital per ASC 815.

Warrants

The Company first assessed the warrants in the April 2023 Financing, June 2023 Financing and December 2023 Financing under the FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) to determine whether they were within the scope of ASC 480. As there were no instances outside of the Company’s control that could require cash settlement, the Company’s warrants issued in the April 2023 Financing, June 2023 Financing and December 2023 Financing were determined to be outside the scope of ASC 480.

F-16

The Company then applied and followed the applicable accounting guidance in ASC 815. Financial instruments are accounted for as either derivative liabilities or equity instruments depending on the specific terms of the agreement. The warrants issued in the April 2023 Financing, June 2023 Financing and December 2023 Financing did not meet the definition of a derivative instrument as they are indexed to the Company’s common stock and classified within stockholders’ equity. Based on this determination, the warrants issued in the April 2023 Financing, June 2023 Financing and December 2023 Financing were classified within stockholders’ equity.

In addition to the December 2023 Financing, the Company issued 69,881 shares of common stock related to exercises from the pre-funded warrants issued in the June 2023 Financing for proceeds of $630. There were no warrants exercised during the year ended December 31, 2022.

The following table summarizes the Company’s outstanding warrants, all of which are classified as equity instruments, at December 31, 2023:

	Number of Shares	Weighted- Average Exercise Price Per Share
Outstanding at December 31, 2022	60,600	$490.75
Issued	858,162	19.55
Exercised	(214,757)	8.08
Expired	(475)	5,621.55
Outstanding at December 31, 2023	703,530	$33.09

10. Stock-based Compensation

Stock Plans

The Company’s approved equity plans include the Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan (the “2020 Plan”) and the Phio Pharmaceuticals Corp. 2012 Long Term Incentive Plan (the “2012 Plan”). These plans are administered by our Board and provide for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock awards, RSU awards, performance stock awards, and performance cash awards. Upon adoption of the 2020 Plan, shares that remained available for grant under the 2012 Plan and shares that were subject to outstanding awards under the 2012 Plan were included in the authorized shares available for grant under the 2020 Plan. Further, upon adoption of the 2020 Plan, the Company no longer grants new equity awards under the 2012 Plan. In July 2023, the Company’s stockholders approved an amendment to the 2020 Plan to increase the number of shares authorized for issuance thereunder to 25,712 shares of common stock.

As of December 31, 2023, there were 1,120 shares subject to outstanding stock options, 5.520 shares subject to unvested RSUs and 14,842 shares available for future grants.

Restricted Stock Units

RSUs are issued under the Company’s 2020 Plan or as inducement grants issued outside of the 2020 Plan to new employees. RSUs are generally subject to graded vesting and the satisfaction of certain service requirements. RSUs granted by the Company to employees generally vest annually over 3 years after the grant date, (and over 1 year after the grant date for directors of the Board of Directors. Upon vesting, each outstanding RSU will be settled for one share of the Company’s common stock. Employee RSU recipients may elect to net share settle upon vesting, in which case the Company pays the employee’s income taxes due upon vesting and withholds a number of shares of equal value. The Company does not expect to repurchase shares to satisfy RSU vests. The fair value of the RSUs awarded are based upon the Company’s closing stock price at the grant date and are expensed over the requisite service period.

F-17

The following table summarizes the activity of the Company’s RSUs for the year ended December 31, 2023:

	Number of Shares	Weighted- Average Grant Date Fair Value Per Share
Unvested units at December 31, 2022	5,259	$135.26
Granted	4,836	47.16
Vested	(2,599)	134.88
Forfeited	(1.969)	88.92
Unvested units at December 31, 2023	5,527	$74.83

The weighted-average fair value of RSUs granted during the years ended December 31, 2023 and 2022 was $47.16 and $90.72, respectively.

Stock-based compensation expense related to RSUs was $298,000 and $401,000 for the years ended December 31, 2023 and 2022, respectively.

The aggregate fair value of awards that vested during the years ended December 31, 2023 and 2022 was $105,000 and $138,000, which represents the market value of the Company’s common stock on the date that the RSUs vested.

As of December 31, 2023, the compensation expense for all unvested RSUs in the amount of approximately $212,000 will be recognized in the Company’s results of operations over a weighted average period of 1.30 years.

Stock Options

Stock options are available for issuance under the 2020 Plan or as inducement grants issued outside of the 2020 Plan to new employees. Stock options are generally subject to graded vesting and the satisfaction of service requirements. Stock options granted by the Company to employees generally vest annually over 4 years after the grant date and generally vest over 1 year after the grant date for members of the Board of Directors and expire within ten years of grant. Upon the exercise of a stock option, the Company issues new shares and delivers them to the recipient. The Company does not expect to repurchase shares to satisfy stock option exercises.

The Company uses the Black-Scholes option-pricing model to determine the fair value of all its option grants. The risk-free interest rate used for each grant was based upon the yield on zero-coupon U.S. Treasury securities with a term similar to the expected life of the related option. The Company’s expected stock price volatility assumption is based upon the Company’s own implied volatility. As the Company has limited stock option exercise information, the expected life assumption used for option grants is based upon the simplified method provided for under ASC 718. The dividend yield assumption is based upon the fact that the Company has never paid cash dividends and presently has no intention of paying cash dividends.

The Company did not grant stock options during the year ended December 31, 2022. For valuing options granted during the year ended December 31, 2023, the following assumptions were used:

Schedule of assumptions	December 31,
2023
Risk-free interest rate	4.72%
Expected volatility	113.74%
Expected lives (in years)	5.25
Expected dividend yield	0%

The weighted average grant date fair value of options granted during the year ended December 31, 2023 was $10.26 per share.

F-18

The following table summarizes the Company’s stock option activity for the year ended December 31, 2023:

	Total Number of Shares	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term	Aggregate Intrinsic Value
Balance at December 31, 2022	20	$317,082.58
Granted	1,136	12.33
Exercised	–	–
Forfeited	–	–
Expired	(10)	473,197,73
Balance at December 31, 2023	1,146	$10,120.69	9.74 years	$–
Exercisable at December 31, 2023	9	$144,240.81	2.78 years	$–

Stock-based compensation expense related to stock options for the years ended December 31, 2023 and 2022 was $5,000 and $13,000, respectively.

As of December 31, 2023, the compensation expense for all unvested stock options in the amount of $6,000 will be recognized in the Company’s results of operations over a weighted average period of 0.25 years.

There is no income tax benefit as the Company is currently operating at a loss and an actual income tax benefit may not be realized.

Employee Stock Purchase Plan

The Company has 76 shares authorized for issuance under the 2013 Employee Stock Purchase Plan (“ESPP”). The ESPP allows employees to contribute a percentage of their cash earnings, subject to certain maximum amounts, to be used to purchase shares of the Company’s common stock on each of two semi-annual purchase dates at a purchase price equal to 90% of the market value per share on either (a) the date of grant of a purchase right under the ESPP or (b) the date on which such purchase right is deemed exercised, whichever is lower. As of December 31, 2023, 73 shares were reserved for future issuance under the ESPP. There was no activity under the ESPP for the years ended December 31, 2023 and 2022.

Compensation Expense Related to Equity Awards

The following table sets forth total stock-based compensation expense for the years ended December 31, 2023 and 2022, in thousands:

Schedule of stock-based compensation expense
	December 31,
	2023	2022
Research and development	$132	$154
General and administrative	171	260
Total stock-based compensation	$303	$414

11. Income Taxes

The provision for income taxes for the years ended December 31, 2023 and 2022 are as follows, in thousands:

Schedule of provision for income taxes
	Years Ended December 31,
	2023	2022
Current
Federal	$–	$–
State	–	–
Total current	–	–
Deferred
Federal	(1,831)	(1,733)
State	(718)	(553)
Total deferred	(2,549)	(2,286)
Valuation allowance	2,549	2,286
Total provision for income taxes	$–	$–

F-19

The following table presents a reconciliation of the U.S. statutory tax rate to the Company’s actual effective income tax rate:

Schedule of effective income tax reconciliation
	Years Ended December 31,
	2023	2022
Federal statutory rate	21.0%	21.0%
State income taxes, net of federal benefit	5.9	7.4
Non-deductible expenses	(0.5)	(0.8)
Income tax credits	2.1	3.2
Valuation allowance	(28.5)	(30.8)
Effective tax rate	0.0%	0.0%

The Company recognizes deferred tax assets and liabilities to reflect the tax effects of temporary differences between the tax basis of assets or liabilities and their reported amounts in the consolidated financial statements in accordance with ASC 740. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled.

ASC 740 requires that a valuation allowance be established when management determines that it is more likely than not that all or a portion of a deferred asset will not be realized. The Company evaluates the realizability of its net deferred income tax assets and valuation allowances as necessary, at least on an annual basis. During this evaluation, the Company reviews its forecasts of income in conjunction with other positive and negative evidence surrounding the realizability of its deferred income tax assets to determine if a valuation allowance is required. As a result of this evaluation, the Company has recorded a full valuation allowance against its deferred tax assets as the Company believes it is more likely than not that the benefit of all of its deferred tax assets will not be realized.

The significant components of the Company’s deferred tax assets and liabilities are as follows, in thousands:

Schedule of deferred tax assets and liabilities
	Years Ending December 31,
	2023	2022
Deferred tax assets:
Net operating loss carryforwards	$774	$11,808
Tax credit carryforwards	295	1,227
Stock-based compensation	80	435
Capitalized research and development expenses	1,384	1,662
License fees	3	1,680
Lease liability	9	46
Other timing differences	13	120
Deferred tax assets	2,558	16,978
Deferred tax liabilities:
Right of use asset	(9)	(43)
Deferred tax liability	(9)	(43)
Valuation allowance	(2,549)	(16,935)
Net deferred tax asset	$–	$–

Ownership changes may limit the amount of net operating loss (“NOL”) carryforwards or tax credit carryforwards that can be utilized to offset future taxable income or tax liability. Pursuant to Sections 382 and 383 of the Internal Revenue Code of 1986, as amended (the “Code”), NOL and tax credit carryforwards may be subject to annual limitations in the event a cumulative change in ownership of more than 50% occurs within a three-year period. Any limitation may result in expiration of a portion of the NOL carryforwards or tax credit carryforwards before utilization.

F-20

During 2023, the Company completed an assessment of the available NOL and tax credit carryforwards under Sections 382 and 383 of the Code since the last assessment completed in 2021 and concluded that the Company underwent an ownership change in 2023. As a result, NOL and tax credit carryforwards attributable to the pre-ownership change are subject to substantial annual limitations under Sections 382 and 383 of the Code. The Company adjusted its NOL and tax credit carryforwards to address the impact of the ownership change. For the year ended December 31, 2023, federal and state NOLs were reduced by $52,400,000 and $25,900,000, respectively, and federal and state research and development tax credit carryforwards were reduced by $918,000 and $517,000, respectively, as a result of the ownership change in 2023. The Company may experience ownership changes in the future as a result of subsequent shifts in stock ownership, some of which may be outside of the Company’s control.

At December 31, 2023, the Company had federal and state NOL carryforwards of approximately $2,900,000 and $2,475,000, respectively, to reduce future taxable income. The utilization of the federal carryforwards as an available offset to future taxable income is subject to limitations under federal income tax laws. Under current federal income tax law, federal NOLs generated in tax years beginning after 2017 may be carried forward indefinitely, but are limited to offset up to 80% of future taxable income. As of December 31, 2023, all of our federal NOL carryforwards will carryforward indefinitely. The Company’s available state NOL carryforwards will begin to expire in 2044, unless previously utilized.

At December 31, 2023, the Company also had federal and state research and development credits of approximately $227,000 and $87,000, respectively. The federal tax credit carryforwards will begin to expire in 2044 and the state tax credit carryforwards will begin to expire in 2039.

The Company has not recorded any uncertain tax positions as of December 31, 2023 or 2022. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

The Company has not incurred any interest or penalties. In the event that the Company is assessed interest or penalties at some point in the future, they will be classified in the consolidated financial statements as general and administrative expenses.

The Company files income tax returns in the United States and in multiple state jurisdictions. The Company is subject to tax examinations for federal and state purposes for tax years 2015 through 2023.

12. Net Loss per Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per share is computed by dividing the Company’s net loss by the weighted average number of common shares outstanding and the impact of the dilutive effect of potential common stock equivalents, except when the inclusion of such potential common stock equivalents would be anti-dilutive. Dilutive potential common stock equivalents primarily consist of stock options, RSUs and warrants. Therefore, basic and diluted net loss per share applicable to common stockholders were the same for all periods presented because the impact of these items is generally anti-dilutive during periods of net loss.

The following table sets forth the potential common shares excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive:

	December 31,
	2023	2022
Stock options	1,120	20
Unvested restricted stock units	5,519	5,258
Warrants[1]	611,657	60,599
Total	618,296	65,877

[1]	The weighted average number of common shares outstanding as of December 31, 2023 includes the Abeyance Shares from the December 2023 Financing, the exercise of which was prepaid and requires no further consideration for the delivery of the shares of common stock. Therefore, these Abeyance Shares are not included in the table above.

F-21

13. Subsequent Events

In connection with the Inducement Letter Agreement, shares were held in abeyance in the event that the exercise of the existing warrants in the December 2023 Financing would have otherwise caused a holder to exceed the beneficial ownership limitations set forth in the existing warrant. These Abeyance Shares will be held until notice is received by the holder that the balance, or portion thereof, may be issued in compliance with the beneficial ownership limitations. Subsequent to the balance sheet date, 91,819 Abeyance Shares were released and issued.

F-22

PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share and per share data)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$5,390	$8,490
Prepaid expenses and other current assets	474	832
Total current assets	5,864	9,322
Right of use asset	–	33
Property and equipment, net	1	6
Other assets	–	3
Total assets	$5,865	$9,364
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$184	$657
Accrued expenses	735	942
Lease liability	–	35
Total current liabilities	919	1,634
Commitments and contingencies (Note 2)	–	–
Stockholders’ equity:
Preferred stock, $0.0001 par value, 100,000,000 shares authorized; no shares issued and outstanding at September 30, 2024 and December 31, 2023	–	–
Common stock, $0.0001 par value, 100,000,000 shares authorized; 958,219 and 416,368 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	–	–
Additional paid-in capital	149,676	146,936
Accumulated deficit	(144,730)	(139,206)
Total stockholders’ equity	4,946	7,730
Total liabilities and stockholders’ equity	$5,865	$9,364

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-23

PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Operating expenses:
Research and development	$644	$1,808	$2,658	$5,325
General and administrative	946	968	3,055	3,600
Total operating expenses	1,590	2,776	5,713	8,925
Operating loss	(1,590)	(2,776)	(5,713)	(8,925)
Total other income (expense), net	66	(4)	189	(6)
Net loss	$(1,524)	$(2,780)	$(5,524)	$(8,931)
Net loss per common share:
Basic and diluted	$(1.54)	$(10.25)	$(8.23)	$(45.28)
Weighted average number of common shares outstanding
Basic and diluted	990,033	271,129	670,875	197,227

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-24

PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF

PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

(Amounts in thousands, except share data)

(Unaudited)

	Series D Preferred Stock		Common Stock		Additional
For the Three and Nine Months Ended September 30, 2024	Shares	Amount	Shares	Amount	Paid in Capital	Accumulated Deficit	Total
Balance at December 31, 2023	–	$–	416,368	$–	$146,936	$(139,206)	$7,730
Issuance of common stock upon exercise of warrants	–	–	91,820	–	–	–	–
Issuance of common stock upon vesting of restricted stock units	–	–	2,689	–	–	–	–
Shares withheld for payroll taxes	–	–	(689)	–	(4)	–	(4)
Stock-based compensation expense	–	–	–	–	32	–	32
Net loss	–	–	–	–	–	(2,154)	(2,154)
Balance at March 31, 2024	–	$–	510,188	$–	$146,964	$(141,360)	$5,604
Stock-based compensation expense	–	–	–	–	15	–	15
Net loss	–	–	–	–	–	(1,846)	(1,846)
Balance at June 30, 2024	–	$–	510,188	$–	$146,979	$(143,206)	$3,773
Cash-in-lieu of fractional shares for reverse stock split	–	–	(255)	–	(1)	–	(1)
Issuance of common stock and warrants, net of offering costs	–	–	216,528	–	2,646	–	2,646
Issuance of common stock upon exercise of warrants	–	–	231,758	–	–	–	–
Stock-based compensation expense	–	–	–	–	52	–	52
Net loss	–	–	–	–	–	(1,524)	(1,524)
Balance at September 30, 2024	–	$–	958,219	$–	$149,676	$(144,730)	$4,946

	Series D Preferred Stock		Common Stock		Additional
For the Three and Nine Months Ended September 30, 2023	Shares	Amount	Shares	Amount	Paid-in Capital	Accumulated Deficit	Total
Balance at December 31, 2022	1	$2	126,558	$–	$139,218	$(128,380)	$10,838
Cash-in-lieu of fractional shares for reverse stock split	–	–	(190)	–	(11)	–	(11)
Redemption of preferred stock	(1)	(2)	–	–	–	–	–
Issuance of common stock upon vesting of restricted stock units	–	–	2,009	–	–	–	–
Shares withheld for payroll taxes	–	–	(535)	–	(25)	–	(25)
Stock-based compensation expense	–	–	–	–	111	–	111
Net loss	–	–	–	–	–	(3,602)	(3,602)
Balance at March 31, 2023	–	$–	127,842	$–	$139,293	$(131,982)	$7,311
Issuance of common stock and warrants, net of offering costs	–	–	73,292	–	5,048	–	5,048
Issuance of common stock upon exercise of warrants	–	–	19,444	–	–	–	–
Stock-based compensation expense	–	–	–	–	94	–	94
Net loss	–	–	–	–	–	(2,549)	(2,549)
Balance at June 30, 2023	–	$–	220,578	$–	$144,435	$(134,531)	$9,904
Issuance of common stock upon exercise of warrants	–	–	35,588	–	–	–	–
Issuance of common stock upon vesting of restricted stock units	–	–	222	–	–	–	–
Shares withheld for payroll taxes	–	–	(13)	–	–	–	–
Stock-based compensation expense	–	–	–	–	89	–	89
Net loss	–	–	–	–	–	(2,780)	(2,780)
Balance at September 30, 2023	–	$–	256,375	$–	$144,524	$(137,311)	$7,213

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-25

PHIO PHARMACEUTICALS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(5,524)	$(8,931)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2	46
Amortization of right of use asset	33	95
Loss on disposal of property and equipment	3	–
Stock-based compensation	99	294
Changes in operating assets and liabilities:
Prepaid expenses and other assets	361	(235)
Accounts payable	(473)	(606)
Accrued expenses	(207)	1,058
Lease liability	(35)	(100)
Net cash used in operating activities	(5,741)	(8,379)
Cash flows from investing activities:
Cash paid for purchase of property and equipment	–	(5)
Net cash used in investing activities	–	(5)
Cash flows from financing activities:
Net proceeds from the issuance of common stock and warrants	2,646	5,048
Cash in lieu of fractional shares for reverse stock split	(1)	(11)
Redemption of Series D preferred stock	–	(2)
Payment of taxes on net share settlements of restricted stock units	(4)	(25)
Net cash provided by financing activities	2,641	5,010
Net decrease in cash, cash equivalents and restricted cash	(3,100)	(3,374)
Cash, cash equivalents and restricted cash at the beginning of period	8,490	11,831
Cash, cash equivalents and restricted cash at the end of period	$5,390	$8,457

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets to the totals above:

	September 30,
	2024	2023
Cash and cash equivalents	$5,390	$8,407
Restricted cash	–	50
Cash, cash equivalents and restricted cash	$5,390	$8,457

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-26

PHIO PHARMACEUTICALS CORP.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

1. Organization and Significant Accounting Policies

Nature of Operations

Phio Pharmaceuticals Corp. (“Phio” or the “Company”) is a clinical stage biotechnology company whose proprietary INTASYL® small interfering RNA gene silencing technology is designed to make immune cells more effective in killing tumor cells. The Company is developing therapeutics that are designed to leverage INTASYL to precisely target specific proteins that reduce the body’s ability to fight cancer, without the need for specialized formulations or drug delivery systems.

Phio was incorporated in the state of Delaware in 2011 as RXi Pharmaceuticals Corporation. On November 19, 2018, the Company changed its name to Phio Pharmaceuticals Corp., to reflect its transition from a platform company to one that is fully committed to developing groundbreaking immuno-oncology therapeutics.

Effective July 5, 2024, the Company completed a 1-for-9 reverse stock split of the Company’s outstanding common stock, including reclassifying an amount equal to the reduction in par value to additional paid-in capital. The reverse stock split did not reduce the number of authorized shares of the Company’s common or preferred stock. All share and per share amounts have been adjusted to give effect to the reverse stock split.

Basis of Presentation

The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). Certain information and footnote disclosures that are included in the Company’s annual consolidated financial statements, but that are not required for interim reporting purposes, have been condensed or omitted. In the opinion of management, all adjustments (including normal recurring accruals) considered necessary for a fair presentation of the condensed consolidated financial statements have been included.

These statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on April 1, 2024 (the “2023 Form 10-K”). Interim results are not necessarily indicative of results for a full year.

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, MirImmune, LLC. All material intercompany accounts have been eliminated in consolidation.

Segments

The Company operates as one operating segment and all assets are located in the United States.

F-27

Use of Estimates

The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The areas subject to significant estimates and judgement include, among others, those related to the fair value of equity awards, accruals for research and development expenses, useful lives of property and equipment, and the valuation allowance on the Company’s deferred tax assets. On an ongoing basis the Company evaluates its estimates and bases its estimates on historical experience and other relevant assumptions that the Company believes are reasonable under the circumstances. Actual results could differ materially from these estimates.

Liquidity

The Company has reported recurring losses from operations since its inception and expects to continue to have negative cash flows from operations for the foreseeable future. Historically, the Company’s primary source of funding has been from sales of its securities. The Company’s ability to continue to fund its operations is dependent on obtaining funding from third parties, such as proceeds from the issuance of debt, sale of equity, or strategic opportunities, in order to maintain its operations. This is dependent on a number of factors, including the market demand or liquidity of the Company’s common stock. There is no guarantee that debt, additional equity or other funding will be available to the Company on acceptable terms, or at all. If the Company fails to obtain additional funding when needed, the Company would be forced to scale back or terminate its operations or seek to merge with or to be acquired by another company.

The Company has limited cash resources, has reported recurring losses from operations since inception, has negative operating cash flows and has not yet received product revenues. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern, and the Company’s current cash resources may not provide sufficient capital to fund operations for at least the next 12 months from the date of the release of these condensed consolidated financial statements. The continuation of the Company as a going concern depends upon the Company’s ability to raise additional capital through an equity offering, debt offering and/or strategic opportunity to fund its operations. There can be no assurance that the Company will be successful in accomplishing these plans in order to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

Cash and cash equivalents include unrestricted cash accounts, money market investments and highly liquid investment instruments with original maturity of three months or less at the date of purchase.

Other than as set forth above, there have been no material changes to the significant accounting policies disclosed in the Company’s 2023 Form 10-K.

F-28

Recent Accounting Pronouncements

In November 2023, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2023-07, “Segment Reporting (Topic 280) – Improvements to Reporting Segment Disclosures” (“ASU 2023-07”), which requires disclosure of incremental segment information on an annual and interim basis. In addition, ASU 2023-07 clarifies circumstances in which an entity can disclose multiple segment measures of profit or loss, provides new segment disclosure requirements for entities with a single reportable segment, and contains other disclosure requirements. The amendments in ASU 2023-07 are effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The enhanced disclosures are required to be applied retrospectively to all prior periods presented in the financial statements. The Company is currently evaluating the impact of ASU 2023-07 on its consolidated financial statements and disclosures, but does not expect that it will have a material impact on its consolidated financial statements.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740) – Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of specific categories in the rate reconciliation table along with additional information for reconciling items that meet a quantitative threshold, disclosure of disaggregated income taxes paid and modifies other income tax-related disclosures. The amendments in ASU 2023-09 are effective for annual periods beginning after December 15, 2024 and allows for adoption on a prospective basis, with a retrospective option. Early adoption is permitted. The Company is currently evaluating the impact of ASU 2023-09, but does not expect that it will have a material impact on its consolidated financial statements.

2. Collaboration Agreement

AgonOx, Inc. (“AgonOx”)

In February 2021, the Company entered into a clinical co-development collaboration agreement (the “Clinical Co-Development Agreement”) with AgonOx, a private company developing a pipeline of novel immunotherapy drugs targeting key regulators of the immune response to cancer. On May 8, 2024, the Company terminated the Clinical Co-Development Agreement with AgonOx, which such termination was effective immediately. Under the Clinical Co-Development Agreement, Phio and AgonOx were working to develop a T cell-based therapy using the Company’s lead product candidate, PH-762, and AgonOx’s “double positive” tumor infiltrating lymphocytes (“DP TIL”) technology. Per the terms of the Clinical Co-Development Agreement, the Company had agreed to reimburse AgonOx up to $4,000,000 in expenses incurred to conduct a Phase 1 clinical trial of PH-762 treated DP TIL in patients with advanced melanoma and other advanced solid tumors and was entitled to certain future development milestones and low single-digit sales-based royalty payments from AgonOx licensing its DP TIL technology.

The Company recognized its share of costs arising from research and development activities performed by AgonOx in the Company’s condensed consolidated financial statements in the period AgonOx incurred such expense. Effective as of the date of termination, the Clinical Co-Development Agreement and the continuing obligations of the Company and AgonOx thereunder were terminated in their entirety. As a result, the Company is no longer required to provide financial support for the development costs incurred under the Clinical Co-Development Agreement, and is not entitled to future development milestones or royalty payments from AgonOx’s licensing of its DP TIL technology.

The Company will pay to AgonOx all Company payment obligations that accrued prior to the termination of the Clinical Co-Development Agreement. Remaining payments to be made to AgonOx as of September 30, 2024 were $35,000, which primarily related to remaining accrued obligations for patient fees and other miscellaneous costs as of the date of termination. Pursuant to the terms of the Clinical Co-Development Agreement, the Company and AgonOx are coordinating the orderly wind-down of the Phase 1 clinical trial. Each of the Company and AgonOx shall be responsible for its own costs and expenses incurred in connection with the wind-down of the Phase 1 clinical trial.

The Company recognized approximately $308,000 and $414,000 in connection with the Clinical Co-Development Agreement during the three and nine months ended September 30, 2024, respectively, which relate to the Company’s expense obligations under the Clinical Co-Development Agreement through the date of termination. The Company recognized approximately $606,000 and $906,000 of expense in connection with the Clinical Co-Development Agreement during the three and nine months ended September 30, 2023, respectively.

F-29

3. Fair Value of Financial Instruments

The Company follows the provisions of the FASB Accounting Standards Codification (“ASC”) Topic 820, “Fair Value Measurement,” for the Company’s financial assets and liabilities that are re-measured and reported at fair value each reporting period and are re-measured and reported at fair value at least annually using a fair value hierarchy that is broken down into three levels. Level inputs are defined as follows:

Level 1 – quoted prices in active markets for identical assets or liabilities.

Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

As of September 30, 2024, the Company categorized its cash equivalents as Level 1 hierarchy as the carrying amounts approximate their fair value due to their short-term nature and market rates of interest. As of December 31, 2023, the Company did not identify any financial instruments required to be presented at fair value.

Schedule of financial instruments at fair value
Description	September 30, 2024	Quoted Prices In Active Markets (Level 1)	Other Significant Observable Inputs (Level 2)	Unobservable Inputs (Level 3)
Assets:
Cash equivalents	$5,390	$5,390	$–	$–
Total	$5,390	$5,390	$–	$–

The carrying amounts of cash, accounts payable and accrued expenses of the Company approximate their fair values due to their short-term nature.

4. Leases

The Company entered into a lease for a laboratory facility located at 17 Briden Street, Worcester, Massachusetts, which covers 321 square feet of rentable space. The lease commenced on March 1, 2024 and had an original expiration date of August 31, 2024. The Company has the option to renew the lease for additional 6-month periods. On June 1, 2024, the Company elected the option to renew the lease for an additional 6-month period, and the lease will expire on February 28, 2025. The Company made an accounting policy election under the FASB ASC Topic 842, “Leases” not to recognize leases with a term less than one year on the balance sheet and that do not contain a purchase option. Under the short-term lease election, the Company will recognize the lease payments for the laboratory facility on a straight-line basis over the lease term.

The total base rent for the premises over each 6-month term is expected to be $15,000. During the three and nine month periods ending September 30, 2024, the Company recognized $8,129 and $18,909, respectively, of rent expense and variable lease costs related to the laboratory facility.

F-30

The Company’s lease for its corporate headquarters and primary research facility in Marlborough, Massachusetts was for a total of 7,581 square feet of office and laboratory space and expired on March 31, 2024. The lease agreement did not contain information to determine the borrowing rate implicit in the lease. As such, the Company calculated its incremental borrowing rate based on what the Company would have to pay to borrow on a collateralized basis over the lease term for an amount equal to the remaining lease payments, taking into consideration such assumptions as, but not limited to, the U.S. treasury yield rate and borrowing rates from a creditworthy financial institution using the above lease factors. The Company has continued operations as a primarily remote business with the expiration of the lease, but has contracted a private mailbox with an address of 11 Apex Drive, Suite 300A, PMB 2006, Marlborough, MA 01752 to use as its principal mailing address for SEC and other purposes.

The lease for the Company’s former corporate headquarters represented all of the Company’s capitalized lease obligations.

The amounts reported in the condensed consolidated balance sheets for the Company’s former corporate headquarters classified as an operating lease in which the Company is the lessee and other supplemental balance sheet information is set forth as follows, in thousands, except the lease term (number of years) and discount rate:

Schedule of lease amounts recorded in balance sheet
	September 30, 2024	December 31, 2023
Assets
Right of use asset	$–	$33
Liabilities
Lease liability	$–	$35
Lease Term and Discount Rate
Weighted average remaining lease term	–	0.25
Weighted average discount rate	–	4.70%

There were no operating lease costs for our former corporate headquarters included in operating expense for the three months ended September 30, 2024. Operating lease costs for our former corporate headquarters included in operating expense were $33,000 for the three months ended September 30, 2023. Operating expenses were $33,000 and $99,000 for the nine months ended September 30, 2024 and 2023, respectively.

The Company’s condensed consolidated statements of cash flows for the Company’s former corporate headquarters was $35,000 and $104,000 for the nine months ended September 30, 2024 and 2023, respectively.

5. Stockholders’ Equity

Financings

May 2024 Financing — On May 16, 2024, the Company entered into a purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”), pursuant to which the Company agreed to sell, and Triton agreed to purchase, upon the Company’s request in one or more transactions, up to 95,833 shares of the Company’s common stock at a purchase price of $6.48 per share (the “Purchase Price”), for aggregate gross proceeds of up to $621,000. The Company recorded expense of approximately $100,000, primarily related to legal fees, in connection with the execution of the Purchase Agreement with Triton. On July 3, 2024, the Company terminated the Purchase Agreement with Triton effective immediately. No shares of common stock were sold by the Company pursuant to the Purchase Agreement prior to termination.

F-31

July 2024 Financing — On July 11, 2024, the Company entered into inducement letter agreements (the “July 2024 Inducement Letter Agreements”) with certain holders of certain of the Company’s existing warrants to purchase up to an aggregate of 545,286 shares of the Company’s common stock. The existing warrants were originally issued in February 2020 through December 2023, having exercise prices between $324.00 and $9.72 per share. Pursuant to the July 2024 Inducement Letter Agreements, these warrants were exercised for cash at a reduced exercise of $5.45 per share in consideration of the Company’s agreement to issue new unregistered five and one-half year term Series C warrants to purchase up to 583,098 shares of common stock at an exercise price of $5.45 and new unregistered eighteen month term Series D warrants to purchase up to 507,474 shares of common stock at an exercise price of $5.45, both issued and sold at a price of $0.125 per warrant share (the “July 2024 Financing”). In addition, the Company issued warrants to the placement agent, HCW, to purchase a total of 40,896 shares of common stock at an exercise price of $6.8125 per share. The net proceeds to the Company from the July 2024 Financing were approximately $2,646,000, after deducting placement agent fees and offering expenses. The Company incurred non-cash equity issuance cost of approximately $2.4 million for the incremental fair value of the outstanding equity classified warrants and approximately $0.2 million for placement agent warrants.

Pursuant to the terms of the July 2024 Inducement Letter Agreements, in the event that the exercise of the existing warrants in the July 2024 Financing would have otherwise caused a holder to exceed the beneficial ownership limitations set forth in the existing warrant, the Company issued the number of shares that would not cause a holder to exceed such beneficial ownership limitation and agreed to hold such balance of shares of common stock in abeyance. Accordingly, an aggregate of 328,758 shares of common stock were held in abeyance (the “July 2024 Abeyance Shares”) with such July 2024 Abeyance Shares evidenced through the holder’s existing warrants and which are deemed to be prepaid. The July 2024 Abeyance Shares were held until notice was received by the holder that the balance of the shares of common stock could be issued in compliance with such beneficial ownership limitations and were exercised pursuant to a notice of exercise from the holder. Until such time, the Abeyance Shares were evidenced through the holder’s existing warrants and have been included in the Company’s table of outstanding warrants below. During the three months ended September 30, 2024, 231,758 of the July 2024 Abeyance Shares were released. The remainder of the July 2024 Abeyance Shares were subsequently released in October 2024.

April 2023 Financing — On April 20, 2023, the Company completed a registered direct offering and a concurrent private placement of a total of: 39,331 registered shares of the Company’s common stock at a purchase price per share of $50.85, unregistered five and one-half year term Series A warrants to purchase up to 39,331 shares of common stock at an exercise price of $48.60 per share and unregistered eighteen month term Series B warrants to purchase up to 39,331 shares of common stock at an exercise price of $48.60 per share (collectively, the “April 2023 Financing”). In addition, the Company issued unregistered warrants to the placement agent, H.C. Wainwright & Co., LLC (“HCW”), in the April 2023 Financing to purchase a total of 2,950 shares of common stock at an exercise price of $63.56 per share. Net proceeds to the Company from the April 2023 Financing were $1,538,000 after deducting placement agent fees and offering expenses.

In connection with the April 2023 Financing, the Company entered into warrant amendment agreements (the “Warrant Amendment Agreements”) with the participating investors to amend the exercise price of certain existing warrants to purchase up to an aggregate of 21,291 shares of common stock that were previously issued in April 2018 through January 2021, such that each of the amended warrants have an exercise price of $48.60 per share. The Company received $23,952 as consideration in connection with the Warrant Amendment Agreements. The Company assessed the amendments to the exercise price of the warrants under ASC Topic 815, “Derivatives and Hedging” (“ASC 815”) and determined that the amendment to the exercise price was completed in connection with and contingent on the close of the April 2023 Financing. The increase in fair value of $293,000 related to the Warrant Amendment Agreements was recognized as an equity issuance cost and recorded in additional paid in capital per ASC 815.

June 2023 Financing — On June 2, 2023, the Company completed a registered direct offering and a concurrent private placement of a total of: 25,961 registered shares and 8,000 unregistered shares of the Company’s common stock each at a purchase price per share of $38.52, unregistered pre-funded warrants to purchase up to an aggregate of 69,881 shares of common stock at a purchase price per share of $38.511 and with a pre-funded warrant exercise price of $0.009 per share, unregistered five and one-half year term Series A warrants to purchase up to an aggregate of 103,842 shares of common stock at an exercise price of $36.27 per share and unregistered eighteen month term Series B warrants to purchase up to an aggregate of 103,842 shares of common stock at an exercise price of $36.27 per share (collectively, the “June 2023 Financing”). In addition, the Company issued unregistered warrants to the placement agent, HCW, in the June 2023 Financing to purchase a total of 7,788 shares of common stock at an exercise price of $48.15 per share. Net proceeds to the Company from the June 2023 Financing were $3,510,000 after deducting placement agent fees and offering expenses.

F-32

December 2023 Financing — In December 2023, the Company entered into an inducement letter agreement (the “December 2023 Inducement Letter Agreement”) with certain holders of the Company’s existing warrants to purchase up to an aggregate of 236,695 shares of the Company’s common stock (the “December 2023 Financing”). Pursuant to the terms of the December 2023 Inducement Letter Agreement, in the event that the exercise of the existing warrants in the December 2023 Financing would have otherwise caused a holder to exceed the beneficial ownership limitations set forth in the existing warrant, the Company issued the number of shares that would not cause a holder to exceed such beneficial ownership limitation and agreed to hold such balance of shares of common stock in abeyance. Accordingly, an aggregate of 91,820 shares of common stock were held in abeyance (the “December 2023 Abeyance Shares”) with such December 2023 Abeyance Shares evidenced through the holder’s existing warrants and which were deemed to be prepaid. The December 2023 Abeyance Shares were held until notice was received by the holder that the balance of the shares of common stock could be issued in compliance with such beneficial ownership limitations and were exercised pursuant to a notice of exercise from the holder. Until such time, the December 2023 Abeyance Shares were evidenced through the holder’s existing warrants and have been included in the Company’s table of outstanding warrants below.

Pursuant to the terms of the Inducement Letter Agreement, in the event that the exercise of the existing warrants in the December 2023 Financing would have otherwise caused a holder to exceed the beneficial ownership limitations set forth in the existing warrant, the Company issued the number of shares that would not cause a holder to exceed such beneficial ownership limitation and agreed to hold such balance of shares of common stock in abeyance. Accordingly, at December 31, 2023, an aggregate of 91,819 shares of common stock were held in abeyance (the “Abeyance Shares”) with such Abeyance Shares evidenced through the holder’s existing warrants and which are deemed to be prepaid. The Abeyance Shares will be held until notice is received by the holder that the balance of the shares of common stock may be issued in compliance with such beneficial ownership limitations and may be exercised pursuant to a notice of exercise from the holder. Until such time, the Abeyance Shares are evidenced through the holder’s existing warrants and have been included in the Company’s table of outstanding warrants below. The remainder of the December 2023 Abeyance Shares were subsequently released during the first quarter of 2024.

Warrants

The Company first assesses warrants that are issued by the Company under the FASB ASC Topic 480, “Distinguishing Liabilities from Equity” (“ASC 480”) to determine whether the warrants are within the scope of ASC 480. If there are no instances outside of the Company’s control that could require cash settlement, the Company then applies and follows the applicable accounting guidance in ASC 815. Financial instruments are accounted for as either derivative liabilities or equity instruments depending on the specific terms of the agreement. Based on the assessment of the warrants issued by the Company under the guidance in ASC 480 and ASC 815, the warrants issued by the Company have been classified within stockholder’s equity.

During the three months ended September 30, 2024, 231,758 of the July 2024 Abeyance Shares were released and issued. During the three months ended September 30, 2023, 35,588 shares of common stock were issued related to the exercise of pre-funded warrants from the June 2023 Financing.

During the nine months ended September 30, 2024, all of the December 2023 Abeyance Shares were released and issued and 231,758 of the July 2024 Abeyance Shares were released and issued. During the nine months ended September 30, 2023, 55,032 shares of common stock were issued related to the exercise of pre-funded warrants from the June 2023 Financing.

F-33

The following table summarizes the Company’s outstanding warrants, all of which are classified as equity instruments, at September 30, 2024:

Schedule of outstanding warrants
	Number of Shares	Weighted- Average Exercise Price Per Share
Outstanding at December 31, 2023	703,530	$35.99
Issued	1,131,468	5.50
Exercised	(540,112)	6.56
Expired	–	–
Outstanding at September 30, 2024	1,294,886	$21.62

6. Stock-based Compensation

Restricted Stock Units

Restricted stock units (“RSUs”) are issued under the Company’s 2020 Long-Term Incentive Plan (the “2020 Plan”) or as inducement grants issued outside of the 2020 Plan to new employees. RSUs are generally subject to graded vesting and the satisfaction of certain service requirements. RSUs granted by the Company to employees and to non-employee members of the Board of Directors generally vest annually over 1 year after the grant date. Upon vesting, each outstanding RSU will be settled for one share of the Company’s common stock. Employee RSU recipients may elect to net share settle upon vesting, in which case the Company pays the employee’s income taxes due upon vesting and withholds a number of shares of equal value. The Company does not expect to repurchase shares to satisfy RSU vests. The fair value of the RSUs awarded are based upon the Company’s closing stock price at the grant date and are expensed over the requisite service period.

On September 11, 2024, the Company modified all unvested RSUs to reduce the vesting term for employees from 3 years after the grant date to 1 year after the grant date. No incremental expense was recognized as a result of the modification, as the fair value of the RSUs immediately before and after the modification was unchanged.

The following table summarizes the activity of the Company’s RSUs for the nine months ended September 30, 2024:

Summary of RSUs activity
	Number of Shares	Weighted- Average Grant Date Fair Value Per Share
Unvested units at December 31, 2023	5,527	$74.83
Granted and accepted	71,000	2.77
Vested	(3,997)	71.10
Forfeited	(1,530)	84.55
Unvested units at September 30, 2024	71,000	$2.77

The weighted-average fair value of RSUs granted during both the three and nine months ended September 30, 2024 was $2.77.

There were no RSUs granted during the three months ended September 30, 2023. During the nine months ended September 30, 2023, 4,833 RSUs were granted. The weighted-average fair value of RSUs granted during the nine months ended September 30, 2023 was $47.16.

F-34

Stock-based compensation expense related to RSUs was $52,000 and $89,000 for the three months ended September 30, 2024 and 2023, respectively. Stock-based compensation expense related to RSUs was $99,000 and $294,000 for the nine months ended September 30, 2024 and 2023, respectively.

The aggregate fair value of awards that vested during the nine months ended September 30, 2024 and 2023 was $21,000 and $100,000, respectively, which represents the market value of the Company’s common stock on the date that the RSUs vested.

Stock Options

Stock options are available for issuance under the 2020 Plan or as inducement grants issued outside of the 2020 Plan to new employees. Stock options are generally subject to graded vesting and the satisfaction of service requirements. Stock options granted by the Company to employees generally vest annually over 4 years after the grant date and generally vest over 1 year after the grant date for non-employee members of the Board of Directors and expire within ten years of grant. Upon the exercise of a stock option, the Company issues new shares and delivers them to the recipient. The Company does not expect to repurchase shares to satisfy stock option exercises.

The Company uses the Black-Scholes option-pricing model to determine the fair value of all its option grants. The risk-free interest rate used for each grant was based upon the yield on zero-coupon U.S. Treasury securities with a term similar to the expected life of the related option. The Company’s expected stock price volatility assumption is based upon the Company’s own implied volatility. As the Company has limited stock option exercise information, the expected life assumption used for option grants is based upon the simplified method provided for under the FASB ASC Topic 718, “Compensation — Stock Compensation”. The dividend yield assumption is based upon the fact that the Company has never paid cash dividends and presently has no intention of paying cash dividends.

The Company did not grant any stock options during the three or nine months ended September 30, 2024 and 2023.

The following table summarizes the activity of the Company’s stock options for the nine months ended September 30, 2024:

Summary of stock options activity
	Number of Shares	Weighted- Average Exercise Price Per Share	Aggregate Intrinsic Value
Balance at December 31, 2023	1,146	$10,120.69
Granted	–	–
Exercised	–	–
Forfeited	–	–
Expired	(13)	598,313.35
Balance at September 30, 2024	1,133	$3,371.79	$–
Exercisable at September 30, 2024	1,133	$3,371.79	$–

Stock-based compensation expense related to stock options for the nine months ended September 30, 2024 was $6,000. The Company did not have any stock-based compensation expense related to stock options for the three months ended September 30, 2024 and 2023 or the nine months ended September 30, 2023.

F-35

Compensation Expense Related to Equity Awards

The following table sets forth total stock-based compensation expense for the three and nine months ended September 30, 2024 and 2023, in thousands:

Schedule of stock-based compensation expense
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Research and development	$25	$51	$14	$163
General and administrative	27	38	85	131
Total stock-based compensation	$52	$89	$99	$294

7. Net Loss per Common Share

Basic net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding. Diluted net loss per share is computed by dividing the Company’s net loss by the weighted average number of common shares outstanding and the impact of the dilutive effect of potential common stock equivalents, except when the inclusion of such potential common stock equivalents would be anti-dilutive. Dilutive potential common stock equivalents primarily consist of stock options, RSUs and warrants. Therefore, basic and diluted net loss per share applicable to common stockholders were the same for all periods presented because the impact of these items is generally anti-dilutive during periods of net loss.

The weighted average number of common shares outstanding as of September 30, 2023 includes the pre-funded warrants issued in connection with the June 2023 Financing, the exercise of which requires nominal consideration for the delivery of the shares of common stock. Therefore, these pre-funded warrants are not included in the table below.

The following table sets forth the potential common shares excluded from the calculation of net loss per common share because their inclusion would be anti-dilutive:

Schedule of anti dilutive shares
	September 30,
	2024	2023
Stock options	1,133	14
Unvested RSUs	71,000	7,694
Warrants[1,2]	1,197,886	357,481
Total	1,270,019	365,189

1	The weighted average number of common shares outstanding as of September 30, 2023 includes pre-funded warrants issued in the June 2023 Financing because the exercise of such warrants requires only nominal consideration. Therefore, these pre-funded warrants are not included in the table above.

2	The weighted average number of common shares outstanding as of September 30, 2024 includes the Abeyance Shares from the July 2024 Financing, the exercise of which was prepaid and requires no further consideration for the delivery of the shares of common stock. Therefore, 97,000 of these Abeyance Shares are not included in the table above.

8. Subsequent Events

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the consolidated balance sheet date but before the consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after September 30, 2024, up through the date the Company issued the condensed consolidated financial statements.

F-36

Phio Pharmaceuticals Corp.

Up to 5,930,016 Shares of Common Stock

PROSPECTUS

           , 2025

PART II

Information Not Required in Prospectus

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable in connection with the registration of the Common Stock hereunder. All amounts other than the SEC registration fees are estimates.

Item	Amount to be paid
SEC registration fees		$3,150.36
Legal fees and expenses		30,000.00
Accounting fees and expenses		[28,000.00	]
Printing and miscellaneous expenses		2,000.00
Total	$	[___]

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent authorized or permitted by the DGCL or any other applicable law as now or hereafter in effect any person made, or threatened to be made, a defendant or witness to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that he or she is or was a director of our corporation or by reason of the fact that such director, at our request, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity. Our amended and restated certificate of incorporation also provides that no amendment or repeal of the amended and restated certificate of incorporation will apply to or have any effect on any right to indemnification provided in the amended and restated certificate of incorporation with respect to any acts or omissions occurring prior to such amendment or repeal.

As permitted by the DGCL, our bylaws, as amended, provide that we will indemnify to the fullest extent authorized or permitted by applicable law as now or hereafter in effect any person who was or is made, or is threatened to be made, a party or is otherwise involved in any action, suit or proceeding (whether civil, criminal, administrative or investigative), by reason of the fact that he or she (or a person for whom he or she is the legal representative) is or was a director or officer of our corporation, is or was serving at our request as a director, officer, employee, member, trustee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise.

Consequently, no director of our corporation will be personally liable to our corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. However, notwithstanding the preceding sentence, a director will be liable to the extent provided by the DGCL (1) for any breach of the director’s duty of loyalty to our corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for payments of unlawful dividends or for unlawful stock repurchases or redemption, or (4) for any transaction from which the director derived an improper personal benefit.

We have entered into indemnification agreements with each of our executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which a right to indemnification is available.

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We also maintain insurance on behalf of any person who is or was our director, officer, trustee, employee or agent or serving at our request as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of his or her status as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, or persons who control us, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act.

On November 16, 2022, we entered into a subscription and investment representation agreement with Robert J. Bitterman, our President and Chief Executive Officer, who is an accredited investor, pursuant to which we agreed to issue and sell one share of our Series D Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”), to Mr. Bitterman for $1,750 in cash. The sale closed on November 16, 2022. The share of our Series D Preferred Stock was entitled to at such time 17,500,000 votes per share exclusively with respect to any proposal to amend our amended and restated certificate of incorporation to effect a reverse stock split of our Common Stock (“Reverse Stock Split”). The terms of our Series D Preferred Stock provided that it would be voted, without action by the holder, on any such proposal in the same proportion as shares of our Common Stock were voted. The share of our Series D Preferred Stock otherwise had no voting rights except as otherwise required by the DGCL. Under its terms, the outstanding share of our Series D Preferred Stock was to be redeemed in whole, but not in part, at any time: (i) if such redemption was approved by our Board of Directors in its sole discretion or (ii) automatically and effective upon the approval by our stockholders of a Reverse Stock Split. Upon such redemption, the holder of the share of our Series D Preferred Stock was entitled to receive consideration of $1,750 in cash. The share of our Series D Preferred Stock was redeemed in whole on January 4, 2023, upon the approval by our stockholders of a Reverse Stock Split.

On April 18, 2023, we entered into a securities purchase agreement relating to the registered direct offering and sale of 39,331 shares of our Common Stock at a purchase price of $50.85 per share to certain accredited and institutional investors. In a concurrent private placement, we also issued warrants with a five and one-half year term to purchase up to 39,331 shares of Common Stock at an exercise price of $48.60 per share and warrants with an eighteen month term to purchase up to 39,331 shares of Common Stock at an exercise price of $48.60 per share to the same accredited and institutional investors. In connection with this offering, we also issued warrants to purchase up to 2,950 shares of our Common Stock at an exercise price of $63.56 to our placement agent.

On May 31, 2023, we entered into a securities purchase agreement relating to (a) the registered direct offering and sale of 25,961 shares of our Common Stock at a purchase price of $38.52 per share to certain accredited and institutional investors and (b) a concurrent private placement to the same accredited and institutional investors, in which we issued 8,000 shares of unregistered Common Stock at a purchase price of $38.52 per share, unregistered pre-funded warrants to purchase up to 69,881 shares of Common Stock at a purchase price of $38.511 per share and with an exercise price of $0.009 per share, unregistered warrants with a five and one-half year term to purchase up to 103,842 shares of Common Stock at an exercise price of $36.27 per share and unregistered warrants with an eighteen month term to purchase up to 103,842 shares of Common Stock at an exercise price of $36.27 per share. In connection with this offering, we also issued warrants to purchase up to 7,788 shares of our Common Stock at an exercise price of $48.15 per share to our placement agent.

On December 6, 2023, we entered into an inducement letter agreement (the “December 2023 Inducement Letter Agreement”) with certain holders of certain of our existing warrants to purchase up to an aggregate of 236,695 shares of our Common Stock originally issued to the holders on dates between October 2018 and June 2023 with an exercise price of $48.60 or $36.27 per share, as applicable (the “December 2023 Existing Warrants”). Pursuant to the December 2023 Inducement Letter Agreement, each of the holders agreed to exercise for cash the December 2023 Existing Warrants at a reduced exercise price of $11.97 per share in consideration of our agreement to issue new unregistered five and one-half year term warrants to purchase up to 252,258 shares of Common Stock at an exercise price of $9.72 per share and new unregistered eighteen month term warrants to purchase up to 221,132 shares of Common Stock at an exercise price of $9.72 per share. In connection with the December 2023 Inducement Letter Agreement, we also issued warrants to purchase up to 17,752 shares of our Common Stock at an exercise price of $14.96 per share to our placement agent.

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On July 11, 2024, we entered into inducement letter agreements (the “July 2024 Inducement Letter Agreements”) with certain holders of certain of our existing warrants to purchase up to an aggregate of 545,286 shares of our Common Stock, originally issued to the holders in February 2020 through December 2023, having exercise prices between $324.00 and $9.72 per share (the “July 2024 Existing Warrants”). Pursuant to the July 2024 Inducement Letter Agreements, the holders agreed to exercise for cash the July 2024 Existing Warrants at a reduced exercise price of $5.45 per share in consideration of our agreement to issue new unregistered five and one-half year term warrants to purchase up to 583,098 shares of Common Stock at an exercise price of $5.45 per share and new unregistered eighteen month term warrants to purchase up to 507,474 shares of Common Stock at an exercise price of $5.45 per share, each issued and sold at a price of $0.125 per warrant share. In connection with the July 2024 Inducement Letter Agreements, we also issued warrants to purchase up to 40,896 shares of our Common Stock at an exercise price of $6.8125 per share to our placement agent.

On December 19, 2024, we entered into a securities purchase agreement relating to (a) the registered direct offering and sale of 437,192 shares of our Common Stock at a purchase price of $2.635 per share to certain accredited and institutional investors and (b) a concurrent private placement to the same accredited and institutional investors, in which we issued unregistered warrants with a five year term to purchase up to 437,192 shares of Common Stock at an exercise price of $2.51 per share. In connection with this offering, we also issued warrants to purchase up to 32,789 shares of our Common Stock at an exercise price of $3.2938 per share to our placement agent.

On December 23, 2024, we entered into a securities purchase agreement relating to (a) the registered direct offering and sale of 240,000 shares of our Common Stock at a purchase price of $2.00 per share to certain accredited and institutional investors and (b) a concurrent private placement to the same accredited and institutional investors, in which we issued unregistered warrants with a five year term to purchase up to 240,000 shares of Common Stock at an exercise price of $2.00 per share. In connection with this offering, we also issued warrants to purchase up to 18,000 shares of our Common Stock at an exercise price of $2.50 per share to our placement agent.

On January 13, 2025, we entered into a securities purchase agreement relating to (a) the registered direct offering and sale of 1,063,670 shares of our Common Stock at a purchase price of $3.00 per share to certain accredited and institutional investors and (b) a concurrent private placement to the same accredited and institutional investors, in which we issued unregistered warrants with a twenty-four month term to purchase up to 2,127,340 shares of Common Stock at an exercise price of $3.00 per share. In connection with this offering, we also issued warrants to purchase up to 79,775 shares of our Common Stock at an exercise price of $3.75 per share to our placement agent.

On January 14, 2025, we entered into a securities purchase agreement relating to (a) the registered direct offering and sale of 833,335 shares of our Common Stock at a purchase price of $3.00 per share to certain accredited and institutional investors and (b) a concurrent private placement to the same accredited and institutional investors, in which we issued unregistered warrants with a twenty-four month term to purchase up to 1,666,670 shares of Common Stock at an exercise price of $3.00 per share. In connection with this offering, we also issued warrants to purchase up to 62,500 shares of our Common Stock at an exercise price of $3.75 per share to our placement agent.

On January 16, 2025, we entered into a securities purchase agreement relating to (a) the registered direct offering and sale of 610,000 shares of our Common Stock at a purchase price of $3.00 per share to certain accredited and institutional investors and (b) a concurrent private placement to the same accredited and institutional investors, in which we issued unregistered warrants with a twenty-four month term to purchase up to 1,220,000 shares of Common Stock at an exercise price of $3.00 per share. In connection with this offering, we also issued warrants to purchase up to 45,750 shares of our Common Stock at an exercise price of $3.75 per share to our placement agent.

Unless otherwise noted, all of the transactions described in Item 15 were exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act, or Regulation D promulgated thereunder, in that such sales did not involve a public offering.

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Item 16. Exhibits and Financial Statement Schedules

Exhibits

Exhibit		Incorporated by Reference Herein
Number	Description	Form	Date

3.1	Amended and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	November 19, 2018

3.2	Certificate of Amendment to the Amendment and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2020

3.3	Certificate of Amendment to the Amendment and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	January 25, 2023

3.4	Certificate of Designation of Series D Preferred Stock, dated November 16, 2022.	Current Report on Form 8-K (File No. 001-36304)	November 16, 2022

3.5	Certificate of Amendment to the Amendment and Restated Certificate of Incorporation of Phio Pharmaceuticals Corp.	Current Report on Form 8-K (File No. 001-36304)	July 2, 2024

3.6	Amended and Restated Bylaws of Phio Pharmaceutical Corp.	Current Report on Form 8-K (File No. 001-36304)	May 2, 2022

4.1	Form of Warrant.	Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-221173)	September 28, 2018

4.2	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	November 19, 2019

4.3	Form of Warrant.	Current Report on Form 8-K (File No. 001-36304)	February 6, 2020

4.4	Form of Warrant.	Current Report on Form 8-K (File No. 001-36304)	February 13, 2020

4.5	Form of Underwriter Warrant.	Current Report on Form 8-K (File No. 001-36304)	February 13, 2020

4.6	Form of Warrant.	Current Report on Form 8-K (File No. 001-36304)	April 2, 2020

4.7	Form of Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 25, 2021

4.8	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	February 17, 2021

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4.9	Form of Series A Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	April 20, 2023

4.10	Form of Series B Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	April 20, 2023

4.11	Form of Series A Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

4.12	Form of Series B Common Stock Warrant.	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

4.13	Form of Series A/B Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 8, 2023

4.14	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 8, 2023

4.15	Form of Series C/D Warrant.	Current Report on Form 8-K (File No. 001-36304)	July 12, 2024

4.16	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	July 12, 2024
4.17	Form of Series E Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 20, 2024

4.18	Form of Series F Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 26, 2024
4.19	Form of Series G Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2025

4.20	Form of Series H Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 15, 2025

4.21	Form of Series I Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 17, 2025

4.22	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 20, 2024

4.23	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	December 26, 2024

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4.24	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2025

4.25	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 15, 2025

4.26	Form of Placement Agent Warrant.	Current Report on Form 8-K (File No. 001-36304)	January 17, 2025

4.27	Description of Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934.	Annual Report on Form 10-K (File No. 001-36304)	March 26, 2020

5.1	Opinion of Hogan Lovells US LLP. *

10.1	Patent and Technology Assignment Agreement between RXi Pharmaceuticals Corporation (formerly RNCS, Inc.) and Advirna, LLC, effective as of September 24, 2011.	Registration Statement on Form S-1 (File No. 333-177498)	October 25, 2011

10.2	Phio Pharmaceuticals Corp. 2020 Long Term Incentive Plan, as amended and restated.#	Current Report on Form 8-K (File No. 001-36304)	June 21, 2024

10.3	Form of Restricted Stock Unit Award under the Company’s 2020 Long Term Incentive Plan.#	Annual Report on Form 10-K (File. 001-36304)	March 25, 2021

10.4	Form of Nonqualified Stock Option Award under the Company’s 2020 Long Term Incentive Plan.#	Annual Report on Form 10-Q (File. 001-36304)	November 9, 2023

10.5	Phio Pharmaceuticals Corp. 2012 Long Term Incentive Plan.#	Quarterly Report on Form 10-Q (File No. 001-36304)	November 12, 2019

10.6	Form of Incentive Stock Option Award under the Company’s 2012 Long Term Incentive Plan, as amended.#	Registration Statement on Form S-1 (File No. 333-191236)	September 18, 2013

10.7	Form of Non-Qualified Stock Option Award under the Company’s 2012 Long Term Incentive Plan, as amended.#	Registration Statement on Form S-1 (File No. 333-191236)	September 18, 2013

10.8	RXi Pharmaceuticals Corporation Employee Stock Purchase Plan.#	Registration Statement on Form S-8 (File No. 333-277013)	August 24, 2018

10.9	Form of Indemnification Agreement.#	Amendment No. 3 to the Registration Statement on Form S-1 (File No. 333-177498)	January 23, 2012

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10.10	Employment Agreement, dated February 20, 2023, by and between Phio Pharmaceuticals Corp. and Robert Bitterman.#	Current Report on Form 8-K (File No. 001-36304)	February 22, 2023

10.11	Offer Letter, executed July 16, 2024, by and between Phio Pharmaceuticals Corp. and Robert M. Infarinato. #	Current Report on Form 8-K (File No. 001-36304)	August 1, 2024

10.12	Registration Rights Agreement, dated January 21, 2021, by and between the Company and the Purchasers signatory therein.	Current Report on Form 8-K (File No. 001-36304)	January 25, 2021

10.13	Form of Securities Purchase Agreement, dated April 18, 2023, by and between the Company and each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	April 20, 2023

10.14	Form of Securities Purchase Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto (Registered Direct Offering).	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

10.15	Form of Securities Purchase Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto (PIPE Private Placement).	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

10.16	Form of Registration Rights Agreement, dated May 31, 2023, by and between the Company and each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	June 2, 2023

10.17	Form of Inducement Letter Agreement, dated July 11, 2024, by and between Phio Pharmaceuticals Corp. and the Holders.	Current Report on Form 8-K (File No. 001-36304)	July 12, 2024

10.18	Form of Securities Purchase Agreement, dated December 19, 2024, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	December 20, 2024

10.19	Form of Securities Purchase Agreement, dated December 23, 2024, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	December 26, 2024

10.20	Form of Securities Purchase Agreement, dated January 13, 2025, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	January 14, 2025

10.21	Form of Securities Purchase Agreement, dated January 14, 2025, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	January 15, 2025

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10.22	Form of Securities Purchase Agreement, dated January 16, 2025, by and between Phio Pharmaceuticals Corp. and the each of the Purchasers signatory thereto.	Current Report on Form 8-K (File No. 001-36304)	January 17, 2025

23.1	Consent of BDO USA, P.C., an Independent Registered Public Accounting Firm. *

23.2	Consent of Hogan Lovells US, LLP (included within Exhibit 5.1). *

24.1	Powers of Attorney (included on the signature page of Part II of the Registration Statement on Form S-1).*

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

107	Filing Fee Table *

*	Filed herewith.
#	Indicates a management contract or compensatory plan or arrangement.

Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto incorporated by reference herein.

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Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned Registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Marlborough, Massachusetts, on January 21, 2025.

PHIO PHARMACEUTICALS CORP.

By:	/s/ Robert Bitterman
Robert Bitterman
President and Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Bitterman as attorney-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Robert J. Bitterman Robert J. Bitterman	President, Chief Executive Officer and Director (Principal Executive Officer)	January 21, 2025

/s/ Robert Infarinato Robert Infarinato	Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 21, 2025

/s/ Patricia Bradford Patricia Bradford	Director	January 21, 2025
/s/ Robert L. Ferrara Robert L. Ferrara	Director	January 21, 2025

/s/ Jonathan E. Freeman Jonathan E. Freeman, Ph.D.	Director	January 21, 2025

/s/ Curtis A. Lockshin Curtis A. Lockshin, Ph.D.	Director	January 21, 2025

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